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                     STANDARD OFFICE LEASE AGREEMENT (GROSS)

THIS LEASE AGREEMENT (hereinafter called the "Lease Agreement") made as of the 3rd day of March, 1999, by and between TIMESHARE SYSTEMS INC., a Minnesota corporation, having offices at 511 Eleventh Avenue South, Minneapolis, Minnesota, 55415 (hereinafter called the "Landlord"), and Advanced Telecommunications Inc., a Minnesota corporation (hereinafter called the "Tenant").

                                    WITNESSTH

     FOR AND IN CONSIDERATION of the sum of One Dollar ($l.00) in hand paid by each of the parties to each other, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, Landlord does hereby lease and let unto Tenant, and Tenant does hereby lease and let unto Tenant, and Tenant does hereby hire, lease and take from Landlord, that area outlined in red on Exhibit A-1 attached hereto, and by this reference incorporated herein, and described as Suite 333, 340, 343, 348 and 367, collectively containing approximately 5,071.5 rentable square feet of area (collectively referred to as the "Five Suites"), Suite 334, containing approximately 1,046.5 rentable square feet of area ("Suite 334"); the approximate East Half of Suite 325 (as shown on Exhibit A-1) containing approximately 5,487.8 rentable square feet of area ("Suite 325E"), and the approximate West Half of 325 containing approximately 5,736.2 rentable square feet of area ("Suite 325W"), collectively the Five Suites, Suite 334, Suite 325E; and Suite 325W shall constitute the "Premises" provided such Suites shall not be deemed part of the Premises until the time permits as set forth in Article 5 below. The Premises are all located within the building at 511 11th Avenue South, (hereafter called the "Building") in the city of Minneapolis, County of Hennepin, State of Minnesota. The term Building as it is used herein shall consist of the land and the building(s) set forth in Exhibit A-2 hereto. The Premises shall be measured from the outside of the exterior or corridor walls and from the center of demising walls to obtain the useable area of the Premises, which shall be multiplied by a factor of 1.15 to arrive at the rentable area of the Premises. The parties may measure the premises at any time, but unless the rentable area differs by more or less than 10% the rental amounts set forth below shall not be adjusted.

ARTICLE 1 - TERM AND PRIOR LEASE

     A. To have and to hold said Premises for a term of ten (10) years, commencing upon the earlier of: i) June 1, 1999; or ii) the date on which Tenant occupies any portion of the Premises for the conduct of its business; and terminating on May 31, 2009 (hereinafter called the "Term") upon the rentals and subject to the conditions set forth in this Lease Agreement, and the Exhibits attached hereto. The commencement and termination dates are specifically subject to the provisions of Article 5 hereof.

     B. Tenant shall have the right to renew the Term of the Lease Agreement for two (2) periods of five (5) years each ("Renewal Terms"), subject to the following terms, covenants or conditions: i) Tenant shall not be in default beyond any applicable grace period in the performance of any of the terms, covenants or conditions of this Lease Agreement, either at the time of the exercise of the right to renew or at the commencement of the applicable Renewal Term; ii) the Renewal Term(s) shall be on the same terms, covenants and conditions as provided in this Lease Agreement, except the Minimum Rental during the Renewal Term shall be at the rates as at forth in the table in Paragraph 3B and there shall be no further renewal right after the commencement of the second Renewal Term; and iii) Tenant shall exercise its right to renew by giving written notice thereof to Landlord at least nine (9) calendar months prior to the expiration of the initial Term or first Renewal Term, as the case may be, time being of the essence. If Tenant fails to notify Landlord in the manner and within the time as provided in this paragraph, Tenant's right to renew this Lease Agreement shall expire and become null and void. If Tenant fails to exercise the first Renewal Term, then the following Renewal Term shall also terminate.

     C. The parties acknowledge that Tenant currently has possession of approximately 7061 rentable square feet of space on the 4th floor of the Building denominated Suite 409 ("Suite 409"), pursuant to a lease dated March 3,1999 (the "Prior Lease"). The Parties agree that upon the commencement of the Term of this Lease Agreement, the Prior Lease shall terminate and be of no further force or effect without further act or deed of the parties, however, notwithstanding the foregoing, all rentals due under the Prior Lease shall be paid through June, 1999 and no rentals under this Lease Agreement shall commence until July, 1999; and provided further any other obligations under the Prior Lease which accrue prior to the commencement of the Term of this Lease sha11 continue until satisfied. As at the commencement of the term of this Lease Agreement, Tenant shall surrender possession of Suite 409 in the condition required by Article 19, "Surrender" of the Prior Lease. As of the commencement of the Term of this Lease Agreement, Tenant shall and hereby does transfer, convey, quitclaim and assign to Landlord all of its rights and interests in and to Suite 409 and all improvements located therein; provided the foregoing does not in any way relieve Tenant from its obligations under said Article 19, with respect to Suite 409.

ARTICLE 2 - USE

     A. The Premises shall be used by the Tenant solely for the following purposes: General office purposes, including executive corporate and general offices; In addition Tenant shall be entitled, subject to obtaining such approvals as may be required from any governmental authorities which may have jurisdiction thereof, to install, operate and maintain telecommunications equipment, including telecommunication switching operations and related facilities utilized in connection with Tenant's telecommunications business. No other use of the Premises shall be allowed.

     B. Landlord acknowledges that in connection with Tenant's use of the Premises, it shall be installing specialized telecommunication equipment, and various electrical equipment and facilities associated therewith ("Telecommunications Equipment"). Tenant shall be solely responsible for ensuring that the Telecommunications Equipment can be operated consistent with Landlord's current facilities and utilities and Tenant shall be solely responsible for any special utility requirements created by the Telecommunications Equipment (such as, but not limited to: all electrical power utilized thereby, additional cooling requirements, uninterrupted power sources, etc.) the installation of which shall be governed by Article 4 below. Tenant shall also be solely responsible to ensure that any electrical/magnetic field ("EMF") is not emitted beyond the Premises at levels exceeding those acceptable by the Food and Drug Administration for persons with pacemakers or other electronic prosthetics (5 goss or 5,1000 miligoss). In all events, Tenant shall indemnify, defend with counsel of Landlord's selection, and save Landlord harmless from any claims for injury to a person or damage to property asserted by any person against Landlord, its agents or employees by reason of any EMF emitted from or created by the Telecommunications Equipment. In addition, Tenant hereby assumes all risk in connection with the presence of all EMF within the Premises and hereby releases Landlord from any and all liability or responsibility to Tenant, its agents, employees, constructors or anyone claiming through or under Tenant by way of subrogation or otherwise for the loss or damage to property or injury to persons arising out of or relating to EMF.

     C. Tenant and its "Affiliates" (as defined in Article 15 below) shall have the right to provide telecommunication services to other tenants in the Building on a non-exclusive basis with other providers of such services; provided all such tenants shall be able to freely choose their telecommunications provider, and Tenant shall not solicit such tenants (in person) except with Landlord's prior approval.

ARTICLE 3 - RENTALS

     A. Tenant agrees to pay to Landlord as minimum rental (hereinafter called "Minimum Rental") for the Premises, without notice set-off or demand, during the Term, and if properly exercised, each of the two Renewal Terms, at the rate as set forth in the table in Paragraph 3B below. During any given period during the Term the appropriate Rental Rate, as set forth below, shall be multiplied by the number of actual rentable square feet of area as existing within the Premises, and the resultant product shall be divided by 12 to arrive at the monthly Minimum Rent installed to be payable during the corresponding time period in which the Premises contains said same number of rentable square feet of area. Said monthly installments to be due and payable by Tenant in advance on the first day of each calendar month during the Term of this Lease Agreement, or any extension or renewal thereof, at the office of Landlord set forth in the preamble to this Lease Agreement or at such other place as Landlord may designate. In the event of any fractional calendar month, Tenant shall pay for each day in such partial month a rental equal to 1/30 of the Minimum Rental. Tenant agrees to pay, as Additional Rent, which shall be collectible to the same extent as Minimum Rental, all amount which may become due to Landlord hereunder and any tax, charge or fee that my be levied, assessed or imposed upon or measured by the rents reserved hereunder by any government authority acting under any present or future law before any fine, penalty, interest or costs may be added thereto for non-payment.

     B. The scheduled Minimum Rentals to be paid by Tenant are as follows:

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     B. The scheduled Minimum Rentals to be paid by Tenant are as follows:


Time Period                           Per Annum Minimum     Monthly Minimum Rate
                                         Rental Rate
                                      per Rentable Square
                                     Foot of Area Contained
                                      within the Premises


Commencement Date until second                $17.50             $10,297.30
anniversary thereof

second anniversary of Term until the          $18 50             $10,885.70
fourth anniversary

fourth anniversary of Term until the sixth    $19.50             $11,474.10
anniversary

sixth anniversary of Term until the           $20.50             $12,062.50
eighth anniversary

eighth anniversary of Term until the          $21.5O             $l2.650.95
tenth anniversary

First Renewal Term, if applicable, until      $22.50             $13,239.35
the twelfth anniversary

twelfth anniversary of Term until the         $23.5O             $13,827.75
fourteenth anniversary

fourteenth anniversary of Term until the      $24.50             $14,416.20
fifteenth anniversary

Second Renewal Term, if applicable, until     $25.50             $15,004.60
the sixteenth anniversary

sixteenth anniversary of Term until the       $26.50             $15,593.00
eighteenth anniversary

eighteenth anniversary of Term until the      $27.50             $16,181.45
end of the Second Renewal Term


ARTICLE 4 - CONSTRUCTION

     A. Tenant has provided or shall provide Landlord with plans and/or a description for permanent improvements to modify the Premises to accomodate Tenant's intended use (hereafter called the "Preliminary Plans"), which Preliminary Plans are subject to Landlords approval, which approval shall not be unreasonably withheld or delayed. Subject to the further written approval of Landlord, which approval also shall not be unreasonably withheld or delayed, Tenant shall make such modifications to the Preliminary Plans as it shall require (hereinafter called "Final Plans"). The Final Plans shall be deemed approved by Landlord if Landlord fails to make objections thereto within the later of five (5) days of receipt of such Final Plans from Tenant or the date of execution of this Lease Agreement. Tenant agrees to make its architect and engineers available to Landlord for purposes of responding to questions of Landlord regarding the Preliminary and Final Plans and their impact upon the Building. Upon receipt of the Final Plans, Tenant shall obtain bids from the various contractors and subcontractors needed to perform the work contemplated by the Final Plans ("Work"). The general contractor, construction manager and major subcontractors contemplated by Tenant shall be first approved by Landlord, which approval shall not be unreasonably withheld or delayed. Tenant shall furnish to the Landlord a written statement certified by Tenant and the general contractor who shall perform the Work listing all subcontractors and suppliers regarding the Work. Upon submission of such certification, Tenant shall have the right and license to enter the Premises to do the Work, subject to all the provisions of this Lease Agreement, except that the Term and the commencement of rentals shall not commence except pursuant to Paragraph 1A above. Tenant shall be responsible for constructing the improvements as shown on the Final Plans (hereafter called "Tenant Improvements") at Tenant's sole cost and expense. Article 27 below, and Tenant's obligations thereunder shall specifically be applicable to the Tenant Improvements and all Work performed or to be performed by Tenant. Tenant acknowledges that the Work shall begin with Premises in the current "as is" condition with the exception of the following ("Landlord's Work"): the Premises shall be in broom-clean condition. After completion of the Tenant Improvements, Tenant shall supply to Landlord lien waivers from all suppliers, subcontractors and other entities listed on the sworn construction statement, together with a blanket lien waiver from Tenant's contractor for the full amount of the Work. Within ninety (90) days subsequent to the commencement of the Term, Tenant, shall submit in writing to Landlord a list ("Tenant's Equipment") of any equipment and/or fixtures it deems to be "trade fixtures" and which Tenant shall be removing at the end of the Term (or last Renewal Term, if applicable). In no event shall any Tenant Improvement which alters any existing Building system or any Building equipment servicing more than just the Premises be included as Tenant's Equipment. If no list is so submitted to Landlord then none of the equipment and improvements installed by Tenant shall be deemed trade equipment nor removable by Tenant at the end of the Term, unless it is covered by a separate license agreement between Landlord and Tenant. If Tenant desires to add equipment not shown on the Final Plans (whether during the performance of Tenant's Work or subsequently during the Term or any Renewal Term) then it shall supplement Tenant's Equipment List prior to the installation of such equipment. Landlord, in connection with its approval of the Final Plans, shall provide Tenant with a list of those improvements which Landlord will require Tenant to remove at the end of the Term (or last Renewal Term, if applicable) pursuant to Article 19 below. Any Tenant Improvements not on such list, or if Landlord fails to supply such list to Tenant prior to the completion of the Tenant Improvements, then Landlord shall be deemed to have waived its sights under Article 19 to required Tenant to so remove such Tenant Improvements.

     B. The parties acknowledge that the Tenant's Work shall include the following matters (whether or not included within the Final Plans):


     1. the following electrical systems requirements:

          (i) reconfiguring the power distribution system in connection with the power to be distributed to the "Electrical Room" (as defined below) including installation of electrical grounding facilities connected to the Building's water main, provided the same does not violate any city ordinance and any necessary consents from the City of Minneapolis are obtained by Tenant, at its sole cost and expense;

          (ii) providing of A/C electric capacity delivered to a pull box within the Premises at a capacity for Tenant's needs (such electrical capacity may exist, but Tenant is responsible for verifying same, as well as confirming that such is sufficient for its needs, including the "Tenant Generator", as defined below). If Tenant determines that its electrical requirements exceed the existing service to the Premises, Tenant shall be entitled to, at its sole cost and expense, increase such capacity, provided it obtains the necessary governmental approvals and no additional costs for service fees are incurred by Landlord. Landlord agrees to cooperate with any applications Tenant may be required to make to any appropriate governmental agencies and/or public utility providers in connection therewith, provided the same shall be without cost to Landlord;

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     (iv) Tenant shall install for the Premises (including the Electric Room)
electric submeter for all electrical usage therein;

     2. installation of the following:

     (i) Tenant shall cause to be removed modular interior walls, from within the Premises, if there are any, and store the same inside the Premises (or at such other storage location as designated by Landlord) until the completion of Tenant's Work, at which time said removed modular interior walls (together with any additional modular interior walls Landlord may have in storage) shall be made available by Landlord to Tenant for installation of offices and rooms (including the Electrical Room) utilizing Landlord's modular walls, to the extent Tenant so desires;

     (ii) installation of floor covering and wall coverings pursuant to Final Plan;

    (iii) extension of the demising walls above the ceiling to the deck of the roof, pursuant to Final Plan.

     (iv) installation of cabling and conduit from the Premises to Tenant's telecommunication antennae and related equipment on the roof of the Building (which placement, location and maintenance of such equipment shall be governed by a separate license agreement in the form of Exhibit B attached hereto and incorporated herein by reference). Tenant agrees that at no time during the Term shall it use, license or otherwise agree to utilize any space upon the Building or land upon which it is located for antennae space, except pursuant to Exhibit B, and in no event shall it use, license, utilize or rent space from other tenants or licencees of the Building without the consent of Landlord, which consent may be conditioned upon payment of reasonable fees to Landlord;

     (v) use of the Building's existing conduit and riser space and in the event existing conduit is not available, the installation of conduit and cabling from the Electric Room to Tenant's network outside of the Building. In connection therewith Landlord shall cooperate with Tenant to locate and utilize an appropriate riser space from the Premises to other necessary levels of the Building, such cooperation may include core drilling (subject to Paragraph 4C below). Tenant shall also have the right to construct dual telecommunication conduit entrances to the Building (as reasonably approved by Landlord), which may include the removal and replacement of curbing and/or sidewalks, and trenching and repairing portions of the parking lot and/or other common areas, all subject to Paragraph 4C below. Tenant agrees to cooperate and coordinate with other tenants of the Building desiring or constructing such dual telecommunication conduit entrances. Notwithstanding anything contained in this Lease Agreement to the contrary, all cabling and conduit, located on the exterior of the Premises shall become the property of Landlord upon the expiration of the Term and shall be surrendered with the Premises.

     (vi) Tenant may remove any demising walls between or among the Five Suites and/or Suite 334 and/or Suite 325E. At such time as possession to State 325E is delivered to Tenant, Tenant shall construct a temporary demising wall to separate Suite 325E from Suite 325W at the approximately location as shown by the dotted line on Exhibit A-1. Said temporary demising wall shall be pursuant to plans to be approval by Landlord, which approval shall not be unreasonably withheld or denied.

     3. installation of the following heating, ventilation, air conditioning systems, equipment or facilities ("HVAC"):

     (i) installation of such plumbing, cables, controls and accessory equipment to connect the Electrical Room to the Building's chiller equipment pursuant to the provisions of the license agreement set forth in Exhibit E attached hereto and to which the parties hereby agree to be bound.

    (ii) such equipment to provide Tenant's necessary HVAC capacity to the Premises, including but not limited to, condensers on the exterior of the Building, or on the roof of the Building, at such location as approved by Landlord ("Cooling Equipment"). If such Cooling Equipment is necessary, it shall be subject to availability of space and Tenant shall pay for such space at the same per square foot as is set forth in the table of Article 3.

   (iii) in connection with the Cooling Equipment or other forms of cooling, such drains as Tenant deems necessary, subject to Paragraph 4C below.

    (iv) Tenant shall have the right to modify the Building's heating system servicing the Premises, subject to Paragraph 4C below.

     (v) Tenant may modify the duct work and other modifications to the Building's HVAC so as to service the office portions of the Premises.

     4. subject to the prior approval of Landlord, which approval shall not be unreasonably withheld or delayed, Tenant shall he entitled to reinforce the floor load capacity of the Premises. Tenant shall be responsible for assuring that its equipment and any of the Work performed within the Premises does not exceed the floor capacities of the Building and/or Premises and Tenant shall indemnify and hold Landlord harmless from all damage, liability and costs (including reasonable attorneys' fees) in the event it over-loads the floor capacity of the Premises, but only to the extent it exceeds 8O ppf live weight and 20 ppf dead weight.

     5. Tenant stall have the right to modify the Buildings sprinkler system serving the Premises (including installation of a fire suppression system which may be independent of the Buildings system or have the system servicing the Premises modified to a dry pipe system), pursuant to Final Plans to be approved by Landlord.

     6. If Tenant desires to have the right to install an emergency generator (the "Tenant Generator") either (at Landlord's election) in an enclosed pad on the roof of the Building or at the exterior of the Building in a location approved by Landlord, the same shall be subject to the following:

     a. Tenant shall first obtain such governmental approval, authorizations and permits as are required to install and operate the Tenant Generator.

     b. All plans and specifications for the installation of the Tenant Generator and its connection to the Premises must be approved, in advance, by Landlord. The installation of the Tenant Generator shall be performed in a manner approved by Landlord. The Tenant Generator may consist of up to 350 KW diesel generator and up to a related 500 gallon fuel tank.

     c. Tenant shall pay the entire cost of installing the Tenant Generator, including any modifications to the generator area required to accommodate and screen the Tenant Generator.

     d. Tenant shall maintain the Tenant Generator and any related equipment, at its sole cost and expense, in good order and condition and will repair any damage to the Building and/or any other equipment caused by the Tenant Generator and/or its installation and/or removal. Landlord shall not be liable to Tenant or to any other person for any loss or damage to the Tenant Generator regardless of cause, other than the negligence or acts of Landlord, its agents or employees.

     e. Tenant shall have the right to install gas generator(s) in lieu of diesel. In either event: (i) any fuel tank shall be located above ground and within the frame of the generator, (ii) Tenant shall install such spill protection and other tank monitoring devices as shall be required by govennmental codes and regulations, (iii) Tenant shall provide Landlord with copies of all warranties and evidence of any testing required by law, and (iv) Tenant shall indemnify Landlord from and against any and all costs and liability arising from a leak from such fuel tank, including, without limitation, any clean-up costs.

     f. Upon the termination of the Lease Agreement, Tenant will have the right to remove the Tenant Generator, provided (i) the Tenant Generator is removed within five (5) days following the termination of the Lease Agreement, and (ii) Tenant shall repair all damage to the Building, landscaping and/or any other equipment caused by the removal of the Tenant Generator and shall restore the area to the condition as existing prior to such installation.


     g. The availability of appropriate exterior space, and Tenant shall pay for such space at the same per square foot rate as is set forth in the table of Article 3.

     C. All of Tenant's Work shall be performed in a good and workmanlike manner using first grade and new materials and to the extent any of such Work involves alteration or replacement of any existing equipment or facilities of the Building, Tenant shall use a standard and grade equal to or better than such existing equipment and facilities. To the extent any of Tenant's Work involves areas outside the Premises ("Exterior Work"), Tenant and its contractors shall coordinate all such Work with Landlord and Landlord's Building Manager, on a daily basis. All such Work, including the Exterior Work, shall be performed in a manner so as to not unreasonably disturb or interfere with the operations of the Building or other tenants of the Building; specifically, but not exclusively including, the performance of all such Work which may involve loud and/or instating noises, vibrations, dust and/or odors after normal business hours (as defined in Paragraph 7D below). In all events, whenever the Tenant's Work involves the alteration and/or interference with any of the Building's systems, including, but not limited to, electrical, water, HVAC, sprinkler, plumbing and life/health/safety systems, Tenant shall indemnify and hold Landlord harmless with respect to any interruption of such systems to other portions of the Building and/or other tenants and the continued operational integrity of such systems as a result of the Work. In all events, Tenant, at is sole cost and expense, shall obtain all applicable governmental approvals with respect to the installation or doing of all Work including the Exterior Work. Tenant shall cause its contractors and subcontractors to utilize only those parking areas designated by Landlord, and to the extent such use utilizes parking spaces, Tenant shall utilize its parking licenses (as set forth in Paragraph 14D and Exhibit C below) for such purposes and Tenant shall be responsible for the license fees due thereunder during such parking use by Tenant's contractors and subcontractors. Landlord agrees to cooperate, at no cost to it, with respect to the obtaining of any such governmental approvals, such cooperation, however, shall not extend to providing any concessions to the governmental authority with respect to zoning, parking or other restrictions relating to the Building.

     D. Landlord agrees to make such alterations to the common area restroom facilities on the first floor as necessary so as to put them in compliance with Title III of the Americans with Disabilities Act of 1990 ("ADA"). Tenant shall perform its Work so as to be in compliance with the ADA.

ARTICLE 5 - POSSESSION

     Except as otherwise provided, Landlord shall deliver possession to Tenant of the Five Suites on June 1, 1999. Landlord shall deliver to Tenant possession of Suites 334 and 325E on or about July 1, 1999 and Landlord shall deliver to Tenant possession of Suite 325W on or about September 1, 1999. Delivery of possession prior to the foregoing dates shall not affect the expiration date of this Lease Agreement. Failure of Landlord to deliver possession to any given suite by the dates above provided, due to any cause beyond Landlord's control, shall not affect the parties' obligations or liabilities hereunder, but such delay shall simply delay the adding of such suite to and to become part of the Premises until Landlord is able to so deliver possession of said suite to Tenant.

     Construction delays affecting Tenant's Work due to material shortages, strikes, or acts of God, or otherwise shall in no event postpone the date of commencement of the Term of this Lease Agreement nor of the payment of rentals. By occupying any given Suite constituting the Premises as a Tenant, or to install fixtures, facilities or equipment, or to perform the Work, Tenant shall be conclusively deemed to have accepted the same, except for any latent defects affecting the Building. Immediately after Tenant's completion of its Work for the entire Premises, Landlord and Tenant shall execute a ratification agreement which shall set forth the final Minimum Rental, the square footage of the Premises, and delivery of the Premises in the condition required by this Lease Agreement.

ARTICLE 6 - TENANT'S PRO RATA SHARE OF REAL ESTATE TAXES AND OPERATING EXPENSES
            ABOVE BASE

     A. Commencing with the first full calendar year subsequent to the commencement of the Term, during each full or partial calendar year during the Term of this Lease Agreement, Tenant shall pay to Landlord, as Additional Rental, the amounts by which actual Real Estate Taxes and Operating Expenses (both as hereafter defined) per square foot of rentable area in the Building multiplied by the number of square feet of rentable area in the Premises exceed the Real Estate Tax Base and the Operating Expense Base, respectively (both as hereafter defined) prorated for the period that Tenant occupied the Premises. In the event that during all or any portion of any calendar year, the Building is not fully rented and occupied Landlord may make any appropriate adjustment in occupancy-related Operating Expenses for such year for the purpose of avoiding distortion of the amount of such Operating Expenses to he attributed to Tenant by reason of variation in total occupancy of the Building, by employing sound accounting and management principles to determine Operating Expenses that would have been paid or incurred by Landlord had the Building been 100% rented and occupied, and the amount so determined shall be deemed to have been Operating Expenses for such year. As used herein, the "Real Estate Tax Base" shall be $l.ll per rentable square foot times the rentable square feet contained within the Premises, and the "Operating Expense Base" shall be $3.84 per rentable square foot times the rentable square feet contained within the Premises. If the actual Real Estate Taxes or Operating Expenses per square foot times the rentable square feet contained within the Premises are less than the Real Estate Tax Base or Operating Expense Base, respectively, Tenant shall not be entitled to any refund or credit.

     B. Commencing with the first full calendar year subsequent to the commencement of the Term, Landlord shall, each year during the Term of this Lease Agreement, give Tenant an estimate of Operating Expenses and an estimate of Real Estate Taxes payable per square foot of rentable area for the coming calendar year. If either such estimate exceeds the respective Real Estate Tax Base or Operating Expense Base (as defined above), Tenant shall pay, as Additional Rental, along with its monthly Minimum Rental payments required hereunder, one-twelfth (1/12) of such excess estimated Operating Expenses and/or Real Estate Taxes and such Additional Rental shall be payable until subsequently adjusted for the following year pursuant to this Article.

     C. As soon as possible after the expiration of each calendar year beginning with the first full calendar year subsequent to the commencement of the Term, but in any event no later than ninety (90) days following the close of the calendar year, Landlord shall determine and certify to Tenant the actual Operating Expenses and Real Estate Taxes for the previous year per square foot of rentable area in the Building and the amounts applicable to the Premises. If such statement shows that Tenant's share of increases in Operating Expenses and Real Estate Taxes over the Operating Expense Base and the Real Estate Tax Base, respectively exceeds Tenant's estimated monthly payments for the previous calendar year, then Tenant shall, within twenty (20) days after receiving Landlord's certification, pay such deficiency to Landlord. In the event of an overpayment by Tenant, such overpayment (not to exceed the amount of the estimated payments) shall be refunded to Tenant, at the time of certification, in the form of an adjustment in the Additional Rental next coming due, or if at the end of the Term by a refund. By written notice given to Landlord no later than six (6) months following delivery of the written certification of Landlord, Tenant shall have the right to audit, or have audited the written certification and the books and records from which such certification is derived. Tenant shall pay the costs of any such audit, unless it is determined that Tenant's overpayment was more than five percent (5%) of the actual amount in which case Landlord shall reimburse Tenant for the reasonable cost of the audit.

     D. For purposes of this Article, the term "Real Estate Taxes" means the total of all taxes, fees, charges and assessments, general and special, ordinary and extraordinary, foreseen or unforeseen, which become due and payable upon the Building. All reasonable costs and expenses incurred by Landlord during negotiations for or contests of the amount of Real Estate Taxes shall be included within the term "Real Estate Taxes." For purposes of this Article, the term "Operating Expenses" shall be deemed to mean all costs and expenses directly related to the Building incurred by Landlord in the repair, operation, management and maintenance of the Building including interior and exterior and common area maintenance, management fees, cleaning expenses, energy expenses, insurance premiums, and the amortization of capital investments made to reduce operating costs (including reroofing costs) or that are necessary due to governmental requirements, all in accordance with generally accepted accounting principles. Notwithstanding the foregoing, the parties acknowledge and agree that the janitorial services and electricity to the Premises shall be supplied by Tenant at its costs and/or submetered and paid for by Tenant ("Tenant Supplied Utilities") and Tenant acknowledges that it shall be given no credit against Operating Expenses for those portions of the Premises being serviced by Tenant Supplied Utilities. The following shall not be included in Operating
Expenses:

     (1) real estate brokerage and leasing commissions;

     (2) cost of alterations of any tenant's premises;

     (3) allowances or concessions provided to any tenant or occupant of the Building;

     (4) costs incurred to make major repairs or replacements of any defective initial construction of the Building and related appurtenances regardless of how such costs are characterized under generally accepted accounting principles;

     (5) legal expenses incurred in connection with the preparation or negotiation of leases, subleases, assignments or other lease-related documents with current, prior or prospective tenants or occupants of the Building;

     (6) marketing or advertising costs to solicit new tenants;

     (7) wages, salaries, fees, and fringe benefits paid to executive personnel or officers or partners of Landlord not having direct day to day responsibility for operating or providing services to the Building;

     (8) the cost, above any applicable deductible, of repairs or other work occasioned by fire, windstorm or other casualty of an insurable nature or by the exercise of eminent domain;

     (9) costs incurred for alterations, replacements or improvements that would be considered capital improvements under sound accounting and management principles consistently applied, except current amortization (together with interest of ten percent (10%) per annum on the unamortized amount) of the capital improvement cost over the reasonable useful life of the improvement where such capital improvement is reasonably necessary to improve the operation or maintenance efficiency of the Building or as otherwise expressly permitted above, provided that the amortization costs charged to direct costs for capital improvements to improve the operation or maintenance efficiency of the Building shall be limited to the estimated reduction in direct costs for the relevant years resulting from such capital improvements;

     (10) expenses in connection with services or other benefits of a type which are not provided or available to Tenant but which are provided to another tenant of the Building or to some other third party;

     (11) costs incurred due to violation by Landlord or any tenant of the Building of the terms or conditions of any lease;

     (12) Landlord's general overhead except as it directly relates to the management and operation of the Building;

     (13) all items and services for which any tenant reimburses Landlord or pays third persons;

     (14) ground lease rentals, principal or interest payments, refinancing charges or points, or penalties resulting from late payments by the Landlord, or depreciation;

     (15) costs incurred in connection with the cure or correction of latent defects at the Building and cost incurred in connection with the clean-up of Hazardous Substances from the Project or Building;

     (16) Landlord's cost of services sold separately to tenants for which Landlord is entitled to be reimbursed by such tenants as an additional charge;

     (17) costs incurred in connection with negotiations or disputes with tenants of the Building;

     (18) costs incurred in connection with renovating or otherwise improving or decorating leased space for other tenants or other occupants or vacant tenant space, other than common areas;

     (19) any particular item or service for which Tenant otherwise reimburses Landlord by direct payment;

     (20) any expense for which Landlord is compensated through proceeds of insurance or agreements of indemnity or surety bonds or guaranties;

     (21) any fines or penalties incurred due to actual or alleged violations by Landlord of any governmental rule or authority,

     (22) cost of legal, accounting and other professional services incurred by Landlord in connection with leasing activities or other activities which are not Operating Expenses, and costs of audits of any kind performed by tenants;

     (23) any bad debt loss, rent loss, or reserves for bad debt or rent loss;

     (24) Landlord's general corporate overhead and general administrative expenses; and

     (25) Costs arising from Landlord's charitable or political contributions.

     E. Landlord may at any time designate a fiscal year in lieu of a calendar year and in such event, at the time of such a change, there may be a billing for the fiscal year which is less than 12 calendar months.

     F. Landlord reserves, and Tenant hereby assigns to Landlord, the sole and exclusive right to contest, protest, petition for review, or otherwise seek a reduction in the Real Estate Taxes. In the event of any reductions in the Real Estate Taxes due to Landlord's contesting the same which relate to taxes due and payable for a year during the Term, such tax reduction, after payment of Landlord's costs and expenses incurred in connection with effectuating such reduction, shall be retroactively given effect, and Tenant shall be refunded its Proportionate Share of said reduction (but not below the Real Estate Tax Base).

     G. Landlord shall keep and maintain records of all Operating Expenses, Real Estate Taxes for a period of not less than two (2) years, which records shall be made available to Tenant at reasonable times at Landlord's offices for inspection and copying by Tenant or its representatives, at Tenant's cost. If Tenant in good faith disputes the accuracy of the total amount of Operating Expenses or Real Estate Taxes, Tenant may audit Landlord's books and records by Tenant's representative. If such audit establishes that any of the actual Operating Expenses or Real Estate Taxes are less than Landlord's final determination thereof by four percent (4%) or more, then Landlord shall pay the cost of such audit. Any over-charged or under-paid amounts shall be reimbursed by the responsible party with thirty (30) days following delivery of such audit to Landlord, provided Landlord does not contest the same. Any amounts payable pursuant to this Lease Agreement shall continue to be paid during the pendency of any audit or dispute, but upon final determination or resolution of such dispute, any amounts payable by one party to the other hereunder shall bear interest at the rate of eight percent (8%) per annum.

ARTICLE 7 - UTILITIES AND SERVICE

     A. Landlord agrees to provided water and sanitary sewer services to the common area restrooms of the Building, together with janitorial supplies and cleaning services to such restroom facilities.

     B. Landlord agrees to furnish heat during the usual heating season and air conditioning during the usual air conditioning season (provided Tenant does not remove and/or relocate the HVAC duct work serving the office areas of the Premises), as well as electricity and janitorial services to the office areas of the Premises (all specifically excluded from the Electrical Room), on a 24-hour basis. Electricity to the Premises shall be by separate submeter.

     C. No temporary interruption or failure of such services incidental to the making of repairs, alterations or improvements, or due to accidents or strike or conditions or events not under Landlord's control, shall be deemed as an eviction of the Tenant or relieve the Tenant from any of the Tenant's obligations hereunder. Notwithstanding the foregoing, if for any reason whatsoever, except due to force majeure or by any negligent act or omission or intentional misconduct of Tenant and as a result: (i) all or any portion of the Premises shall become untenantable (the "Untenantable Premises") for the normal conduct of Tenant's business for a period of three (3) consecutive days, (ii) Tenant shall vacate the Untenantable Premises and cease doing business therein (provided, however, that the continued presence of Tenant's security personnel therein for the purposes of preservation of Tenant's property shall not constitute a failure by Tenant to vacate the Untenantable Premises) and (iii) Tenant shall give notice to Landlord of the facts set forth in clauses (i) and
(ii) above, then in such event, the portion of the Rents allocable to the Untenantable Premises shall be fully abated for the period commencing on the day that all the conditions set forth in (i), (ii ) and (iii) above shall first be satisfied and ending on the date that the Untenantable Premises shall be rendered usable for the normal conduct of Tenant's business and Landlord shall have given notice thereof (or the date Tenant shall re-occupy the Untenantable Premises for the normal conduct of its business, if earlier).

     D. For the purposes of this Article 7, normal business hours shall be deemed to mean the period of time between 8:00 a.m. and 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. Saturdays, and specifically excluding Sundays and legal holidays. Landlord agrees that Tenant shall have access to the Premises 24 hours per day, 7 days per week, however, after normal business hours such access may be subject to the use of security cards and other rules and regulations which Landlord may adopt from time to time with respect to the Building, provided the same are reasonable and are equally applicable to all tenants of the Building.

     E. Tenant shall have the right to place telecommunications equipment of its customers within the Premises ("Co-Location") and such Co-Location shall not be deemed an assignment or sublease under the terms of this Lease Agreement regardless whether a written agreement exists between Tenant and its customers.

     F. Tenant agrees prior to such time as it installs its own Tenant Generator (and during such time after Tenant has so installed its own Tenant Generator) that it elects to continue to have available to it access to the Landlord's existing back-up emergency generator at no cost. Tenant shall pay to Landlord its proportionate costs of all maintenance repairs and replacement of the Building's back-up emergency generator. Such proportionate use shall be based on electrical connected load hooked up to said generator as compared to electrical connected load of other tenants within the Building hooked up to said generator.

     G. If the Tenant installs its own Tenant Generator, Tenant shall cooperate with the Landlord in load shedding and/or peak moving program when requested by the electric utility supplier (Northern States Power Company). Tenant acknowledges that compliance with Northern States Power Company's load shedding program has resulted in lower electrical charges to Landlord and is expected to result in lower electrical charges to Tenant.

ARTICLE 8 - NON-LIABILITY OF LANDLORD

     Except in the event of negligence of Landlord, its agents, employees or contractors, or as specifically provided herein, Landlord shall not be liable for any loss or damage for failure to furnish heat, air conditioning, electricity, elevator service, water, sprinkler system or janitorial service. Landlord shall not be liable for personal injury, death or any damage from any cause about the Premises or the Building except if caused by Landlord's negligence or willful misconduct.

ARTICLE 9 - CARE OF PREMISES

     A. Tenant agrees:

        1. To keep the Premises in as good condition and repair as they were in at the time Tenant took possession of same, reasonable wear and tear and damage from fire and other casualty for which insurance is normally procured excepted;
        2. To keep the Premises in a clean and sanitary condition and to be responsible for janitorial services for the switch room;
        3. Not to commit any nuisance or waste on the Premises, overload the Premises or the electrical, water and/or plumbing facilities in the Premises or Building, throw foreign substances in plumbing facilities, or wastefully use any of the utilities furnished by Landlord;
        4. To abide by such rules and regulations as may from time to time be reasonably promulgated by Landlord;
        5. To obtain Landlord's prior approval (not to be unreasonably withheld) of the interior design of any portion of the Premises visible from the common areas or from the outside of the Building. "Interior design" as used in the preceding sentence shall include but not be limited to floor and wall coverings, furniture, office design, artwork and color scheme; and
        6. Tenant shall maintain, repair and replace, if necessary any and all equipment and/or facilities and/or trade fixtures which services, or is dedicated, solely or exclusively to the Premises and/or Tenant, whether initially installed by Landlord or Tenant, all at Tenant's sole cost and expense.

     B. If Tenant shall fail to keep and preserve the Premises in the state of condition required by the provisions of this Article 9, the Landlord may at its option put or cause the same to be put into the condition and state of repair agreed upon, and in such case the Tenant, on demand, shall pay the cost thereof.

     C. Landlord agrees to keep and maintain the common areas of the Building consistent with other Class B buildings in the Minneapolis central business district and to supply janitorial services for only the office and common areas.

ARTICLE 10 - NON-PERMITTED USE
     A. Tenant agrees to use the Premises only for the purposes set forth in
Article 2 hereof. Tenant further agrees not to commit or permit any act to be performed on the Premises or any omission to occur which shall be in violation of any statute, regulation or ordinance of any governmental body or which will increase the insurance rates on the Building or which will be in violation of any insurance policy carried on the Building by the Landlord. Tenant, at its expense, shall comply with all governmental laws, ordinances, rules and regulations applicable to Tenant's particular use of the Premises and shall promptly comply with all governmental orders, rulings and directives for the correction, prevention and abatement of any violation upon, or in connection with Tenant's particular use of the Premises, including the making of any alterations or improvements to the Premises, all at Tenant's sole cost and expense. The Tenant shall not disturb other occupants of the Building by making any undue or unseemly noise and shall not do or permit to be done in or about the Premises anything which will be dangerous to life or limb. In connection with the foregoing provision, Tenant covenants and agrees that it shall not store, process, produce or dispose of any flammables, explosives, radioactive materials, ACM's, polychlorinated biphenyls (PCB's), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous waste, toxic substances, petroleum and petroleum products, chloraflora carbons (CFC's) and substances declared to be hazardous or toxic (collectively "Hazardous Substances") in violation of any present or future federal, state or local environmental law, ordinance or regulation ("Environmental Laws") upon the Premises or any part thereof without first obtaining Landlord's written consent, which consent may be withheld or denied in Landlord's sole discretion, provided that Landlord hereby consents to Hazardous Substances in small quantities as are typically used in an office building (such as, toner, cleaning fluids, etc.). Tenant agrees to indemnify and defend and hold Landlord harmless from and against all fines, suits, claims, actions, damages, liabilities, costs and expenses (including reasonable attorneys' fees) asserted against Landlord arising out of and in any way connected with Tenant's failure to comply with its obligations of this Paragraph or arising from the consented to presence of Hazardous Substances (specifically including any diesel fuel), which indemnification shall survive the expiration of the termination of this Lease Agreement

     B. Landlord represents that it was not the owner of the Building during construction, and makes no representations as to any Hazardous Substances but Landlord shall make available that certain Phase I Environmental Report prepared on behalf of the FDIC/RTC ("Environmental Report") to Tenant. Landlord hereby covenants that if, at any time during the Term of the Lease Agreement, as the same may be extended, "Hazardous Substances" are required to be removed, encapsulated or otherwise remediated by any legal governmental authority having jurisdiction over the Building, the presence for which Landlord is the "responsible party" and Tenant is not a "responsible party" (as defined by Environmental Laws) then Landlord shall so remediate the same as so required, at Landlord's sole cost and expense and not as a part of Operating Expenses. Landlord agrees to indemnify and defend and hold Tenant harmless from and against all fines, suits, claims, actions, damages, liabilities, costs and expenses (including attorneys' fees) asserted by such governmental authorities against

Tenant arising out of or in any way connected with Landlord's failure to comply with its obligations in the preceding sentence, which indemnification shall survive the expiration or the termination of this Lease Agreement.

ARTICLE 11 - INSPECTION
     The Landlord or its employees or agents shall have the right without any diminution of rent or other charges payable hereunder by Tenant to enter the Premises at all reasonable times for the purpose of exhibiting the Premises to prospective tenants or purchasers, inspection, cleaning, repairing, testing, altering or improving the same or said Building, but nothing contained in this Article shall be construed so as to impose any obligation on the Landlord to make any repairs, alterations or improvements. Landlord's rights under this section shall be exercised in such a manner as to create the least practicable interference with Tenant's use and occupancy of the Premises. Except in the case of an emergency which makes notice to Tenant impractical, any entry on the Premises by Landlord shall be made at reasonable times after reasonable notice to Tenant. In exercising Landlord's rights of entry, Landlord shall comply with Tenant's reasonable security regulations of which Landlord has been advised of in writing. Landlord hereby recognizes that Tenant is engaged in a business that involves access to privileged and confidential matters and information and agrees to take reasonable precautions as to not compromise such confidentiality. Therefore Landlord agrees that Landlord may enter and pass through the Premises only when accompanied by a representative of Tenant, provided that Tenant agrees to make such representative available. Landlord agrees that it shall not enter the Premises for the purpose of exhibiting the Premises to prospective tenants, except during the last nine (9) months of any Term, or at any time when Tenant is in default.

ARTICLE 12 - ALTERATIONS
     Tenant will not make any alterations, additions or improvements in or to the Premises or add, disturb or in any way change any plumbing, wiring, life/safety or mechanical systems, locks, or structural portions of the Building without the prior written consent of the Landlord as to the character of the alterations, additions or improvements to be made, the manner of doing the work, and the contractor doing the work. Such consent shall not be unreasonably withheld or delayed, if such alterations, repairs additions or improvements are required of Tenant or are the obligation of Tenant pursuant to this Lease Agreement. All such work shall comply with all applicable governmental laws, ordinances, rules and regulations. Tenant agrees to indemnify and hold Landlord free and harmless from any liability, loss, cost, damage or expense (including attorney's fees) by reasons of any said alteration, repairs, additions or improvements.

ARTICLE 13 - SIGNS
     Tenant agrees that no signs or other advertising materials shall be erected, attached or affixed to any portion of the interior or exterior of the Premises or the Building without the express prior written consent of Landlord. Landlord, at its sole cost and expense, shall install Building standard tenant graphics at the main entry to the Premises and an identification strip for Tenant on the Building's lobby directory.

ARTICLE 14 - COMMON AREAS
     A. Tenant agrees that the use of all corridors, passageways, elevators, toilet rooms, parking areas and landscaped area in and around said Building, by the Tenant or Tenant's employees, visitors or invitees, shall be subject to such reasonable rules and regulations as may from tune to time be made by Landlord for the safety, comfort and convenience of the owners, occupants, tenants and invitees of said Building. Tenant agrees that no awnings, curtains, drapes or shades shall be used upon the Premises except as may be approved by Landlord, such approval not to be unreasonably withheld, delayed or conditioned.

     B. In addition to the Premises, Tenant shall have the right of non-exclusive use, in common with others, of (a) all unrestricted automobile parking areas, driveways and walkways, and (b) loading facilities, freight elevators and other facilities as may be constructed in the Building, all to be subject to the terms and conditions of this Lease Agreement and to reasonable rules and regulations for the use thereof as prescribed from time to time by Landlord.

     C. Landlord shall have the right to make changes or revisions in the site plan and in the Building so as to provide additional leasing area. Landlord shall also have the right to construct additional buildings on the land described on Exhibit A-2 for such purposes as Landlord may deem appropriate. Subject to Tenant's rights in respect of the Tenant Improvements, Landlord also reserves all airspace rights above, below and to all sides of the Premises, including the right to make changes, alterations or provide additional leasing areas, provided the same do not interfere with Tenant's operations on or from the Premises.

     D. Landlord and Tenant agree that Landlord will not be responsible for any loss, theft or damage to vehicles, or the contents thereof, parked or left in the parking areas of the Building and Tenant agrees to so advise its employees, visitors or invitees who may use such parking areas. The parking areas shall include those areas designated by Landlord, in its sole discretion, as either restricted or unrestricted parking areas. Any restricted parking areas shall be leased only by separate license agreement with Landlord. Landlord agrees to provide Tenant, subject to availability, unassigned parking spaces pursuant to license agreements in the form of Exhibit C. The parking spaces being made available to Tenant pursuant to this Paragraph shall be made available at the commencement of the Term and continuing thereafter during the balance of the Term and Renewal Terms, but only to the extent Tenant continues the initial number of parking spaces continuously. If Tenant should cease one or more such parking spaces, then Landlord shall not and does not guaranty that Tenant shall be entitled to subsequently have such parking spaces available to it.

ARTICLE 15 - ASSIGNMENT AND SUBLETTING
     A. Tenant agrees not to assign, sublet, license, or encumber this Lease Agreement, the Premises, or any part thereof, whether by voluntary act, operation of law, or otherwise without the specific prior written consent of Landlord; provided however, Landlord agrees not to unreasonably withhold, delay or deny such consent if: i) such assignment or sublease is in writing and the assignee or sublessee assumes all the obligations of Tenant under this Lease Agreement; ii) the proposed subtenant or assignee has a net worth of One Million Dollars ($1,000,000) or more at the time of such assignment or subletting; iii) the remaining provisions of this Lease Agreement continue to be applicable; and
iv) Tenant shall remain liable hereunder. Landlord further hereby gives its consent (subject however to Tenant's providing ten (10) days prior written notice and clauses i), iii) and iv) above being applicable) to an assignment of this Lease Agreement or sublease of the Premises to an "Affiliate" of Tenant or to any entity into or with which Tenant is merged or to the purchaser of all or substantially all the ownership interests or assets of Tenant; provided the survivor or transferee continues to operate the business of Tenant as a going concern. For purposes hereof an Affiliate shall mean any party that is "related to" Tenant as that term is defined by Sec. 267(b) of the Internal Revenue Code of 1986. Consent by Landlord in one such instance shall not be a waiver of Landlord's rights under this Article as to requiring consent for any subsequent instance. In the event Tenant desires to sublet a part or all of the Premises, or assign this Lease Agreement, Tenant shall give written notice to Landlord at least thirty (30) days prior to the proposed subletting or assignment, which notice shall state the name of the proposed subtenant or assignee, the terms of any sublease or assignment documents and copies of financial reports or other relevant financial information of the proposed subtenant or assignee. At Landlord's option, any and all payments by the proposed assignee or sublessee with respect to the assignment of sublease shall be paid directly to Landlord. In any event no subletting or assignment shall release Tenant of its obligation to pay the rent and to perform all other obligations to be performed by Tenant hereunder for the Term of this Lease Agreement. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof.

     B. Notwithstanding anything to the contrary contained in this Article, Tenant may collaterally assign, mortgage, pledge, or hypothecate, without Landlord's consent, its interest in this Lease Agreement to any financing entity, or agent on behalf of any financing entity to whom Tenant: i) has obligations for borrowed money or in respect of guarantees thereof, ii) has obligations evidenced by bonds, debentures, notes, or similar instruments, or
iii) has obligations under or with respect to letters of credit, bankers' acceptances and similar facilities or in respect of guarantees thereof.

     C. Landlord's right to assign this Lease Agreement is and shall remain unqualified upon any sale or transfer of the Building and, providing the purchaser succeeds to the interests of Landlord under this Lease Agreement and assumes the Landlord's obligations hereunder, Landlord shall thereupon be entirely freed of all obligations of the Landlord accruing hereunder after such conveyance and shall not be subject to any liability resulting from any act or omission or event occurring after such conveyance.

ARTICLE 16 - LOSS BY CASUALTY
     A. If the Building is damaged or destroyed by fire or other casualty, the Landlord shall have the right to terminate this Lease Agreement, provided it gives written notice thereof to the Tenant within ninety (90) days after such damage or destruction. If a portion of the Premises or Building is damaged by fire or other casualty, and in the reasonable opinion of Landlord: i) the Premises cannot be restored to tenantable condition within a period of ninety
(90) days following the commencement of such restoration work, and/or ii) the cost of performing such restoration work exceeds the proceeds of Landlord's casualty insurance by more than $100,000, then Landlord shall not be required to make any repairs and Landlord shall have the right to terminate this Lease Agreement upon written notice to Tenant within thirty (30) days of the date of such fire or other casualty, in which event, this Lease Agreement shall terminate as of the date of such notice and Landlord and Tenant shall be released from any and all liability thereafter accruing hereunder. Landlord shall notify Tenant of its decision to rebuild or not within said thirty (30) day period. Anything herein to the contrary notwithstanding, if the Premises are destroyed or so damaged that they cannot be repaired and made tenantable within ninety (90) days following commencement of such restoration work, or so damaged that Landlord shall decide not to repair or rebuild, or Landlord decides to repair or rebuild, or Landlord decides to repair or rebuild, but does not restore the Premises to a tenantable condition within ninety (90) days after commencement of such restoration work (subject to an extension of up to an additional sixty (60) days due to causes beyond Landlord's control), then, in any of such instances, Tenant may terminate this Lease Agreement by giving notice to Landlord within thirty (30) days after Tenant's receipt of Landlord's notice or the expiration of said ninety (90) day period (as extended due to causes beyond Landlord's control, as set forth above) as applicable, in which event this Lease Agreement shall terminate as of the date of such notice and Landlord and Tenant shall be released from any and all liability thereafter accruing hereunder. If this Lease Agreement has not been terminated by either Landlord or Tenant, then the rents due hereunder shall abate during such period of time as the Premises are untenantable, in the proportion that the untenantable portion of the Premises bears to entire Premises.

     B. If the Premises are to be repaired under this Article 16, Landlord shall repair any injury or damage to the Building itself and the Premises in substantially the condition the Premises were in at the execution of this Lease Agreement, specifically excluding any leasehold improvements constructed by Tenant, Tenant's Equipment or any Collateral, all of which shall be restored to the extent Tenant deems necessary, at Tenant's sole cost and expense. Tenant shall, at its own cost and expense, remove all of its furniture and other personal property from the Premises as Landlord shall reasonably require in connection with its repair and restoration of the Premises under this Article 16.

ARTICLE 17 - WAIVER OF SUBROGATION
     Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage or supplementary contract casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releasing party's policies shall contain a clause or endorsement to the effect that any such release would not adversely affect or impair said policies or prejudice the right of the releasing party to recover thereunder. Landlord and Tenant agree that they will request their insurance carriers to include in their policies such a clause or endorsement. If extra cost shall be charged therefore, each party shall advise the other of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.

ARTICLE 18 - EMINENT DOMAIN
     If the entire Building is taken by eminent domain, this Lease Agreement shall automatically terminate as of the date of taking. If a portion of the Building is taken by eminent domain, the Landlord shall have the right to terminate this Lease Agreement, provided it gives written notice thereof to the Tenant within ninety (90) days after the date of taking. If a portion of the Premises is taken by eminent domain and this Lease Agreement is not terminated by Landlord, Tenant shall have the right to terminate this Lease Agreement, provided it gives written notice thereof to Landlord within ninety (90) days of the date of taking. If neither Landlord nor Tenant terminates, then the Landlord shall, at its expense, restore the Premises to as near the condition which existed immediately prior to the date of taking as reasonably possible, and the rentals shall abate during such period of time as the Premises are untenantable, in the proportion that the untenantable portion of the Premises bears to the entire Premises. All damages awarded for such taking under the power of eminent domain shall belong to and be the sole property of Landlord, irrespective of the basis upon which they are awarded, provided, however, that nothing contained herein shall prevent Tenant from making a separate claim to the condemning authority for its moving expenses and trade fixtures. For purposes of this Article, a taking by eminent domain shall include Landlord's giving of a deed under threat of condemnation, and shall be deemed to occur on the earlier of the date fee simple title has vested or possession has been obtained by the taking authority.

ARTICLE 19 - SURRENDER
     On the last day of the Term of this Lease Agreement or on the sooner termination thereof in accordance with the terms hereof, Tenant shall peaceably surrender the Premises in good condition and repair consistent with Tenant's duty to make repairs as provided in Article 9 hereof. On or before said last day, Tenant shall at its expense remove all of its equipment from the Premises, repairing any damage caused thereby, and any property not removed shall be deemed abandoned, with the exception of any "Collateral" (as defined in Article 28 below) to the extent of any security interests by third parties. All alterations, additions and fixtures other than Tenant's trade fixtures, which have been made or installed by either Landlord or Tenant upon the Premises shall remain as Landlord's property and shall be surrendered with the Premises as a part thereof, or shall be removed by Tenant (unless such right to remove has been waived by Landlord pursuant to Article 4 above), in which event Tenant shall at its expense repair any damage caused thereby. It is specifically agreed that any and all telephonic, coaxial, ethernet, or other computer, word-processing, facsimile, or electronic wiring installed by Tenant within the Premises (hereafter "Wiring") shall be removed at Tenant's cost at the expiration of the Term, unless Landlord has specifically requested in writing that said Wiring shall remain, whereupon said Wiring shall be surrendered with the Premises as Landlord's property. If the Premises are not surrendered at the end of the Term or the sooner termination thereof, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, claims made by any succeeding tenant founded on such delay. Tenant shall promptly surrender all keys for the Premises to Landlord at the place then fixed for payment of rental and shall inform Landlord of combinations on any locks and safes on the Premises.

 ARTICLE 20 - NON-PAYMENT OF RENT, DEFAULTS
     If any one or more of the following occurs: (1) a rent payment or any other payment due from Tenant to Landlord shall be and remain unpaid in whole or in part for more than ten (10) days after same is due and payable; (2) Tenant shall violate or default on any of the other covenants, agreements, stipulations or conditions herein, or in any parking agreement(s) or other agreements between Landlord and Tenant relating to the Premises, and such violation or default shall continue for a period of thirty (30) days after written notice from Landlord of such violation or default or if such violation or default shall reasonably require longer than thirty (30) days to cure, if Tenant shall fail to commence the cure of such default or violation within thirty (30) days after receipt of notice thereof and/or fail to prosecute a cure to completion with due diligence; (3) if Tenant shall commence or have commenced against Tenant proceedings under a bankruptcy, receivership, insolvency or similar type of action; or (4) if Tenant shall abandon the Premises; then it shall be optional for Landlord, without further notice or demand, to cure such default or to declare this Lease Agreement forfeited and the said Term ended, or to terminate only Tenant's right to possession of the Premises, and to re-enter the Premises, with or without process of law, using such force as may be necessary to remove all persons or chattels therefrom, and Landlord shall not be liable for damages by reason of such re-entry or forfeiture; but notwithstanding re-entry by Landlord or termination only of Tenant's right to possession of the Premises, the liability of Tenant for the rent and all other sums provided herein shall not be relinquished or extinguished for the balance of the Term of this Lease Agreement and Landlord shall be entitled to periodically sue Tenant for all sums due under this Lease Agreement or which become due prior to judgment, but such suit shall not bar subsequent suits for any further sums coming due thereafter. Tenant shall be responsible for, in addition to the rentals and other sums agreed to be paid hereunder, the cost of any necessary maintenance, repair, restoration, reletting (including related cost of removal or modification of tenant improvements) or cure as well as reasonable attorney's fees incurred or awarded in any suit or action instituted by Landlord to enforce the provisions of this Lease Agreement, regain possession of the Premises, or the collection of the rentals due Landlord hereunder. Tenant shall also be liable to Landlord for the payment of a late charge in the amount of 5% of the rental installment or other sum due Landlord hereunder if said payment has not been received within ten (10) days from the date said payment becomes due and payable, or cleared by Landlord's bank within three (3) business days after deposit. Tenant agrees to pay interest at the highest permissible rate of interest allowed under the usury statutes of the State of Minnesota, or in case no such maximum rate of interest is provided, at the rate of 12% per annum, on all rentals and other sums due Landlord hereunder not paid within ten (10) days from the date same become due and payable. Each right or remedy of Landlord provided for in this Lease Agreement shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease Agreement now or hereafter existing at law or in equity or by statute or otherwise.

ARTICLE 21 - LANDLORD'S DEFAULT
     Landlord shall not be deemed to be in default under this Lease Agreement until Tenant has given Landlord written notice specifying the nature of the default and Landlord does not cure such default within thirty (30) days after receipt of such notice or within such reasonable time thereafter as may be necessary to cure such default where such default is of such a character as to reasonably require more than thirty (30) days to cure.

ARTICLE 22 - HOLDING OVER

     Tenant will, at the expiration of this Lease Agreement, whether by lapse of time or termination, give up immediate possession to Landlord. If Tenant fails to give up possession Landlord may, at its option, serve written notice upon Tenant that such holdover constitutes any one of (i) creation of a month to month tenancy, or (ii) creation of a tenancy at sufferance. If Landlord does not give said notice, Tenant's holdover shall create a tenancy at sufferance. In any such event the tenancy shall be upon the terms and conditions of this Lease Agreement, except that the Minimum Rental shall be 150% the Minimum Rental Tenant was obligated to pay Landlord under this Lease Agreement immediately prior to termination (in the case of tenancy at sufferance such Minimum Rental shall be prorated on the basis of a 365 day year for each day Tenant remains in possession); excepting further that in the case of a tenancy at sufferance, no notices shall be required prior to commencement of any legal action to gain repossession of the Premises. In the case of a tenancy at sufferance, Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, provided such damages shall not include consequential damages if such holdover is for five (5) business days or less. The provisions of this paragraph shall not constitute a waiver by Landlord of any right of re-entry as otherwise available to Landlord; nor shall receipt of any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease Agreement for a breach by Tenant hereof.

ARTICLE 23 - SUBORDINATION
     Tenant agrees that this Lease Agreement shall be subordinate to any mortgage(s) that may now or hereafter be placed upon the Building or any part thereof, and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements, and extensions thereof and to execute a specific subordination agreement (in a form reasonably requested by mortgagee) if so requested by Landlord, provided the mortgagee named in such subordination shall agree to recognize this Lease Agreement or Tenant in the event of foreclosure provided the Tenant is not in default by including non-disturbance language, in recordable form. In the event of any mortgagee electing to have the Lease Agreement a prior encumbrance to its mortgage, then and in such event upon such mortgagee notifying Tenant to that effect, this Lease Agreement shall be deemed prior in encumbrance to the said mortgage, whether this Lease Agreement is dated prior to or subsequent to the date of said mortgage. Landlord shall use its best efforts to obtain a non-disturbance agreement from the existing mortgagee (the Federal Deposit Insurance Corporation) and any future mortgagees, in a form reasonably satisfactory to such mortgagee and Tenant.

ARTICLE 24 - INDEMNITY, INSURANCE AND SECURITY
     A. Tenant will keep in force at its own expense for so long as this Lease Agreement remains in effect public liability insurance with respect to the Premises in which Landlord shall be named as an additional insured, in companies and in form acceptable to Landlord with a minimum combined limit of liability of Two Million Dollars ($2,000,000.00). This limit shall apply per location. Said insurance shall also provide for contractual liability coverage by endorsement. Tenant shall further provide for business interruption insurance to cover a period of not less than six (6) months. Tenant will further deposit with Landlord the policy or policies of such insurance or certificates thereof, or other acceptable evidence that such insurance is in effect, which evidence shall provide that Landlord shall be notified in writing thirty (30) days prior to cancellation, material change, or failure to renew the insurance. Tenant further covenants and agrees to indemnify and hold Landlord and Landlord's manager of the Building harmless for any claim, loss or damage, including reasonable attorney's fees, suffered by Landlord, Landlord's manager or Landlord's other tenants caused by: i) any act or omission by Tenant, Tenant's employees or anyone claiming through or by Tenant in, at, or around the Premises or the Building; ii) the conduct or management of any work or thing whatsoever done by Tenant in or about the Premises; or iii) Tenant's failure to comply with any and all governmental laws, rules, ordinances or regulations applicable to Tenant's particular use of the Premises. If Tenant shall not comply with its covenants made in this Article 24, Landlord may, at its option, cause insurance as aforesaid to be issued and in such event Tenant agrees to pay the premium for such insurance promptly upon Landlord's demand.

     B. Tenant shall be responsible for the security and safeguarding of the Premises and all property kept, stored or maintained in the Premises. Landlord will make available to Tenant, at Tenant's request, the plans and specifications for construction of the Building and the Premises. Tenant represents that it is satisfied that the configuration of the Building and the Premises, including the location and dimensions of the floors, walls, windows, doors and means of access thereto are suitable for the particular needs of Tenant's business. The placement and sufficiency of all safes, vaults, cash or security drawers, cabinets or the like placed upon the Premises by Tenant shall be at the sole responsibility and risk of Tenant. Tenant shall maintain in force throughout the Term, insurance upon all contents of the Premises, including that owned by others and Tenant's equipment and any alterations, additions, fixtures, or improvements in the Premises acknowledged by Landlord to be the Tenant's.

     C. Landlord shall carry and cause to be in full force and effect a fire and extended coverage insurance policy on the Building, but not contents owned, leased or otherwise in possession of Tenant. Landlord will also keep in force during this Term public liability insurance with respect to the Building with a minimum combined limit of liability of $2,000,000. The cost of such insurance shall be an Operating Expense.

ARTICLE 25 - NOTICES
     All notices from Tenant to Landlord required or permitted by any provisions of this Lease Agreement shall be directed to Landlord postage prepaid, certified or registered mail or sent by U.S. express mail or any nationally recognized overnight carrier with a signed receipt obtained upon delivery, at the address provided for Landlord in the preamble to this Lease Agreement or at such other address as Tenant shall be advised to use by Landlord. All notices from Landlord to Tenant required or permitted by any provision of this Lease Agreement shall be directed to Tenant, postage prepaid, certified or registered mail or sent by U.S. express mail or any nationally recognized overnight carrier with a signed receipt obtained upon delivery, at: Landlord and Tenant shall each have the right at any time and from time to time to designate one (1) additional party to whom copies of any notice shall be sent

 ARTICLE 26 - APPLICABLE LAW
     This Lease Agreement shall be construed under the laws of the State of Minnesota.

 ARTICLE 27 - MECHANICS' LIEN
     In the event any mechanic's lien shall at any time be filed against the Premises or any part of the Building by reason of work, labor, services or materials performed or furnished to Tenant or to anyone holding the Premises through or under Tenant, Tenant shall forthwith cause the same to be discharged of record. Tenant shall and hereby does indemnify Landlord from and against all costs, damages and expenses (including reasonable attorney's fees) incurred by Landlord as a result of any such mechanic's lien. If Tenant shall fail to cause such lien forthwith to be discharged within twenty (20) days after being notified of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due, or by bonding, and the amount so paid by Landlord and all costs and expenses, including reasonable attorney's fees incurred by Landlord in procuring the discharge of such lien, shall be due and payable in full by Tenant to Landlord on demand. Landlord shall have the right to post on the Premises notices of nonresponsibility for payment of labor and materials supplied to the Premises pursuant to applicable law.

 ARTICLE 28 - SECURITY DEPOSIT
     INTENTIONALLY DELETED.

 ARTICLE 29 - BROKERAGE
     Each of the parties represents and warrants that there are no claims for brokerage commissions or finder's fees in connection with this Lease Agreement and agrees to indemnify the other against, and hold it harmless from all liabilities arising from any other such claim, including without limitation, the cost of attorney's fees in connection therewith.

ARTICLE 30 - EXCULPATION
     Tenant agrees to look solely to Landlord's interest in the Building for the recovery of any judgment from Landlord, it being agreed that Landlord and Landlord's partners, whether general or limited (if Landlord is a partnership) or its directors, officers or shareholders (if Landlord is a corporation), shall never be personally liable for any such judgment.

ARTICLE 31- ESTOPPEL CERTIFICATES
     Each party hereto agrees that at any time, and from time to time during the Term of this Lease Agreement (but not more often than twice in each calendar year), within ten (1O) days after request by the other party hereto, it will execute, acknowledge and deliver to such other party or to any prospective purchaser, assignee or mortgagee designated by such other party, an estoppel certificate in a form acceptable to Landlord. Tenant agrees to provide Landlord (but not more often than twice in any calendar year), within ten (10) days of request, the then most current financial statements of Tenant arid any guarantors of this Lease Agreement, which shall be certified by Tenant, and if available, shall be audited and certified by a certified public accountant. Landlord shall keep such financial statements confidential, except Landlord shall, in confidence, be entitled to disclose such financial statements to existing or prospective mortgagees or purchasers of the Building.

ARTICLE 32 - GENERAL
     This Lease Agreement does not create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant. No waiver of any default of Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. The covenants of Tenant to pay the Minimum Rental and the Additional Rental are each independent of any other covenant, condition, or provision contained in this Lease Agreement. The marginal or topical headings of the several Articles, paragraphs and clauses are for convenience only and do not define, limit or construe the contents of such Articles, paragraphs or clauses. All preliminary negotiations are merged into and incorporated in this Lease Agreement. This Lease Agreement can only be modified or amended by an agreement in writing signed by the parties hereto. All provisions hereof shall be binding upon the heirs, successors and assigns of each party hereto. If any term or provision of this Lease Agreement shall to any extent be held invalid or unenforceable, the remainder shall not be affected thereby, and each other term and provision of this Lease Agreement shall be valid and be enforced to the fullest extent permitted by law. If Tenant is a corporation, each individual executing this Lease Agreement on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease Agreement on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease Agreement is binding upon said corporation in accordance with its terms. No receipt or acceptance by Landlord from Tenant of less than the monthly rent herein stipulated shall be deemed to be other than a partial payment on account for any due and unpaid stipulated rent; no endorsement or statement of any check or any letter or other writing accompanying any check or payment of rent to Landlord shall be deemed an accord and satisfaction, and Landlord may accept and negotiate such check or payment without prejudice to Landlord's rights to (i) recover the remaining balance of such unpaid rent or (ii) pursue any other remedy provided in this Lease Agreement. Either party may record a memorandum of this Lease Agreement and the parties agree to execute a reasonable form memorandum as presented by the other party. Time is of the essence with respect to the due performance of the terms, covenants and conditions herein contained. Submission of this instrument for examination does not, constitute a reservation of or option for the Premises, and this Lease Agreement shall become effective only upon execution and delivery thereof by Landlord and Tenant.

ARTICLE 33 - QUIET ENJOYMENT
     Landlord covenants that Tenant, upon paying the rental and other charges due hereunder and performing all of Tenant's obligations under this Lease Agreement, shall peacefully and quietly hold, occupy and enjoy Premises throughout the Term hereof, without molestation or hindrance by any person holding, under or through Landlord, subject, however, to the provisions of this Lease Agreement and to any mortgages or ground or underlying leases referred to in Article 23 hereof. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease Agreement or impose any liability on Landlord.

ARTICLE 34 - LIMITED EXPANSION RIGHT
     A. Provided Tenant is not then in default under this Lease Agreement beyond the applicable grace period, Tenant shall have a right of leasing space contiguous to the Premises on the third floor of the Building (hereafter referred to as the "Option Space"), in the event such Option Space becomes "Available for Leasing" (as defined below) during the original Term, subject to and conditioned upon the provisions of this Article (the "Expansion Right").

     B. Landlord shall notify Tenant ("Landlord's Notice") in the event the Option Space becomes "Available for Leasing"; or in the event Landlord has a third party interested in leasing the Option Space which is then "Available for Leasing". Tenant shall notify Landlord ("Tenant's Leasing Notice") within five
(5) business days after its receipt of Landlord's Notice as to whether Tenant intends to exercise its Expansion Right with respect to said Option Space as so identified in Landlord's Notice, time being of the essence. If Tenant exercises its Expansion Right, it must do so with respect to all the Option Space as so identified in Landlord's Notice. In such event, Landlord and Tenant shall execute an amendment to the Lease Agreement incorporating the Option Space as so identified into the Premises at the Minimum Rent at the then applicable rates as set forth in the table of Paragraph 3B above. In the event Tenant fails to notify Landlord within the time period set forth above, Tenant's rights under this Article shall be null and void with respect to any lease entered into with respect to the original prospective Tenant for the Option Space as so identified in Landlord's Notice; provided such Expansion Right shall again be applicable in the event Landlord does not lease such Option Space to the original prospective Tenant within nine (9) months of the Landlord's Notice.

     C. Tenant's Expansion Right shall also include Tenant's providing Landlord a Tenant's Leasing Notice (in the first instance and not in response to a Landlord's Notice) with respect to the Option Space which is then "Available for Leasing" provided no Landlord's Notice has been given to Tenant with respect to any portion of such Option Space within the previous nine (9) months.

     D. The leasing of said Option Space shall commence as of the "Effective Date" (as set forth below) and shall be in said Option Space's, then "AS-IS" condition without any improvements, improvement allowances or other modifications to be made by Landlord. For purposes of this Article, the "Effective Date" shall mean the date on which Tenant shall begin paying rentals upon the Option Space after it has exercised its rights to said space; which shall be thirty (30) days after Tenant's Leasing Notice under this Article to Landlord exercising its rights hereunder (or such sooner date as Tenant takes possession and commences its business operations from within the Option Space). The provisions of this Lease Agreement governing alterations of the Premises shall apply with respect to the construction of any leasehold improvements Tenant desires to make to such Option Space.

     E. Notwithstanding anything to the contrary in the foregoing, if Tenant exercises its rights under this Article and there remains less than thirty-six
(36) months from the Effective Date to the expiration of the Term, then the Tenant shall not be entitled to exercise its rights under this Article unless it exercises its Option to Renew the Term, or if no such Option to Renew can then be exercised, then Tenant shall no longer have any rights under this Article with respect to the Option Space.

     F. For purposes of this Article, "Available for Leasing" shall mean the Option Space is not subject to any existing (as of the date of this Lease Agreement) lease or first rights of refusal, first rights of negotiation, first rights of leasing, expansion rights, renewal rights and/or similar rights of any other third party tenant or such rights have been waived in writing (provided if all such rights are to expire within six (6) months, Landlord may make such Option Space Available for Leasing contingent upon the expiration of such rights). In any event Landlord shall be entitled to renew or extend any lease of an "Occupying Third Party" (as defined below), without providing Tenant a Landlord's Notice and without it being subject to any rights of a third party under this Article. Tenants which are either presently occupying Option Space or may be so occupying in the future pursuant to a third party lease which was entered into after Tenant's rights were waived or deemed waived pursuant to Paragraph B of this Article shall be deemed to be an "Occupying Third Party".

     G. If the Lease Agreement or Tenant's right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise its rights under this Article, or if Tenant shall have subleased or assigned all or any portion of the Premises, then immediately upon such termination, sublease, or assignment, then this Article and Tenant's rights hereunder shall simultaneously terminate and become null and void. Such right is personal to

Tenant. Under no circumstances whatsoever shall the assignee under a complete or partial assignment of the Lease, or a subtenant under a sublease of the Premises, have any right to exercise any rights under this Article or have any right to receive any Landlord's Notice.

ARTICLE 35 - CANCELLATION RIGHT

     A. Tenant shall have two separate rights to notify Landlord, that it elects to terminate this Lease as of the end of the sixtieth (60th) or the eighty-fourth (84) month of the Term, subject to and conditioned upon the following conditions:

     i. Tenant shall give Landlord written notice of Tenant's intention to terminate this Lease not less than six (6) months prior to either the fifth
     (5th) or the seventh (7th) anniversaries of the Term, in accordance with the notice provisions set forth above ("Termination Notice");

    ii. The Termination Notice shall set forth the effective date for said termination ("Termination Date") which date shall be midnight of the day prior to: i) the fifth (5th) anniversary of the Term (if the Termination Notice is given prior to the fifty-fourth (54th) month of the Term), or ii) the seventh (7th) anniversary of the Term (if the Termination Notice is given after the fifty-fourth (54th) month but prior to the seventy-eighth
    (78th) month of the Term);

    iii. Tenant must not be in default either at the time of the Termination Notice nor at the Termination Date and Tenant must comply with all of the terms and conditions of this Lease Agreement (including surrender of the Premises as required by this Lease Agreement) through the Termination Date;

    iv. Tenant must accompany said Termination Notice with a "Termination Fee", which shall be equal to six (6) months rental which would otherwise have been due under this Lease Agreement immediately following the Termination Date.

    v. In no event shall Tenant be entitled to terminate this Lease if it has exercised its rights to renew under Article 1 above.

     B. The rights provided to Tenant under this Article are personal to Tenant, which may assign them only in connection with an assignment of this Lease Agreement to a company controlled by or which controls (directly or indirectly) Advanced Telecommunications, Inc. ("Affiliate"), and such rights shall expire automatically if Tenant assigns this Lease Agreement to any other party or subleases all or any portion of the Premises to any other party.

     C. Tenant's rights under this Article may be exercise only once, but at either of the two (2) time periods set forth above.

     D. Notwithstanding anything contained in this Article to the contrary, if Tenant exercises its Expansion Right pursuant or in response to a "Landlord's Notice" (as defined in Paragraph 34B above), then Tenant's right to give a Termination Notice under this Article shall be suspended for a period commencing with Tenant's giving of its "Tenant's Leasing Notice" (as defined in Paragraph 34B above) and continuing through the 18th month subsequent to the "Effective Date" (as defined in Paragraph 34D above). Any Termination Notice given during such period shall be of no effect and shall not result in the termination of this Lease Agreement. The restrictions of this Paragraph, and specifically the suspension of Tenant's right to give a Termination Notice under this Article shall not become applicable if Tenant exercises its Expansion Right pursuant to Paragraph 35C above (i.e. Tenant shall continue to have the rights to terminate under this Article if Tenant's expansion was not in response to a "Landlord's Notice").

     IN WITNESS WHEREOF, this Lease Agreement has been duly executed by the parties hereto as of the day and year indicated above.

TENANT: ADVANCE TELECOMMUNICATIONS, INC.      LANDLORD: TIMESHARE SYSTEMS, INC.

By:       [ILLEGIBLE]                         By:   [ILLEGIBLE]
   ------------------------------------          -------------------------------
Its:                                          Its:
    -----------------------------------           ------------------------------

By:                                           By:
   ------------------------------------          -------------------------------
Its:                                          Its:   [ILLEGIBLE]
    -----------------------------------           ------------------------------

DATE:   [ILLEGIBLE]                             DATE: 8/1/99
     ----------------------------------

                              SCHEDULE OF EXHIBITS

     Exhibit A-1               Graphical depiction of Premises
     Exhibit A-2               Legal Description of Land and Building
     Exhibit B                 License Agreement (Antenna)
     Exhibit C                 License Agreement (Parking Lot Unassigned)
     Exhibit D                 Rules and Regulations
     Exhibit E                 Chiller License Agreement

                                   EXHIBIT A-2
                                LEGAL DESCRIPTI0N

All of Block 7, Atwaters Addition to the Town of Minneapolis; all of Block 8, Morrison, Smith and Hancocks Addition to Minneapolis; and that part of 12th Avenue South, Morrison, Smith and Hancocks Addition to Minneapolis; and
Atwaters Addition to the Town of Minneapolis, lying Southwesterly of a line connecting the most Easterly corner of Block 7, Morrison, Smith and Hancocks Addition to Minneapolis; and the most Northerly corner of Block 8, Morrison, Smith and Hancocks Addition to Minneapolis and Northeasterly of a line connecting the most Southerly corner of Block 7, Atwaters Addition to the Town of Minneapolis and the most Westerly corner of Block 8, Atwaters Addition to the Town of Minneapolis and that part of Block 8, Atwaters Addition to the Town of Minneapolis; except that part of said Block 8 which lies Northeasterly of the following described line:

Beginning at a point on the Southeasterly line of Lot 7, Block 8, distant
116.50 feet Southwesterly of the most Easterly corner thereof; thence run Northwesterly to a point on the Northwesterly line of the Southeasterly half of Lot 9, said Block 8, distant 10 feet Southwesterly of the Northeasterly line of said Lot 9, and there terminating.

Also except that part of the Northwesterly 1/2 of Lot 9, Block 8, Atwater's Addition to the Town of Minneapolis which lies Northeasterly of the following described line: Beginning at a point on the Southeasterly line of the Northwesterly 1/2 of Lot 9, Block 8, said Addition, distant 5 feet Southwesterly of the most Easterly corner thereof, thence run Northwesterly to the most Northerly corner of Lot 9 and there terminating.

All of Block 7, Morrison, Smith and Hancocks Addition to Minneapolis, except that part of Lots 9, 10, 11 and 12 of said Block 7, described as follows:

Beginning at the most Northerly corner of said Lot 12; thence south 30 degrees 04 minutes 33 seconds West, on an assumed bearing, along the Northwesterly line of said Lot 12, a distance of 127.58 feet; thence Easterly, a distance of 259.94 feet along a non-tangential curve concave to the South having a radius of 240.00 feet, a central angle of 62 degrees 03 minutes 21 seconds and the chord of said curve bears North 89 degrees 04 minutes 43 seconds East; thence North 30 degrees 06 minutes 24 seconds East along the prolongation of a radial line of said curve, a distance of 0.08 feet to the Northeasterly line of said Lot 9; thence North 59 degrees 54 minutes 07 seconds West along the Northeasterly line of said Block 7, a distance of 212.08 feet to the point of beginning.

All according to the plats thereof on file and of record in the Hennepin County Recorders Office and in the Office of the Registrar of Titles, and situate in Hennepin County, Minnesota.

Part of the above shown below as Parcels 1 through 4, is Registered Property as evidenced by Certificate No. 830754. Said Registered Property is described as follows:

Parcel 1: Lots 3, 6, 8 and 9, Block 7;

That part of Lot 7, Block 7 lying Northeasterly of a line drawn parallel with and distant 96 feet Southwesterly of the Southwesterly boundary line of 5th St; The Northeasterly 60 feet of the Southwesterly 105 feet of Lot 1, Block 8;
Lots 2, 3, 4, 5, 6 and 10, Block 8;
That part of the Northwesterly 1/2 of vacated 12th Avenue South lying between the extensions across it of the Northeasterly and Southwesterly lines of said Lot 6, Block 7 and
That part of the Southeasterly 1/2 of vacated 12th Avenue South lying between the extensions across it of the Northeasterly and Southwesterly lines of said Northeasterly 60 feet of the Southwesterly 105 feet of Lot 1, Block 8, all in Atwaters Addition to the Town of Minneapolis.

Parcel 2: That part of the following described Tract:
The Northwesterly 27 feet of the Northeasterly 100 feet of Lot 7;
The Southwesterly 39 feet of the Northeasterly 139 feet of Lot 7;
The Northwesterly 1/2 of Lot 8 and
The Southeasterly 1/2 of Lot 9,
all in Block 8, Atwaters Addition to the Town of Minneapolis, which lies Southwesterly of a line drawn from a point on the Southeasterly line of said Lot 7, distant 116.50 feet Southwesterly of the most Easterly corner thereof to a point on the Northwesterly line of said Southeasterly 1/2 of Lot 9, distant 10 feet Southwesterly of the Northeasterly line thereof.

Parcel 3: Lots 3 and 8, Block 7,
That part of Lot 7, Block 7 lying Northeasterly of a line drawn parallel with and distant 96 feet Southwesterly of the Southwesterly boundary line of 5th Street and Lot 9. Block 7 except that part thereof lying Northerly of the following described line: Beginning at the most Northerly corner of Lot 12, said Block 7; thence South 30 degrees 04 minutes 33 seconds West, on an assumed bearing, along the Northwesterly line of said Lot 12, a distance of 127.58 feet; thence Easterly, a distance of 259.94 feet along a non-tangential curve concave to the South, having a radius of 240.00 feet, a central angle of 62 degrees, 03 minutes, 21 seconds and the chord of said curve bears North 89 degrees, 04 minutes, 43 seconds East, thence North 30 degrees, 06 minutes, 24 seconds East along the prolongation of a radial line of said curve, a distance of 0.08 feet to the Northeasterly line of said Lot 9 and said line there terminating, all in Morrison, Smith and Hancocks Addition to Minneapolis.

Parcel 4: That part of the Northwesterly 1/2 of vacated 12th Avenue south lying between the extensions across it of the Northeasterly line of Lot 7, Block 7, Morrison, Smith and Hancocks Addition to Minneapolis and a line drawn parallel to and distant 96 feet Southwesterly of the Northeasterly line of said Lot 7

Subject to minerals and mineral rights reserved by the State of Minnesota; (As to all of above land except Lot 3, Block 7 in Parcel 1; Lot 3, Block 7 in Parcel 3 and the above portion of Lot 9, Block 8 in Parcel 2; and except that part of Lot 6, Block 7 and of that part of the Northwesterly 1/2 of vacated 12th Avenue South in Parcel 1 lying Northeasterly of extensions across it of the Southwesterly line of said Lot 6 and its extension);

Subject to covenants, restrictions, reservations and conditions subsequent, including a right of re-entry and forfeiture of title upon default as contained in Deed Doc. No. 1488605; (See Inst)

                                     A-2-1

                                    EXHIBIT B

                           ANTENNAE LICENSE AGREEMENT

     This License Agreement (the "Agreement"), dated as of this 3rd day of March, 1999, is between TIMESHARE SYSTEMS, INC. (the "Licensor"), having an address at 511 Eleventh Avenue South, Minneapolis, MN. 55415 and ADVANCED TELECOMMUNICATIONS, INC. (the "Licensee"), having an address at 511 Eleventh Avenue South, Minneapolis, MN. 55415 (the "Premises").

     A. Licensor agrees to permit licensee to utilize for purposes provided herein, the roof space (the exact location to be determined by Licensor with the reasonable consent of Licensee, but in no event shall such space exceed 100 contiguous square feet) on the building ("Building") in which the Premises are located (the "Roof Space"), from the date hereof and expiring April 30, 2099. Upon termination of Licensee's lease for the Premises for any reason (including the failure to renew the Term), this License Agreement and the license created hereby shall automatically expire with said termination. The termination, cancellation or expiration of this License Agreement or the license created hereunder shall not be cause or grounds for the cancellation or termination of Licensee's lease for the Premises.

     H. Licensee may install, use and maintain on such Roof Space equipment ("Equipment") as described in Exhibit A attached hereto. If so requested by Licensor, Licensee shall, at its sole expense, install a screening and protective fence ("Fence") around the perimeter of the Roof Space. The Fence style and installation shall be subject to Licensor's prior approval.

     I. Licensor agrees that Licensee may run cables (the "Cables") between the Roof Space and the Licensee's Premises. Any damages to the Building or fixtures or equipment located upon or within the Building resulting therefrom shall be promptly repaired by Licensee.

     J. The Equipment and Fence shall remain the property of the Licensee or its contractor. Licensee shall at its cost remove such Equipment and Fence (and if so requested by Licensor, the Cables) at the expiration or sooner termination of the license granted hereunder or this License Agreement, and restore the Roof Space and Building to the condition they were in prior to Licensee's installation of the Equipment, Fence and Cables. The obligations to remove the Equipment, Fence and Cables and to restore and repair the Roof Space and Building shall survive the expiration or sooner termination of the license and this License Agreement.

     K. Licensee and/or its contractor shall bear all expenses in connection with the installation, use and maintenance of such Equipment, Fence and Cables and removal of the same. Licensee shall indemnify and hold Licensor harmless from and against liability, damages, costs and expenses, including reasonable attorney's fees incurred by Licensor, arising out of Licensee's installation, use, maintenance and removal of the Equipment, Fence and Cables. This obligation shall survive the expiration, cancellation or termination of this License Agreement and the license created hereunder.

     L. Licensee and/or its contractor shall maintain in force during the term of this License Agreement comprehensive liability insurance in amounts and in such form as reasonably satisfactory to Licensor, protecting Licensor against any liability, damages, cost or expenses, in connection with the installation, use, maintenance and removal of the Equipment, Fence and Cables and shall supply the appropriate certificates of such insurance upon request.

     M. Licensee and its contractors shall comply with all applicable federal, state and local laws, regulations, and building codes in connection with the installation, use, maintenance and removal of the Equipment, Fence and Cables. In the event any such laws, regulations, or codes requires physical improvements be made to the Building or other expenditures by or on behalf of the Building and/or its owner, the costs of the same shall be borne by Licensee. Notwithstanding the foregoing, any physical improvements, whether required by law, regulation, code or otherwise, shall be subject to Licensor's approval, which approval may be given or denied in Licensor's sole discretion. If any law, regulation or code prohibits or disallows the Equipment, Fence and/or Cables or the effective use of the license granted hereby, whether now or in the future, Licensor shall be entitled to terminate the license granted hereby, without penalty; and Licensee shall take such action so as to allow the Building to again be in compliance with such law, regulation or code, including, if necessary, the removal of the Equipment, Fence and/or Cables.

     N. Licenser agrees to permit Licensee reasonable access to the Roof Space and other areas so as to facilitate the installation, use, maintenance and removal of the Equipment, Fence, and Cables. Licensee shall have access to the Roof Space on a 24 hour per day, 7 days per week basis, in order to facilitate maintenance and repairs. Licensee agrees to sign the Building's log book on each occasion Licensee enters the Roof Space, during normal business hours. At times other than normal business hours, or when the log book is not available for signing, Tenant shall page Landlord at 470-4500 or shall leave a message by calling 481-9999 or shall notify Landlord by such other reasonable means as Landlord shall inform Tenant in writing.

     O. Notwithstanding anything else contained herein to the contrary, the license granted herein is subject to the non-interference of Licensee's Equipment with the normal operation, functioning and use of any other equipment (whether owned by Licensor or by other licensees and/or tenants of Licensor) currently existing upon the roof of the Building. In the event of any such interference, Licensor may terminate the License granted hereunder if such interference is not corrected within three (3) days notice from Licensor to Licensee. Notwithstanding anything else contained herein to the contrary, Licensor does not guaranty nor warrant the reception, noninterference or effective use of Licensee's antenna, or Equipment, either at initial installation nor thereafter.

     P. Licensee shall be required to get prior approval from Licensor pertaining to the Antenna size, color, Fence specifications, location on roof, method of mounting and the location of all Cables. In no instance shall this installation breach or penetrate the roof membrane.

     Q. Any notice required or desired under this License Agreement shall be deemed sufficiently given if given in compliance with the Licensee's lease agreement for the Premises.

     R. Licensee shall pay to Licensor, without set-off, or demand the sum of $O per month for all Antennae (as listed on Exhibit A, or otherwise located on the Building pursuant to this License Agreement or the license created hereunder) for use of the roof space ("License Fee") during the Terms of this License Agreement. Failure by Licensee to pay said License Fee shall entitle Licensor, upon 10 days written notice to Licensee, to terminate this License Agreement and the license created hereunder, and to such other relief as may be allowed by law or equity. No other Equipment or antennae shall be permitted by this license, without Licensor's prior written consent, which consent shall not be unreasonably withheld for a reasonable increase in equipment, provided the License Fee shall be increased to Licensor's then rate for each additional antennae.

     S. In the event of default by Licensee of any of the terms and conditions set forth in this License Agreement, whether suit be commenced or not, Licensee agrees to pay the attorneys' fees, costs and expenses of Licensor incurred in enforcing or attempting to enforce this License Agreement.

     T. Licensee shall operate the Licensee facilities in a manner that will not cause interference to Licensor and other Licensees of the Property provided that their installations predate that of the Licensee's facilities. All operations by Licensee shall be in compliance with all Federal Communications Commission ("FCC") requirements.

     U. Licensor waives any lien rights it may have concerning the Equipment which are deemed Licensee's personal property and not fixtures, and Licensee has the right to remove the same at any time without Licensor's consent.

     V. This Agreement may be terminated without further liability on thirty
(30) days prior written notice as follows: (i) by either party upon a default of any covenant or term hereof by the other party, which default is not cured within sixty (60) days of receipt of written notice or default provided that the grace period for any monetary default is ten (l0) days from receipt of notice; or (ii) by Licensee for any reason or for no reason, provided Licensee delivers written notice of early termination to Licensor with a thirty (30) day notice provision prior to termination; or (iii) by Licensee if it does not obtain or maintain any license, permit or other approval necessary for the construction and operation of the Equipment; or (iv) by Licensee if Licensee is unable to occupy and utilize the Premises under Licensee's (lease due to an action of the FCC, including without limitation, a take back of channels or change in frequencies; or (v) by Licensee if Licensee determines that the Premises are not appropriate for its operations for technological reasons, including, without limitation, signal interference.

     W. If the Premises or Equipment are damaged, destroyed, condemned or transferred in lieu of condemnation, Licensee may elect to terminate this Agreement as of the date of the damage, destruction, condemnation or transfer in lieu of condemnation by giving notice to Licensor no more than forty-five (45) days following the date of such damage, destruction, condemnation or transfer in lieu of condemnation.

     X. Licensee may not assign, or otherwise transfer all or any part of its interest in this Agreement without the prior written consent of Licensor, provided, however, that Licensee may assign its interest to any party to which it is assigning its interest in the Premises under its lease

     Y. Licensor shall be responsible for compliance with all marking and lighting requirements of the Federal Aviation Administration ("FAA") and the FCC. Should Licensee be cited because the Property is not in compliance and, should Licensor fail to cure the conditions of noncompliance, Licensee may either terminate this Agreement or proceed to cure the conditions of noncompliance of Licensor's expense, which accounts may be deducted from the rent under Licensee's lease.

     Z. In no event shall Licensee be entitled to erect any mono pole or other tower-type structure.

     U. In the event the Equipment, Fence and/or Cables should interfere with any roof maintenance, repair and/or replacement which Licensor deems necessary to perform, Licensor shall first notify Licensee and then Licensee shall cooperate with Licensor and its contractors to remove such interference, including if necessary, the relocation and/or temporary relocation of the Equipment, Fence and/or Cables. Such cooperation including such relocations and/or temporary relocations shall be at the cost and expense of Licensee.

                                    LICENSOR:
                                    TIMESHARE SYSTEMS, (NC.

                                    By:_______________________________________
                                    Its:______________________________________


                                    LICENSEE:
                                    ADVANCED TELECOMMUNICATIONS, INC.

                                    By _______________________________________
                                    Its_______________________________________


                    EXHIBIT A TO ANTENNAE LICENSE AGREEMENT

                                   Equipment

Up to one (1) antenna as well as related base site cabinets and any other appropriate ancillary equipment so long as it is contained within 100 square feet of roof space and does not exceed 10 feet in height. No additional antennae may be installed without Landlord's written consent.

                                    EXHIBIT C
                                LICENSE AGREEMENT
                          MINNEAPOLIS TECHNOLOGY CENTER
                          WEST PARKING LOT (UNASSIGNED)

     This License Agreement is made as of the 3rd day of March, 1999, by and between TIMESHARE SYSTEMS, INC., a Minnesota corporation ("Licensor") and ADVANCED TELECOMMUNICATIONS, INC. ("Licensee"),

     In consideration of the covenants and agreements contained herein, and other good and valuable consideration, receipt and sufficiency of which is acknowledged, Licensor and licensee mutually agree as follows:

     A GRANT: Licensor hereby grants to Licensee, for the sole purpose of parking the automobile(s) described in Licensee's application attached hereto, _________(___) unassigned parking space(s) in the restricted parking areas of the West parking lot ("Lot") located at Minneapolis Technology Center, 511 South Eleventh Avenue South, Minneapolis, Minnesota.

     2 TERM: Thee term of this license commences this date and expires at midnight April 30, 2099.

     3. LICENSE FEE: Licensee shall pay as its fee for this License the sum of $95 per admittance card on or before the first day of each month to Timeshare Systems, Inc., 511 South Eleventh Avenue South, Minneapolis, Minnesota, 55415, or at such other address that Licensor may designate; together with any use, sales or other tax (excepting income tax) payable or which may become payable by Licensor as a result of said fee. In the event the term of this License commences on other than the first day of a month, the fee will be prorated for such month. The license fee shall commence on the date Licensor delivers a Lot gate operator(s) or admittance card(s) to Licensee. The license fee shall terminate on the expiration date of the license or on the date the Licensee returns the Lot gate operator(s) and/or admittance card(s) whichever occurs last. The fee for this License may be adjusted from time to time beginnung January 1, 2000 to whatever fee Licensor is then charging for Lot parking stalls; provided that Licensor shall give thirty (30) days prior written notice of any such increase and Licensee may, within thirty (30) days subsequent to any such increase, terminate this License by giving ten (10) days written notice to Licensor.

     4. NEGATIVE COVENANTS: Licensee shall not:

     a) Park more than one (1) standard sized (or smaller) automobile per admittance card in the Lot, at any one time.

     b) Allow any non-authorized automobile to be parked in the Lot through use of Licensee's issued admittance card.

     c) Allow any automobile to be stored overnight in the Lot.

     Upon breach of any covenant set forth in this Paragraph 4 by Licensee, Licensor may, at its option, and in addition to Licensor's remedies provided in paragraph 5 hereof, charge Licensee the sum of $25.00 for each day of any such violation, and/or may tow or have towed any automobile which is parked in violation of any covenant set forth in this paragraph 4, and in such case Licensee agrees to pay Licensor as an additional license fee hereunder all towing and storage costs associated with said towing.

     5. RIGHT OF RE-ENTRY AND EXPIRATION: Licensee agrees that this License is made upon the condition that if the Licensee shall fail to pay the license fee within ten (10) days of when due, fail to keep any term or condition of this license, or shall neglect or fail to keep, observe and perform any of the rules and regulations from time to time adopted and promulgated by Licensor for the operation of the Lot, then in any of said cases the Licensor may immediately or at any time thereafter and without notice or demand, retake possession of the parking stall(s), without such re-taking working a forfeiture of the license fee to be paid by Licensee for the full tern of this License. In the event of such retaking or at the end of the Term, Licensee agrees to return to Licensor any and all Lot gate opentor(s) and/or admittance cards, upon notice from Licensor. Licensee shall pay to Licensor, Licensor's replacement/lost fee fur all such operator(s) and/or admittance cards not returned.

     6. PARKING LOT OPERATION: It is specifically understood and agreed that the Lot area is operated without constant staffing and that Licensor shall not be responsible for any loss, damage or casualty sustained by Licensee's automobile or for the loss of any articles, personal property or any such other items from Licensee's automobile.

     7. OFFICE LEASE: Licensee presently has (or is contemporaneously executing) a lease for office space within the Minneapolis Technology Center ("Office Lease").

     a) A termination of the Office Lease, whether by expiration of the term or otherwise, shall automatically constitute a termination of this License Agreement.

     8. AUTHORIZED VEHICLES: Licensee agrees, upon request from Licensor, to furnish Licensor or its authorized agent, the state automobile license number(s) assigned to those automobile(s) of those persons employed on the premises and who are designated by Licensee to use the Lot. Any such designation shall not exceed the number of stalls licensed hereunder. If any automobile of Licensee or of Licensee's officers, agents or employees who is not designated to park in the Lot is parked therein, then Licensee shall pay to Licensor an amount equal to $25 per day for each such vehicle for each day, or a part thereof, such amount to be due and payable by Licensce within three (3) days after demand therefor.

     9. CANCELLATION: Licensor shall leave the right, upon thirty (30) days prior written notice to Licensee, to cancel this License Agreement and allow the Parking Lot to be used on an unrestricted basis for all tenants and their invitees. Licensee front and after the cancellation date specified in such written notice, shall have no further obligation for the payment of the fee hereunder but the use of such Parking Lot shall be subject to the terms of paragraphs 4(c) 6 and 7 hereof.

     10. LICENSE HOURS: Notwithstanding anything else contained herein to the contrary, the license granted hereunder shall be limited to the following hours:
Monday through Friday (legal holidays specifically excluded) from 7:00 a.m. to 6:00 p.m. Licensee specifically agrees that should Licensee violate the foregoing hours during a time period in which there is an event ("Event") at the Hubert H. Humphrey Metrodome (located across 11th Avenue from the Minneapolis Technology Center) licensee shall pay to Licensor $25.00 for each such Event violation (or such higher rate which Licensor may then be charging for dome Event parking).

(LICENSEE)                                    (LICENSOR)
ADVANCED TELECOMMUNICATIONS. INC.             TIMESHARE SYSTEMS, INC.
By________________________________            By:______________________________
Its:______________________________            Its:_____________________________


Date:_____________________________            Date:____________________________

                                    EXHIBIT D

                              RULES AND REGULATIONS

     1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person or vendor chosen by Landlord. In addition, Landlord reserves the right to change from time to time the format of the signs or lettering and to require previously approved signs or lettering to be appropriately altered.

     2. If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.

     3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Building. The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access to the Building of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants provided that nothing contained in this rule shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

     4. The directory of the Building will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

     5. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant's property by the janitor or any other employee or any other person.

     6. Landlord will furnish Tenant free of charge with two keys to each door in the Premises. Landlord may make a reasonable charge for any additional keys, and Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new or additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

     7. It Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

     8. No equipment, materials furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord.

     9. Tenant shall obtain Landlord's consent prior to placing a load upon any floor which may exceed the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position to all equipment, materials, furniture or other property brought into the Building. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that my be transmitted to the structure of the Building or to any space in the Building to such a degree as to be objectionable to Landlord or to any tenant shall be placed and maintained by Tenant, at Tenant's expense on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

     10. Tenant shall not waste electricity, water or air conditioning. Tenant shall keep corridor doors closed.

     11. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays any person unless that person is known to the person or employee in charge of the Building as being an employee of Tenant and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.

     12. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

     13. The toilet rooms, toilets, urinals wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown into any of them, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

     14. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building except by virtue of a separate license negotiated with Landlord. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

     15. Except as approved by Landlord, Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

     16.No animals are allowed in the Building with the exception of seeing-eye or hearing animals. In the event any injuries are caused to Tenant's employees or invitees, the owner of said animal agrees to indemnify and hold the Landlord and its managing agent and all other tenants harmless from all costs (including reasonable attorneys' fees) with respect to the presence of any animals in the Building.

     17. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

     18. No cooking shall be done or permitted by any Tenant on the Premises, except by the Tenant of Underwriters' Laboratory approved microwave oven or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

     19. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with the rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

     20. Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

     21. The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instruction from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from

     22. Parking is allowed between the hours of 7:00 a.m. to 6:00 p.m., Monday through Friday, holidays excepted, in the east parking lot only, subject to availability and at such rates as Landlord is then charging. Notwithstanding the foregoing, no parking is allowed during professional sporting events and/or other events occurring at the Hubert H. Humphrey Metrodome located at across 11th Avenue South from the Building. All visitors to the Building parking in such parking lot shall pay the then prevailing parking charges. Any visitor drop-offs are allowed only on the east side of the Building. Notwithstanding the foregoing, parking by Tenant pursuant to a specific license agreement shall be 24 hours per day, 7 days a week.

     23. Landlord may waive any one or more of these Rules and Regulations fur the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules end Regulations against any or all of the tenants of the Building. The foregoing shall not be construed to allow Landlord to discriminatorily enforce these Rules and Regulations as against Tenant and not other tenants of the Building.

     24. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

     25. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order in and about the Building. Tenant agrees to abide by all such rules and regulations in this Exhibit stated and any additional rules and regulations which are adopted.

     26. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

                                   EXHIBIT E

                    LICENSE AGREEMENT TO USE BUILDING CHILLER

     This License Agreement (the "Agreement"), entered into as of the 3rd day of March, 1999, is between TIMESHARE SYSTEMS, INC., a Minnesota corporation (the "Licensor"), having an address at 511 Eleventh Avenue South, Minneapolis, Minnesota 55415 and Advanced Telecommunications Inc. (the "Licensee"), having an address at Suite 409, 511 Eleventh Avenue South, Minneapolis, Minnesota 55415 (the "Premises"), with a notice address at 730 2nd Avenue South, Suite
1200, Minneapolis, MN 55402.

     1. Licensor agrees to permit Licensee to utilize for purposes provided herein one of the chiller systems (as designated by Licensor) together with associated plumbing and electrical and mechanical controls (the "Chiller"), which are located on and at the building ("Building") in which the Premises are located. This license shall be subject to automatic termination in the event Licensee's lease for the Premises dated March 3rd, 1999 ("Lease") is terminated or canceled, but otherwise the term of this Agreement shall be the same as the Lease. Upon termination of Licensee's Lease for any reason, this License Agreement and the license created hereby shall automatically expire with said termination. The termination, cancellation or expiration of this License Agreement shall not be cause or grounds for the cancellation or termination of Licensee's Lease.

     2. Licensee may use the Chiller for purposes of cooling Licensee's telecommunication and other related equipment ("Equipment"). Licensee acknowledges that the license to utilize the Chiller is non-exclusive. This Agreement and the license granted hereby is specifically limited to Licensee's utilization of not more than 50 tons of the Chiller's capacity. Licensor, from time to time may provide such 50 tons of cooling capacity by any one of the Building's chillers, but the fees and other obligations hereunder shall continue to be applicable nonetheless.

     3. Licensor agrees that Licensee may run utility lines (the "Cables") between the Chiller and the Premises. Any damages to the Building or fixtures or equipment located upon or within the Building resulting therefrom shall be promptly repaired by Licensee.

     4. The Chiller shall remain the property of Licensor and any improvements made to the Chiller shall likewise become the property of Licensor. Licensee acknowledges that Licensor makes no representations or warranties as to the condition, fitness or purpose for which Licensee intends to use the Chiller. Licensee acknowledges and agrees that its use of the Chiller shall be in its current "AS-IS" condition. This License shall extend to any maintenance or improvements Licensee may desire and need to make to the Chiller, providing however, Licensee shall use a contractor authorized and approved by Licensor ("Authorized Contractor") and Licensee obtains Licensor's prior written consent. No work or maintenance shall be performed on the Chiller except by an Authorized Contractor, nor without the express written consent of Licensor.

     5. For purposes of this License Agreement Licensee's "Pro Rata Share" shall be equal to 20.8% and assumes the Chiller to which Licensee shall be connected shall have an approximately 240 rated capacity. If the Chiller to which Licensee has a different rated capacity, then Licensee's Pro Rata Share shall be adjusted accordingly.

     6. Licensee shall bear all expenses in connection with its use and maintenance of the Chiller, including: i) Licensee's Pro Rata Share of periodic maintenance costs (no less frequently than quarterly plus an annual preventative maintenance inspection by an Authorized Contractor) for the Chiller, including any repairs, wherever or not such repairs involve what may be typically considered capital items, but not including capital improvements or similar capital additions; ii) the "User Fee" (as defined in paragraph 7 below); and iv) the "Utility Fee" (as defined in paragraph 8 below). The foregoing maintenance costs shall specifically include any up-grades and/or capital costs required or mandated by any governmental authority, law, rule or regulation.

     7. Licensee shall pay to Licensor a monthly "User Fee" to compensate Licensor for a share of the supervision costs for approximately one (1) hour daily by the Building's facility maintenance person for daily logging, adjusting, switching and for maintaining the cooling tower water and other costs associated with the use, capital investment and operation of the Chiller. The User Fee shall be Licensee's Pro Rata Share of such costs (said costs initially being $5,400 and Licensee's initial Pro Rata Share shall initially be $1123 per month), but said User Fee shall be adjusted upward in the amount of 3% annually, on each anniversary date of this Agreement. Licensee acknowledges the costs to connect the Premises to the Chiller shall be borne by Licensee and are not part of any of the fees referred to elsewhere in this License Agreement. The User Fee shall not commence until the Premises are actually connected to the Chiller and being utilized (the "Effective Date").

Effective 7/1/99:

     8. Commencing with the Effective Date, Licensee agrees to pay to Licensor at the rate of $1950 per month ("Utility Fee"), which represents Licensee's Pro Rata Share of Licensor's electrical utility usage of approximately $9375 per month for electrical consumption by the Chiller, cooling tower, cooling tower pumps, etc., such Utility Fee to be prorated for any partial calendar month, and to be adjusted after each calendar year (up or down) at the same average rate as Landlord's average electrical rates change from year to year. In the event, whether through more efficient equipment upgrades, changes in electrical rates or otherwise, it can be shown that the overall utility costs to operate the Chiller differs from the estimated $9375 per month ("Adjusted Utility Costs"), then Tenant's Utility Fee shall be adjusted to its Pro Rata Share of the Adjusted Utility Costs. Landlord shall provide to Tenant all reports and other back-up supporting any adjustments to the Utility Fee.

Effective 7/1/99:

     9. Prior to the Effective Date Licensee agrees to pay to Licensor a one time "Start-Up Fee" of $10,000, representing a portion of the "upgrade/start-up" and accessory costs which were necessary to put the Chiller into operational condition ("Start Up Costs").

     10. Licensee's contractor shall maintain in force during the term of this License Agreement comprehensive liability insurance in amounts and in such form as reasonably satisfactory to Licensor, protecting Licensor against any liability, damages, cost or expenses, in construction with the maintenance and alteration of the Chiller and Cables and shall supply the appropriate certificates of such insurance upon request.

     11. Licensee and its contractors shall comply with all applicable federal, state and local laws, regulations, and building codes in connection with the use, maintenance and alteration of the Chiller and Cables. In the event any such laws, regulations, or codes requires physical improvements be made to the Building or other expenditures by or on behalf of the Building and/or its owner, the costs of the same shall be borne by Licensee. Notwithstanding the foregoing, any physical improvements, whether required by law, regulation, code or otherwise, shall be subject to Licensor's approval, which approval may be given or denied in Licensor's sole discretion. If any law, regulation or code prohibits or disallows the Chiller and/or Cables or the effective use of the license granted hereby, whether now or in the future, Licensor shall be entitled to terminate the license granted hereby, without penalty; and Licensee shall take such action so as to allow the Building to again be in compliance with such law, regulation or code, including, if neccesary, the removal of Cables; provided however, Licensor agrees to cooperate, without cost to Licensor, with Licensee's efforts to comply with such laws, regulation or codes, including any legal challenges thereto. Licensee shall have the right to challenge, at Licensee's sole cost, any governmental requirement imposed or sought to be imposed with respect to the Chiller during the term of this Agreement and in connection therewith, to delay compliance with such requirements until resolution of the contest or challenge; provided that neither Licensor nor the Building is subject to the risk of any fine, penalty, cost, lien or forfeiture during such contest.

     12. Licensor agrees to permit Licensee reasonable access to the Chiller and other areas so as to facilitate the use, maintenance and alterations of the Chiller and Cables. Licensee shall indemnify and hold Licensor harmless from and against liability, damages, costs and expenses, including reasonable attorneys' fees incurred by Licensor, arising out of Licensee's use, maintenance and alterations of the Chiller and Cables, except if due to the negligence or willful misconduct of Licensor. This obligation shall survive the expiration, cancellation or termination of this License Agreement and the license created hereunder.

     13. Any notice required or desired under this License Agreement shall be deemed sufficiently given if given in compliance with the Licensee's Lease.

     14. In the event of default by either Licensor or Licensee of any of the terms and conditions set forth in this License Agreement, whether suit be commenced or not, the defaulting party agrees to pay the reasonable attorneys fees, costs and expenses of the non-defaulting party incurred in enforcing or attempting to enforce this License Agreement.

     15. If the Licensor is in default of any of its obligation to provide services or maintain the Chiller as specified in this Agreement, Licensee shall notify Licensor that Licensee is dissatisfied with the services and/or maintenance so to be provided and, if following such notice, the same shall not have been cured to Licensee's reasonable satisfaction within thirty (30) days of such notice, then Licensee shall have the right to assume on the expiration of such 30 day period the obligation to so provide the services and/or maintenance. During the period that Licensee is performing Licensor's obligations, Licensee shall be entitled to a credit against the User Fee otherwise due hereunder equal to the actual cost of such service and/or maintenance.

     16. Licensor's right to assign this License Agreement is and shall remain unqualified upon any sale or transfer of the Building and provided the purchaser succeeds to the interests of Licensor and assumes all obligations of Licensor hereunder, Licensor shall thereupon be entirely free of all obligations of the Licensor hereunder and shall not be subject to any liability resulting from any act or omission or event occurring after such conveyance.

(LICENSEE)                                 (LICENSOR)
ADVANCED TELECOMMUNICATIONS INC.           TIMESHARE SYSTEMS, INC.

By  [ILLEGIBLE]                            By      [ILLEGIBLE]
  ------------------------------------       -----------------------------------
  Its                                       Its
     ---------------------------------          --------------------------------
Date   [ILLEGIBLE]                          Date    8/1/99
     ---------------------------------           -------------------------------

Memorandum

To: Richard Smith, Cliff Williams, Mike Donahue

CC:

From: Lynne Powers

Date: 04/03/99

Re:   511 Building Lease

Please find the attached summary of the 511 Building lease. Both parties have executed the lease, however the landlord returned the contract without signing an attached license agreement. This was an oversight on his part and once I obtain his signature I will forward the original to Mr. Donahue and a copy will be placed in my files and Mr. Smith's.

I believe I have summarized the most important provisions of the contract on the attached documents. However, if you wish to read the entire lease agreement before I have the final signature, please let me know.

Contract Summary:

511 Building Lease

Lessee:                       Advanced Telecommunications, Inc.
                              730 Second Avenue South
                              Suite 1200
                              Minneapolis, MN 55441

Lessor:                       Timeshare Systems, Inc.
                              511 Eleventh Avenue South
                              Minneapolis, MN 55415

Contract Negotiator:          Lynne Powers, Director of Financial Analysis

Contract Approver:            Richard Smith, Chief Financial Officer

Contact with Lessor Company:  Bassant Kharbanda, 651-481-9999, 612-332-2071

Purpose of Lease:
Rental of 6,300 square feet of building space for operation of Minneapolis telephone switching equipment.

Base Rent per square foot:    $17.50, Year 1 rising $1 per square foot every
                              2 years

Commencement of Lease:        4/15/1999

Term:                         10 Years

End of Initial Term:          4/15/2009

Renewable for 2 Five(5) year periods
End of 1st Renewable Term:    4/15/2014

End of 2nd Renewable Term:    4/15/2019

Early Termination:            Lease may be terminated as of the end of the 60th
                              or 84th month if written notice given and payment of termination fee equal to 6 months rent.

Other Terms:
1) ATI is responsible for leasehold improvements and landlord will need to approve construction plans prior to commencement.
2) "Real Estate Tax Base" of $1.11 per square feet and "Operating Expense
   Base" of $3.84 per square foot are included in the base rent. Commencing with the first full calendar year, ATI will pay Landlord actual taxes and operating expenses to the extent they exceed the base.
3) ATI will have submetered utilities and is responsible for those costs directly to the utility companies.
4) Lease costs include an additional 15% of square footage on top of the actual square footage for use of common areas.
5) ATI has right of first refusal when adjoining lease space becomes available.
6) ATI will have access to the Landlord's generator and UPS system at no additional cost over the base lease cost.
7) Lease includes 100 square feet of roof space for location of antennae.
8) ATI will pay $95 per month per building access card, which includes access to parking lot.
9) ATI will have license to use of building chiller for a monthly user fee of $1123 and a utility fee of $1950 per month. There is also a "Start-up Fee" of $10,000. These fees will commence on 7-1-99.


                             511 Building Lease Cost

                                                              1            2           3            4            5            6
Anniversary                                    1999         2000         2001         2002         2003         2004         2005
Year
---------                                      ----         ----         ----         ----         ----         ----         ----
Square Feet                                   6,300         6,300        6,300        6,300        6,300        6,300        6,300
Common Space Multiplier                       x1.15         x1.15        x1.15        x1.15        x1.15        x1.15        x1.15
                                              -----         -----        -----        -----        -----        -----        -----
Total Square Feet                             7,245         7,245        7,245        7,245        7,245        7,245        7,245

Base Rent per Sq Ft till 4/15                         $     17.50  $     17.50  $     16.50  $     18.50  $     19.50  $     19.50
Base Rent per Sq. Ft.                   $     17.50   $     17.50  $     18.50  $     18.50  $     19.50  $     19.50  $     20.50
Annual Base Rent 1/1 - 4/15                      --   $126,787.50  $126,787.50  $134,032.50  $134,032.50  $141,277.50  $141,277.50
Annual Base Rent 4/15 - 12/31           $126,787.50   $126,787.50  $134,032.50  $134,032.50  $141,277.50  $141,277.50  $148,522.50

Monthly Base Rent 1/1 - 4/15            $        --   $ 10,565.63  $ 10,565.63  $ 11,169.38  $ 11,169.38  $ 11,773.13  $ 11,773.13
Monthly Base Rent 4/15 - 12/31          $ 10,565.03   $ 10,565.63  $ 11,169.38  $ 11,169.38  $ 11,773.13  $ 11,776.88  $ 12,376.88

Access Card Fees  (5)                     $   475.00   $   475.00   $   475.00   $   475.00   $   475.00   $   475.00   $   475.00

Chiller Fees (eff. Date 7/1/99) 1/1-4/15
Maintenance & Use                         $      --    $ 1,123.00   $ 1,156.69   $ 1,191.39   $ 1,227.13   $ 1,263.95   $ 1,301.86
Utility Fee                               $      --    $ 1,950.00   $ 1,950.00   $ 1,950.00   $ 1,950.00   $ 1,950.00   $ 1,950.00

Chiller Fees (eff. Date: 7/1/99)
4/15 - 12/31
Maintenance & Use                         $ 1,123.00   $ 1,156.69   $ 1,191.39   $ 1,227.13   $ 1,263.95   $ 1,301.86   $ 1,340.92
Utility Fee                               $ 1,950.00   $ 1,950.00   $ 1,950.00   $ 1,950.00   $ 1,950.00   $ 1,950.00   $ 1,950.00

Monthly Payment w/ Chiller 1/1-4/15       $       --   $14,113.63   $14,147.32   $14,785.77   $14,821.51   $15,462.07   $15,499.99

Monthly Payment w/ Chiller 4/15-12/31     $14,113.63   $14,147.32   $14,785.77   $14,821.51   $15,462.07   $15,499.99   $16,142.80

Jan                                       $       --   $14,113.63   $14,147.32   $14,785.77   $14,821.31   $15,462.07   $15,499.99
Feb                                       $       --   $14,113.63   $14,147.32   $14,785.77   $14,821.31   $15,462.07   $15,499.99
Mar                                       $       --   $14,113.63   $14,147.32   $14,785.77   $14,821.31   $15,462.07   $15,499.99
Apr                                       $ 5,520.31   $14,130.47   $14,466.54   $14,803.64   $15,141.79   $15,481.03   $15,821.39
May                                       $11,040.63   $14,147.32   $14,785.77   $14,821.51   $15,462.07   $15,449.99   $16,142.80
Jun                                       $11,040.63   $14,142.32   $14,785.77   $14,821.51   $15,462.07   $15,449.99   $16,142.80
Jul                                       $14,113.63   $14,147.32   $14,785.77   $14,821.51   $15,462.07   $15,449.99   $16,142.80
Aug                                       $14,113.63   $14,147.37   $14,785.77   $14,821.51   $15,462.07   $15,449.99   $16,142.80
Sep                                       $14,113.63   $14,147.32   $14,785.77   $14,821.51   $15,462.07   $15,449.99   $16,142.80
Oct                                       $14,113.63   $14,147.32   $14,785.77   $14,821.51   $15,462.07   $15,449.99   $16,142.80
Nov                                       $14,113.63   $14,147.32   $14,785.77   $14,821.51   $15,462.07   $15,449.99   $16,142.80
Dec                                       $14,113.63   $14,147.32   $14,785.77   $14,821.51   $15,462.07   $15,449.99   $16,142.80
                                          ----------   ----------   ----------   ----------   ----------   ----------   ----------
Total                                    $112,283.31  $169,649.87  $175,194.61  $177,732.99  $183,302.88  $185,867.16  $191,463.73
                                         ===========  ===========  ===========  ===========  ===========  ===========  ===========
Chiller Start-up Fees                    $ 10,000.00  $        --  $        --  $        --  $        --  $        --  $        --
                                         -----------  -----------  -----------  -----------  -----------  -----------  -----------
Grand Total                              $122,283.31  $169,649.87  $175,194.61  $177,732.99  $183,302.88  $185,867.16  $191,463.73
                                         ===========  ===========  ===========  ===========  ===========  ===========  ===========




                                               7             8           9            10
Anniversary                                   2006         2007         2008         2009
Year
---------                                     ----         ----         ----         ----
Square Feet                                   6,300        6,300        6,300        6,300
Common Space Multiplier                       x1.15        x1.15        x1.15        x1.15
                                        -----------  -----------  -----------  -----------
Total Square Feet                             7,245        7,245        7,245        7,245

Base Rent per Sq Ft till 4/15           $     20.50  $     20.50  $     21.50  $     21.50
Base Rent per Sq  Ft                    $     20.50  $     21.50  $     21.50  $     22.50
Annual Base Rent 1/1 - 4/15             $148,522.50  $148,522.50  $155,767.50  $155,767.50
Annual Base Rent 4/15 - 12/31           $148,522.50  $155,767.50  $155,767.50  $163,012.50

Monthly Base Rent 1/1 - 4/15            $ 12,376.88  $ 12,376.88  $ 12,980.63  $ 12,980.63
Monthly Base Rent 4/15 - 12/31          $ 12,376.88  $ 12,980.63  $ 12,980.63  $ 13,584.38

Access Card Fees  (5)                   $    475.00  $    475.00  $    475.00  $    475.00

Chiller Fees (eff. Date 7/1/99) 1/1 - 4/15
Maintenance & Use                       $  1,340.92  $  1,381.15  $  1,422.58  $  1,465.26
Utility Fee                             $  1,950.00  $  1,950.00  $  1,950.00  $  1,950.00

Chiller Fees (eff. Date: 7/1/99)
4/15 - 12/31
Maintenance & Use                       $  1,381.15  $  1,422.58  $  1,465.26  $  1,509.22
Utility Fee                             $  1,950.00  $  1,950.00  $  1,950.00  $  1,950.00

Monthly Payment w/ Chiller 1/1-4/15     $ 16,142.80  $ 16,183.02  $ 16,828.21  $ 16,870.89

Monthly Payment w/ Chiller 4/15-12/31   $ 16,183.02  $ 16,828.21  $ 16,870.89  $ 17,518.59

Jan.                                    $ 16,142.80  $ 16,183.02  $ 16,828.21  $ 16,870.89
Feb.                                    $ 16,142.80  $ 16,183.02  $ 16,828.21  $ 16,870.89
Mar.                                    $ 16,142.60  $ 16,183.02  $ 16,828.21  $ 16,870.89
Apr                                     $ 16,162.91  $ 16,505.62  $ 16,849.55  $ 17,194.74
May                                     $ 16,183.02  $ 16,828.21  $ 16,870.89  $ 17,518.59
Jun                                     $ 16,183.02  $ 16,828.21  $ 16,870.89  $ 17,518.59
Jul                                     $ 16,183.02  $ 16,828.21  $ 16,870.89  $ 17,518.59
Aug                                     $ 16,183.02  $ 16,828.21  $ 16,870.89  $ 17,518.59
Sep                                     $ 16,183.02  $ 16,828.21  $ 16,870.89  $ 17,518.59
Oct                                     $ 16,183.02  $ 16,828.21  $ 16,870.89  $ 17,518.59
Nov                                     $ 16,183.02  $ 16,828.21  $ 16,870.89  $ 17,518.59
Dec                                     $ 16,183.02  $ 16,828.21  $ 16,870.89  $ 17,518.59
                                        -----------  -----------  -----------  -----------
Total                                   $194,055.48  $199,680.35  $202,301.25  $207,956.14
                                        ===========  ===========  ===========  ===========
Chiller Start-up Fees                   $        --  $        --  $        --  $        --
                                        -----------  -----------  -----------  -----------
Grand Total                             $194,065.48  $199,680.35  $202,301.25  $207,956.14
                                        ===========  ===========  ===========  ===========


                     STANDARD OFFICE LEASE AGREEMENT (GROSS)

THIS LEASE AGREEMENT (hereinafter called the "Lease Agreement") made as of the 3rd day of March, 1999, by and between TIMESHARE SYSTEMS, INC., a Minnesota corporation, having offices at 511 Eleventh Avenue South, Minneapolis, Minnesota, 55415 (hereafter called the "Landlord"), and Advanced
Telecommunications, Inc., a ________________ corporation (hereafter called the "Tenant").

                                   WITNESSETH

     FOR AND IN CONSIDERATION of the sum of One Dollar ($1.00) in hand paid by each of the parties to the other, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, Landlord does hereby lease and let unto Tenant, and Tenant does hereby hire, lease and take from Landlord, that area outlined in red on Exhibit A-1 attached hereto, and by this reference incorporated herein, and described as 325, containing approximately 7061 rentable square feet, (hereafter called the "Premises") at 511 11th Avenue South (hereafter called the "Building") in the City of Minneapolis, County of Hennepin, State of Minnesota. The terms Building as it is used herein shall consist of the land and building(s) set forth in Exhibit A-2 hereto. The Premisesarea shall be measured from the outside of exterior or corridor walls and from the center of demising walls to obtain the useable area of the Premise: which shall be multiplied by a factor of 1.15 to active at the rentable area of the Premises. The parties may measure the Premises at any time, but unless the rentable area differs by more or less than 10% the rental amounts set forth below shall not be adjusted.

 ARTICLE 1 - TERM
     A. To have and to hold said Premises for a term of ten (10) years, commencing upon the earlier of: 1) April 15, 1999; or ii) the date on which Tenant occupies any portion of the Premises for the conduct of its business; and terminating on the last day of the month during which the tenth (10th) anniversary of the commencement date occurs (hereafter called the "Term") upon the rentals and subject to the conditions set forth in this Lease Agreement, and the Exhibits attached hereto. The commencement and termination dates are specifically subject to the provisions of Article 5 hereof.

     B. Tenant shall have the right to renew the Term of the Lease Agreement for two (2) periods of five (5) years each ("Renewal Term(s)"), subject to the following terms, covenants and conditions: i) Tenant shall not be in default beyond any applicable grace period in the performance of any of the terms, covenants or conditions of this Lease Agreement, either at the time of the exercise of the right to renew or at the commencement of the applicable Renewal Term; ii) the Renewal Terms) shall be on the same terms, covenants and conditions as provided in this Lease Agreement, except the Minimum Rental during the Renewal Term shall be at the rates as set forth in the table in Paragraph 3B and there shall be no further renewal right after the commencement of the second Renewal Term; and iii) Tenant shall exercise its right to renew by giving written notice thereof to Landlord at least nine (9) calendar months prior to the expiration of the initial Term or first Renewal Term, as the case may be, time being of the essence. If Tenant fails to notify Landlord in the manner and within the time as provided in this paragraph, Tenant's right to renew this Lease Agreement shall expire and become null and void. If Tenant fails to exercise the first Renewal Term, then the following Renewal Term shall also terminate.

ARTICLE 2 - USE
     A. The Premises shall be used by the Tenant solely for the following purposes: General office purposes, including executive corporate and general offices; in addition Tenant shall be entitled, subject to obtaining such approvals as may be required from any governmental authorities which may have jurisdiction thereof, to install, operate and maintain telecommunications equipment, including telecommunication switching operations and related facilities utilized in connection with Tenant's telecommunication business. No other use of the Premises shall be permitted or allowed.

     B. Landlord acknowledges that in connection with Tenant's use of the Premises, it shall be installing specialized telecommunication equipment, and various electrical equipment and facilities associated therewith ("Telecommunications Equipment"). Tenant shall be solely responsible for ensuring that the Telecommunications Equipment can be operated consistent with Landlord's current facilities and utilities and Tenant shall be solely responsible for any special utility requirements created by the Telecommunications Equipment (such as, but not limited to: all electrical power utilized thereby, additional cooling requirements, uninterrupted power sources, etc.) the installation of which shall be governed by Article 4 below. Tenant shall also be solely responsible to ensure that any electrical/magnetic field ("EMF") is not emitted beyond the Premises at levels exceeding those acceptable by the Food and Drug Administration for persons with pacemakers or other electronic prosthetics (5 goss or 5,000 milligoss). In all events, Tenant shall indemnify, defend with counsel of Landlord's selection, and save Landlord harmless from any claim for injury to a person or damage to property asserted by any person against Landlord, its agents or employees by reason of any EMF emitted from or created by the Telecommunications Equipment. In addition, Tenant hereby assumes all risk in connection with the presence of all EMF within the Premises and hereby releases Landlord from any and all liability or responsibility to Tenant, its agents, employees, contractors or anyone claiming through or under Tenant by way of subrogation or otherwise for the loss or damage to property or injury to persons arising out of or relating to EMF.

     C. Tenant and its "Affiliates" (as defined in Article 15 below) shall have the right to provide telecommunication services to other tenants in the Building on a non-exclusive basis with other providers of such services; provided all such tenants shall be able to freely choose their telecommunications provider, and Tenant shall not solicit such tenants (in person) except with Landlord's prior approval.

ARTICLE 3 - RENTALS

     A. Tenant agrees to pay to Landlord as minimum rental (hereinafter called "Minimum Rental") for the Premises, without notice set-off or demand, monthly installments during the Term, and if properly exercised, each of the four Renewal Terms, all as set forth in the table in Paragraph 3B below; said monthly installments to be due and payable by Tenant in advance on the first day of each calendar month during the Term of this Lease Agreement, or any extension or renewal thereof, at the office of Landlord set forth in the preamble to this Lease Agreement or at such other place as Landlord may designate. In the event of any fractional calendar month, Tenant shall pay for each day in such partial month a rental equal to l/30 of the Minimum Rental. Tenant agrees to pay, as Additional Rent, which shall be collectible to the same extent as Minimum Rental, all amounts which may become due to Landlord hereunder and any tax, charge or fee that may be levied, assessed or imposed upon or measured by the rents reserved hereunder by any governmental authority acting under any present or future law before any fine, penalty, interest or costs may be added thereto for non-payment. Notwithstanding anything contained herein to the contrary, upon the execution by Tenant of this Lease Agreement, Tenant shall pay to Landlord $10,297.30 which sum shall be applied toward the first monthly Minimum Rental.

          (iii) Tenant shall be entitled to install an UPS electrical system and/or batteries all in a segregated area of the Premises along with the Telecommunications Equipment ("Electrical Room").

          (iv) Tenant shall install for the Premises (including the Electrical
Room) an electric submeter for all electrical usage therein;

     2. installation of the following:

          (i) Tenant shall cause to be removed modular interior walls from within the Premises, if there are any, and store the same inside the Premises (or at such other storage location as designated by Landlord) until the completion of Tenant's Work, at which time said removed modular interior walls (together with any additional modular interior walls Landlord may have in storage) shall be made available by Landlord to Tenant for installation of offices and rooms (including the Electrical Room) utilizing Landlord's modular walls, to the extent Tenant so desires;

          (ii) installation of floor covering and wall coverings pursuant to Final Plans;

          (iii) extension of the demising walls above the ceiling to the deck of the roof pursuant to Final Plans.

          (iv) installation of cabling and conduit from the Premises to Tenant's telecommunication antennae and related equipment on the roof of the Building (which placement, location and maintenance of such equipment shall be governed by a separate license agreement in the form of Exhibit B attached hereto and incorporated herein by reference). Tenant agrees that at no time during the Term shall it use, license or otherwise agree to utilize any space upon the Building or land upon which it is located for antennae space, except pursuant to Exhibit B, and in no event shall it use, license, utilize or rent space from other tenants or licensees of the Building without the consent of Landlord, which consent may he conditioned upon payment of reasonable fees to Landlord;

          (v) use of the Building's existing conduit and riser space and in the event existing conduit is not available, the installation of conduit and cabling from the Electric Room to Tenant's network outside of the Building. 1n connection therewith Landlord shall cooperate with Tenant to locate and utilize an appropriate riser space from the Premises to other necessary levels of the Building, such cooperation may include core drilling (subject to Paragraph 4C below). Tenant shall also have the right to construct dual telecommunication conduit entrances to the Building (as reasonably approved by Landlord), which may include the removal and replacement of curbing and/or sidewalks, and trenching and repairing portions of the parking lot and/or other common areas, all subject to Paragraph 4C below. Tenant agrees to cooperate and coordinate with other tenants of the Building desiring or constructing such dual telecommunication conduit entrances. Notwithstanding anything contained in this Lease Agreement to the contrary, all cabling and conduit, located on the exterior of the Premises shall become the property of Landlord upon the expiration of the Term and shall be surrendered with the Premises.

     3. installation of the following heating, ventilation, air conditioning systems, equipment or facilities ("HVAC"):

          (i) installation of such plumbing, cables, controls and accessory equipment to connect the Electrical Room to the Building's chiller equipment pursuant to the provisions of the license agreement set forth in Exhibit E attached hereto and to which the parties hereby agree to be bound.

          (ii) such equipment to provide Tenant' necessary HVAC capacity to the Premises, including but not limited to, condensers on the exterior of the Building, or on the roof of the Building, at such location as approved by Landlord ("Cooling Equipment"). If such Cooling Equipment is necessary, it shall be subject to availability of space and Tenant shall pay for such space at the same per square foot rate as is set forth in the table of Article 3.

          (iii) in connection with the Cooling Equipment or other forms of cooling, such drains as Tenant deems necessary, subject to Paragraph 4C below.

          (iv) Tenant shall have the right to modify the Building's heating system servicing the Premises, subject to Paragraph 4C below.

          (v) Tenant may modify the duct work and other modifications necessary to the Building's HVAC so as to service the office portions of the Premises.

     4. subject to the prior approval of Landlord, which approval shall not be unreasonably withheld or delayed, Tenant shall be entitled to reinforce the floor load capacity of the Premises. Tenant shall be responsible for assuring that its equipment and any of the Work performed within the Premises does not exceed the floor capacities of the Building and/or Premises and Tenant shall indemnify and hold Landlord harmless from all damage, liability and costs (including reasonable attorneys' fees) in the event it over-loads the floor capacity of the Premises, but only to the extent it exceeds 80 ppf live weight and 20 ppf dead weight.

     5. Tenant shall have the right to modify the Building's sprinkler system serving the Premises (including installation of a fire suppression system which may be independent of the Building's system or have the system servicing the Premises modified to a dry pipe system), pursuant to Final Plans to be approved by Landlord.

     6. If Tenant desires to have the right to install an emergency generator (the "Tenant Generator") either (at Landlord's election) in an enclosed pad on the roof of the Building or at the exterior of the Building in a location approved by Landlord, the same shall be subject to the following:

     a. Tenant shall first obtain such governmental approvals, authorizations and permits as are required to install and operate the Tenant Generator.

     b. All plans and specifications for the installation of the Tenant Generator and its connection to the Premises must be approved, in advance, by Landlord. The installation of the Tenant Generator shall be performed in a manner approved by Landlord. The Tenant Generator may consist of up to 350 KW diesel generator and up to a related 500 gallon fuel tank.

     c. Tenant shall pay the entire cost of installing the Tenant Generator, including any modifications to the generator area required to accommodate and screen the Tenant Generator.

     d. Tenant shall maintain the Tenant Generator and any related equipment, at its sole cost and expense, in good order and condition and will repair any damage to the Building and/or any other equipment caused by the Tenant Generator and/or its installation and/or removal. Landlord shall not be liable to Tenant or to any other person for any loss or damage to the Tenant Generator regardless of cause, other than the negligence or acts of Landlord, its agents or employees.

     e. Tenant shall have the right to install gas generator(s) in lieu of diesel. In either event: (i) any fuel tank shall he located above ground and within the frame of the generator, (ii) Tenant shall install such spill protection and other tank monitoring devices as shall be required by governmental codes and regulations, (iii) Tenant shall provide Landlord with copies of all warranties and evidence of any testing required by law, and (iv) Tenant shall indemnify Landlord from and against any and all costs and liability arising from a leak from such fuel tank, including, without limitation, any clean-up costs.

     f. Upon the termination of the Lease Agreement, Tenant will have the right to remove the Tenant Generator, provided, (i) the Tenant Generator is removed within five (5) days following the termination of the Lease Agreement, and (ii) Tenant shall repair all damage to the Building, landscaping and/or any other equipment caused by the removal of the Tenant Generator and shall restore the area to the condition as existing prior to such installation.

     g. The availability of appropriate exterior space, and Tenant shall pay for such space at the same per square foot rate as is set forth in the table of Article 3.

     C. All of Tenant's Work shall be performed in a good and workmanlike manner using first grade and new materials and to the extent any of such Work involves alteration or replacement of any existing equipment or facilities of the Building, Tenant shall use a standard and grade equal to or better than such existing equipment and facilities. To the extent any of Tenant's Work involves areas outside the Premises ("Exterior Work"), Tenant ant its contractors shall coordinate all such Work with Landlord and Landlord's Building Manager, on a daily basis. All such Work, including the Exterior Work, shall he performed in a manner so as to not unreasonably disturb or interfere with the operations of the Building or other tenants of the Building, specifically, but not exclusively including, the performance of all such Work which may involve loud and/or irritating noises, vibrations, dust and/or odors after normal business hours (as defined in Paragraph 7D below). In all events, whenever the Tenant's Work involves the alteration and/or interference with any of the Building's systems, including, but not limited to, electrical, water, HVAC, sprinkler, plumbing and life/health/safely systems, Tenant shall indemnify and hold Landlord harmless with respect to any interruption of such systems to other portions of the Building and/or other tenants and the continued operational integrity of such systems as a result of the Work. In all events, Tenant, at is sole cost and expense, shall obtain all applicable governmental approvals with respect to the installation or doing of all Work including the Exterior Work. Tenant shall cause its contractors and subcontractors to utilize only those parking areas designated by Landlord, and to the extent such use utilizes parking spaces, Tenant shall utilize its parking licenses (as set forth in Paragraph 14D and Exhibit C below) for such purposes and Tenant shall be responsible for the license fees due thereunder during such parking use by Tenant's contractors and subcontractors. Landlord agrees to cooperate, at no cost to it, with respect to the obtaining of any such governmental approvals, such cooperation, however, shall not extend to providing any concessions to the governmental authority with respect to zoning, parking or outer restrictions relating to the Building.

     D. Landlord agrees to make such alterations to the common area restroom facilities on the first floor as necessary so as to put them in compliance with Title lI1 of the Americans with Disabilities Act of 1990 ("ADA"). Tenant shall perform its Work so as to be in compliance with the ADA.

 ARTICLE 5 - POSSESSION
     A. Tenant shall have access and possession to the Premises pursuant to
Article 4 above. Construction delays affecting Tenant's Work due to material shortages, strikes, or acts of God, or otherwise shall in no event postpone the date of commencement of the Term of this Lease Agreement nor of the payment of rentals. By occupying the Premises as a Tenant, or to install fixtures, facilities or equipment, or to perform the Work, Tenant shall be conclusively deemed to have accepted the same, except for any latent defects affecting the Building. Immediately after Tenant's completion of its Work, Landlord and Tenant shall execute a ratification agreement which shall set forth the final commencement and termination dates for the Terms and shall acknowledge the Minimum Rental, the square footage of the Premises, and Delivery of the Premises in the condition required by this Lease Agreement.

ARTICLE 6 - TENANT'S PRO RATA SHARE OF REAL ESTATE TAXES AND OPERATING EXPENSES
            ABOVE BASE
     A. Commencing with the first full calendar year subsequent to the commencement of the Term, during each full or partial calendar year during the Term of this Lease Agreement. Tenant shall pay to Landlord, as Additional Rental, the amounts by which actual Real Estate Taxes and Operating Expenses (both as hereafter defined) per square foot of rentable area in the Building multiplied by the: number of square feet of reusable area in the Premises exceed the Real Estate Tax Base and the Operating Expense Base, respectively (both as hereafter defined) prorated for the period that Tenant occupied the Premises. In the event that during all or any portion of any calendar year, the Building is not fully rented and occupied Landlord may make any appropriate adjustment in occupancy-related Operating Expenses for such year for the purpose of avoiding distortion of the amount of such Operating Expenses to he attributed to Tenant by reason of variation in total occupancy of the Building by employing sound accounting and management principles to determine Operating Expenses that would have been paid or incurred by Landlord had the Building been 100% rented and occupied, and the amount so determined shall he deemed to have been Operating Expenses for such year. As used herein, the "Real Estate Tax Base" shall be $1.11 per rentable square foot times the rentable square feet contained within the Premises, and the "Operating Expense Base" shall be $3.8.1 per rentable square feet times the rentable square feet contained within the Premises. If the actual Real Estate Taxes or Operating Expenses per square foot times the rentable square feet contained within the Premises are less than the Real Estate Tax Base or Operating Expense Base, respectively. Tenant shall not be entitled to any refund or credit.

     B. Commencing with the first full calendar year subsequent to the: commencement of the Term, Landlord shall, each year during the Term of this Lease Agreement, give Tenant an estimate of Operating Expenses and an estimate of Real Estate Taxes payable per square feet of rentable area for the coming calendar year. If either such estimate exceeds the respective Real Estate Tax Base or Operating Expense Base (as defined above), Tenant shall pay, as Additional Rental, along with its monthly Minimum Rental payments required hereunder, one-twelfth (1/12) of such excess estimated Operating Expenses and/or Real Estate Taxes and such Additional Rental shall be payable until subsequently adjusted for the following year pursuant to this Article

     C. As soon as possible after the expiration of each calendar year beginning with the first full calendar your subsequent to the commencement of the Term but in any event no later than ninety (90) days following the close of the calendar year, Landlord shall determine and certify to Tenant the actual Operating Expenses and Real Estate Taxes for the previous year per square foot of rentable area in the Building and the amount applicable to the Premises. If such statement shows that Tenant's share of increases in Operating Expenses and Real Estate Taxes over Operating Expense Base and the Real Estate Tax Base, respectively exceeds Tenant's estimated monthly payments for the previous calendar year, then Tenant shall within twenty (20) days after receiving Landlord's certification, pay such deficiency to Landlord. In the event of an overpayment by Tenant, such overpayment (not to exceed the amount of the estimated payments) shall be refunded to Tenant, at the time of certification, in the form of an adjustment in the Additional Rental next coming due, or if at the end of the Term by a refund. By written notice given to Landlord no later than six (6) months following delivery of the written certification of Landlord, Tenant shall have the right to audit, or have audited the written certification and the books and record from which such certification is derived. Tenant shall pay the costs of any such audit, unless it is determined that Tenant's overpayment was more than five percent (5%) of the actual amount in which case Landlord shall reimburse Tenant for the reasonable cost of the audit.

     D. For purposes of this Article, the term "Real Estate Taxes" means the total of all taxes, fees, charges and assessments, general and special, ordinary and extraordinary, foreseen or unforeseen, which become due and payable upon the Building. All reasonable costs and expenses incurred by Landlord during negotiations for or contests of the amount of Real Estate taxes shall be included within the term "Real Estate Taxes." For purposes of this Article, the term "Operating Expenses" shall be deemed to mean all costs and expenses directly related to the Building incurred by Landlord to the repair, operation, management and maintenance of the Building including interior and exterior and common area maintenance, management fees, cleaning expenses, energy expenses, insurance premiums, and the amortization of capital investments made to reduce operating costs (including reroofing costs) or that are necessary due to governmental requirements, all in accordance with generally accepted accounting principles. Notwithstanding the foregoing, the parties acknowledge and agree that the janitorial services and electricity to the Premises shall be supplied by Tenant at its costs and/or submetered and paid for by Tenant ("Tenant Supplied Utilities") and Tenant acknowledges that it shall be given no credit against Operating Expenses for those portions of the Premises being serviced by Tenant Supplied Utilities. The following shall be included in Operating
Expenses:

     (1) real estate brokerage and leasing commissions;

     (2) cost of alterations of any tenant's premises;

     (3) allowances or concessions provided to any tenant or occupant of the Building;

     (4) costs incurred to make major repairs or replacements of any defective initial construction of the Building and related appurtenances regardless of how such costs are characterized under generally accepted accounting principles;

     (5) legal expenses incurred in connection with the preparation or negotiation of leases, subleases, assignments or other lease-related documents with current, prior or prospective tenants or occupants of the Building;

     (6) marketing or advertising costs to solicit new tenants;

     (7) wages, salaries, fees, and fringe benefits paid to executive personnel or officers or partners of Landlord not having direct day to day responsibility for operating or providing services to the Building;

     (8) the cost, above any applicable deductible, of repairs or other work occasioned by fire, windstorm or other casualty of an insurable nature or by the exercise of eminent domain;

     (9) costs incurred for alterations, replacements or improvements that would be considered capital improvements under sound accounting and management principles consistently applied, except current amortization (together with interest of ten percent (10%) per annum on the unamortized amount) of the capital improvement cost over the reasonable useful life of the improvement where such capital improvement is reasonably necessary to improve the operation or maintenance efficiency of the Building or as otherwise expressly permitted above, provided that the amortization costs charged to direct costs for capital improvements to improve the operation or maintenance efficiency of the Building shall be limited to the estimated reduction in direct costs for the relevant years resulting from such capital improvements;

     (10) expenses in connection with services or other benefits of a type which are not provided or available to Tenant but which are provided to another tenant of the Building or to some other third party,

     (11) costs incurred due to violation by Landlord or any tenant of the Building of the terms or conditions of any lease;

     (12) Landlord's general overhead except as it directly relates to the management and operation of the Building;

     (13) all items and services for which any tenant reimburses Landlord or pays third persons;

     (14) ground lease rentals, principal or interest payments, refinancing charges or points, or penalties resulting from late payments by the landlord, or depreciation;

     (15) costs incurred in connection with the cure or correction of latent defects at the Building and cost incurred in connection with the clean-up of Hazardous Substances from the Project or Building;

     (16) Landlord's cost of services sold separately to tenants for which Landlord is entitled to be reimbursed by such tenants as an additional charge;

     (17) costs incurred in connection with negotiations or disputes with tenants of the Building;

     (18) costs incurred in connection with renovating or otherwise improving or decorating leased space for other tenants or other occupants or vacant tenant space, other than common areas;

     (19) any particular item or service for which Tenant otherwise reimburses Landlord by direct payment;

     (20) any expense for which Landlord is compensated through proceeds of insurance or agreements of indemnity or surety bonds of guaranties;

     (21) any fines or penalties incurred due to actual or alleged violations by Landlord of any governmental rule or authority;

     (22) cost of legal, accounting and other professional services incurred by Landlord in connection with leasing activities or other activities which are not Operating Expenses, and costs of audits of any kind performed by tenants;

     (23) any bad debt loss, rent loss, or reserves for bad debt or rent loss;

     (24) Landlord's general corporate overhead and general administrative expenses; and

     (25) Costs arising from Landlord's charitable or political contributions.

     F. Landlord may at any time designate a fiscal year in lieu, of a calendar year and in such event, at the time of such a change, there may be a billing for the fiscal year which is less than 12 calendar months.

     F. Landlord reserves, and Tenant hereby assigns to Landlord, the sole and exclusive right to contest, protest, petition for review, or otherwise seek a reduction in the Real Estate Taxes. In the event of any reductions in the Real Estate Taxes due to Landlord's contesting the same which relate to texts due and payable for a year during the Term, such tax reduction, after payment of Landlord's costs and expenses incurred in connection with effectuating such reduction, shall be retroactively given effect, and Tenant shall be refunded its Proportionate Share of said reduction (but not below the Real Estate Tax Base).

     G. Landlord shall keep and maintain records of all Operating Expenses, Real Estate Taxes for a period of not less than two (2) years, which records shall be made available to Tenant at reasonable times at Landlord's offices for inspection and copying by Tenant or its representatives, at Tenant's cost. If Tenant in good faith disputes the accuracy of the total amount of Operating Expenses or Real Estate Taxes, Tenant may audit Landlord's books and records by Tenant's representative. If such audit establishes that any of the actual Operating Expenses or Real Estate Taxes are less than Landlord's final determination thereof by four percent (4%) or more, then Landlord shall pay the cost of such audit. Any over-charged or under-paid amounts shall be reimbursed by the responsible party with thirty (30) days following delivery of such audit to Landlord, provided Landlord does not contest the same. Any amounts payable pursuant to this Lease Agreement shall continue to be paid during the pendency of any audit or dispute, but upon final determination or resolution of such dispute, any amounts payable by one party to the other hereunder shall bear interest at the rate of eight percent (8%) per annum.

ARTICLE 7 - UTILITIES AND SERVICE
     A. Landlord agrees to provided water and sanitary sewer services to the common area restrooms of the Building, together with janitorial supplies and cleaning services to such restroom facilities.

     B. Landlord agrees to furnish heat during the usual heating season and air conditioning during the usual air conditioning season (provided Tenant does not remove and/or relocate the HVAC duct work serving the office areas of the Premises), as well as electricity and janitorial services to the office areas of the Premises (all specifically excluded from the Electrical Room), on a 24-hour basis. Electricity to the Premises shall be by separate submeter.

     C. No temporary interruption or failure of such services incidental to the making of repairs, alterations or improvements, or due to accidents or strike or conditions or events not under Landlord's control, shall be deemed as an eviction of the Tenant of relieve the Tenant from any of the Tenant's obligations hereunder. Notwithstanding the foregoing, if for any reason whatsoever, except due to force majure or by any negligent act or omission or intentional misconduct of Tenant and as a result: (i) all or any portion of the Premises shall become untenantable (the "Untenantable Premises") for the normal conduct of Tenant's business for a period of three (3) consecutive days, (ii) Tenant shall vacate the Untenantable Premises and cease doing business therein (provided, however, that the continued presence of Tenant's security personnel therein for the purposes of preservation of Tenant's property shall not constitute a failure by Tenant to vacate the Untenantable Premises) and (iii) Tenant shall give notice to Landlord of the facts set forth in clauses (i) and
(ii) above, then in such event, the portion of the Rents allocable to the Untenantable Premises shall be fully abated for the period commencing on the day that all the conditions set forth in (i), (ii) and (iii) above shall first be satisfied and ending on the date that the Untenantable Premises shall be rendered usable for the normal conduct of Tenant's business and Landlord shall have given notice thereof (or the date Tenant shall reoccupy the Untenantable Premises for the normal conduct of its business, if earlier).

     D. For the purposes of this Article 7, normal business hours shall be deemed to mean the period of time between 8:00 a.m. and 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. Saturdays, and specifically excluding Sundays and legal holidays. Landlord agrees that Tenant shall have access to the Premises 24 hours per day, 7 days per week, however, after normal business hours such access may be subject to the use of security cards and other rules and regulations which Landlord may adopt from time to time with respect to the Building, provided the same are reasonable and are equally applicable to all tenants of the Building.

     E. Tenant shall have the right to place telecommunications equipment of its customers within the Premises ("Co-Location") and such Co-Location shall not be deemed an assignment or sublease under the terms of this Lease Agreement regardless whether a written agreement exists between Tenant and its customers.

     F. Tenant agrees prior to such time as it installs its own Tenant Generator (and during such time after Tenant has so installed its own Tenant Generator) that it elects to continue to have available to it access to the Landlord's existing back-up emergency generator at no cost. Tenant shall pay to Landlord its proportionate costs of all maintenance repairs and replacement of the Building's back-up emergency generator. Such proportionate use shall be based on electrical connected load hooked up to said generator as compared to electrical connected load of other tenants within the Building hooked up to said generator.

     G. If the Tenant installs its own Tenant Generator, Tenant shall cooperate with the Landlord in load shedding and/or peak moving program when requested by the electric utility supplier (Northern States Power Company). Tenant acknowledges that compliance with Northern States Power Company's load shedding program has resulted in lower electrical charges to Landlord and is expected to result in lower electrical charges to Tenant.

ARTICLE 8 - NON-LIABILITY OF LANDLORD
     Except in the event of negligence of Landlord, its agents, employees or contractors, or as specifically provided herein, Landlord shall not be liable for any loss or damage for failure to furnish heat, air conditioning, electricity, elevator service, water, sprinkler system or janitorial service. Landlord shall not be liable for personal injury, death or any damage from any cause, about the Premises or the Building except if caused by Landlord's negligence or willful misconduct.

ARTICLE 9 - CARE OF PREMISES

     A. Tenant agrees:

          1. To keep the Premises in as good condition and repair as they were in at the time Tenant took possession of same, reasonable wear and tear and damage from fire and other casualty for which insurance is normally procured excepted;

          2. To keep the Premises in a clean and sanitary condition and to be responsible for janitorial services for the switch room;

          3. Not to commit any nuisance or waste on the Premises, overload the Premises or the electrical, water and/or plumbing facilities in the Premises or Building, throw foreign substances in plumbing facilities, or wastefully use any of the utilities furnished by Landlord,

          4. To abide by such rules and regulations as may from lime to time be reasonably promulgated by Landlord;

          5. To obtain Landlord's prior approval (not to be unreasonably withheld) of the interior design of any portion of the Premises visible from the common areas or from the outside of the Building. "Interior design" as used in the preceding sentence shall include but not be limited to floor and wall coverings, furniture, office design, artwork and color scheme; and

          6. Tenant shall maintain, repair and replace, if necessary any and all equipment and/or facilities and/or trade fixtures which service, or is dedicated, solely or exclusively to the Premises and/or Tenant, whether initially installed by Landlord or Tenant, all at Tenant's sole cost and

     B. If Tenant shall fail to keep and preserve the Premises in the state of condition required by the provisions of this Article 9, the Landlord may at its option put or cause the same to be put into the condition and state of repair agreed upon, and in such case the Tenant, on demand, shall pay the cost thereof.

     C. Landlord agrees to keep and maintain the common areas of the Building consistent with other Class D buildings in the Minneapolis central business district and to supply janitorial services for only the office and common areas.

ARTICLE 10- NON-PERMITTED USE

     A. Tenant agrees to use the Premises only for the purposes set forth in
Article 2 hereof. Tenant further agrees not to commit or permit any act to be performed on the Premises or any omission to occur which shall be in violation of any statute, regulation or ordinance of any governmental body or which will increase the insurance rates on the Building or which will be in violation of any insurance policy carried on the Building by the Landlord. Tenant, at its expense, shall comply with all governmental laws, ordinances, rules and regulations applicable to Tenant's particular use of the Premises and shall promptly comply with all governmental orders, rulings and directives for the correction, prevention and abatement of any violation upon, or in connection with Tenant's particular use of the Premises, including the making of any alterations or improvements to the Premises, all at Tenant's sole cost and expense. The Tenant shall not disturb other occupants of the Building by making any undue or unseemly noise which shall not do or permit to be done in or about the Premises anything which will be dangerous to life or limb. In connection with the foregoing provision, Tenant covenants and agrees that it shall not store, process, produce or dispose of any flammables, explosives, radioactive materials, ACM's, polychlorinated biphesyls (PCB's), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous waste, toxic substances, petroleum and petroleum products, chloraflora carbons (CFC's) and substances declared to be hazardous or toxic (collectively "Hazardous Substances") in violation of any present or future federal, state or local environmental law, ordinance or regulation ("Environmental Laws") upon the Premises or any part thereof without first obtaining Landlord's written consent, which consent may be withheld or denied in Landlord's sole discretion, provided that Landlord hereby consents to Hazardous Substances in small quantities as are typically used in as office building (such as, toner, cleaning fluids, etc.). Tenant agrees to indemnify and defend and hold Landlord harmless from and against all fines, suits, claims, actions, damages, liabilities, costs and expenses (including reasonable attorneys' fees) asserted against Landlord arising out of and in any way connected with Tenant's failure to comply with its obligations of this Paragraph or arising from the consented to presence of Hazardous Substances (specifically including any diesel fuel), which indemnification shall survive the expiration of the termination of this Lease Agreement.

     B. Landlord represents that it was not the owner of the Building during construction, and makes no representations as to any Hazardous Substances but Landlord shall make available that certain Phase I Environmental Report prepared on behalf of the FDIC/RTC ("Environmental Report") to Tenant. Landlord hereby covenants that if, at any time during the Term of the Lease Agreement, as the same may he extended, "Hazardous Substances" are required to be removed, encapsulated or otherwise remediated by any legal governmental authority having jurisdiction over the Building, the presence for which Landlord is the "responsible party" and Tenant is not a "responsible party" (as defined by Environmental Laws) then Landlord shall so remediate the same as so required, at Landlord's sole cost and expense and not as a part of Operating Expenses. Landlord agrees to indemnify and defend and hold Tenant harmless from and against all fines, suits, claims, actions, damages, liabilities, costs and expenses (including attorneys' fees) asserted by such governmental authorities against Tenant arising out of or in any way connected with Landlord's failure to comply with its obligations in the preceding sentence, which indemnification shall survive the expiration or the termination of this Lease Agreement.

ARTICLE 11 - INSPECTION

     The Landlord or its employees or agents shall have the right without any diminution of rent or other charges payable hereunder by Tenant to enter the Premises at all reasonable times for the purpose of exhibiting the Premises to prospective tenants or purchasers, inspection, cleaning, repairing, testing, altering or improving the same or said Building, but nothing contained in this Article shall be construed so as to impose any obligation on the landlord to make any repairs, alterations or improvements. Landlord's rights under this section shall be exercised in such a manner as to create the least practicable interference with Tenant's use and occupancy of the Premises. Except that the case of an emergency which makes notice to Tenant impractical, any entry on the Premises by Landlord shall be made at reasonable times after reasonable notice to Tenant. In exercising Landlord's rights of entry, Landlord shall comply with Tenant's reasonable security regulations of which Landlord has been advised of in writing. Landlord hereby recognizes that Tenant is engaged in a business that involves access to privileged and confidential matters and information and agrees to take reasonable precautions as to not compromise such confidentiality. Therefore Landlord agrees that Landlord may enter and pass through the Premises only when accompanied by a representative of Tenant, provided that Tenant agrees to make such representative available. Landlord agrees that it shall not enter the Premises for the purpose of exhibiting the Premises to prospective tenants, except during the last nine (9) months of any Term, or at any time when Tenant is in default.

ARTICLE 12 - ALTERATIONS

     Tenant will not make any alterations, additions or improvements in or to the Premises or add, disturb or in any way change any plumbing, wiring, life/safety or mechanical systems, locks, or structural portions of the Building without the prior written consent of the Landlord as to the character of the alterations, additions or improvements to be made, the manner of doing the work, and the contractor doing the work. Such consent shall not be unreasonably withheld or delayed, if such alterations, repairs additions or improvements are required of Tenant or are the obligation of Tenant pursuant to this Lease Agreement. All such work shall comply with all applicable governmental laws, ordinances, rules and regulations. Tenant agrees to indemnify and hold Landlord free and harmless from any liability, loss, cost, damage or expense (including attorney's fees) by reasons of any said alteration, repairs, additions or improvements.

ARTICLE 13 - SIGNS

     Tenant agrees that no signs or other advertising materials shall be erected, attached or affixed to any portion of the interior or exterior of the Premises or the building without the express prior written consent of Landlord. Landlord, at its sole cost and expense, shall install Building standard tenant graphics at the main entry to the Premises and an identification strip for Tenant on the Building's lobby directory.

ARTICLE 14 - COMMON AREAS

     A. Tenant agrees that the use of all corridors, passageways, elevators, toilet rooms, parking areas and landscaped area in and around said Building, by the Tenant or Tenant's employees, visitors or invitees, shall be subject to such reasonable rules and regulations as may from time to time be made by Landlord for the safety, comfort and convenience of the owners, occupants, tenants and invitees of said Building. Tenant agrees that no awnings, curtains, drapes or shades shall be used upon the Premises except as may be approved by Landlord, such approval not to be unreasonably withheld, delayed or conditioned.

     B. In addition to the Premises, Tenant shall have; the right of non-exclusive use, in common with others, of (a) all unrestricted automobile parking areas, driveways and walkways, and (b) loading facilities, freight elevators and other facilities as may be constructed in the Building, all to be subject to the Terms and conditions of this Lease Agreement and to reasonable rules and regulations for the use thereof as prescribed from time to tune by Landlord.

     C. Landlord shall have the right to make changes or revisions in the site plan and in the Building so as to provide additional leasing area. Landlord shall also have the right to construct additional buildings on the land described on Exhibit A-2 for such purposes as Landlord may deem appropriate. Subject to Tenant's rights in respect of the Tenant Improvements, Landlord also reserves all airspace rights above, below and to all sides of the Premises, including the right to make changes, alterations or provide additional leasing areas, provided the same do not interfere with Tenant's operations on or from the Premises.

     D. Landlord and Tenant agree that Landlord will not be responsible for any loss, then or damage to vehicles, or the: contents thereto; parked or left in the parking areas of the Building and Tenant agrees to so advise its employees, visitors or invitees who may use such parking areas The parking areas shall include those areas designated by Landlord. In its sole discretion, as either restricted or unrestricted parking areas. All restricted parking areas shall be leased only by separate license agreement with Landlord. Landlord agrees to provide Tenant, subject to availability unassigned parking spaces pursuant to license agreements in the form of Exhibit C. The parking spaces being made available to Tenant pursuant to the paragraph shall be made available at the commencement of the Term and continuing thereafter during the balance of the Term and Renewal Terms but only to the extent Tenant continues the initial number of parking spaces continuously. If Tenant should cease one or more such parking spaces, the Landlord shall not and does not guaranty that Tenant shall be entitled to subsequently have such parking spaces available to it.

ARTICLE 15 - ASSIGNMENT AND SUBLETTING

     A. Tenant agrees not to assign, sublet, license, or encumber this Lease Agreement, the Premises, or any part thereof, whether by voluntary act, operation of law, or otherwise without the specific prior written consent of Landlord; provided however, landlord agrees not to unreasonably withhold, delay or deny such consent if i) such assignment or sublease is in writing and the assignee or sublessee assumes all the obligations of Tenant under this Lease Agreement; ii) the proposed subtenant or assignee has a net worth of One Million Dollars ($1,000,000) or more at the time of such assignment or subletting; iii) the remaining provisions of this Lease Agreement continue to be applicable; and
iv) Tenant shall remain liable hereunder Landlord further hereby gives its consent (subject however to Tenant's providing ten (10) days prior written notice and clauses i), iii) and iv) above being applicable) to an assignment of this Lease Agreement or sublease of the Premises to an "Affiliate" of Tenant or to any entity into or with which Tenant merged or to the purchaser of all or substantially all the ownership interests or assets of Tenant; provided the survivor or transferee continues to operate the business of Tenant as a going concert. For purposes hereof an Affiliate shall mean any party that is "related to" Tenant as that term is defined by Sec 267(b) of the Internal Revenue Code of 1986. Consent by Landlord in one such instance shall not be a waiver of Landlord's rights under this Article as to requiring consent for any subsequent instance. In the event Tenant desires to sublet a part or all of the Premises, or assign this Lease Agreement, Tenant shall give written notice to Landlord at least thirty (30) days prior to the proposed subletting or assignment, which notice shall state the name of the proposed subtenant or assignee, the terns of any sublease or assignment documents and copies of financial reports or other relevant financial information of the proposed subtenant or assignee. At Landlord's option, any and all payments by the proposed assignee or sublessee with respect to the assignment to sublease shall be paid directly to Landlord. In any event no subletting or assignment shall release Tenant of its obligation to pay the rent and to perform all other obligations to be performed by Tenant hereunder for the Term of this Lease Agreement. The acceptance of rent by Landlord from another person shall not be deemed to be a waiver by Landlord of any provision hereof.

     B. Notwithstanding anything to the contrary contained in this Article, Tenant may collaterally assign, mortgage, pledge, hypothecate, without Landlord's consent, its interest in this Lease Agreement to any financing entity, or agent on behalf of any financing entity to whom Tenant: i) has obligations for borrowed money or in respect of guarantees thereof, ii) has obligations evidenced by bonds, debentures, notes, or similar instruments, or
iii) has obligations under or with respect to letters of credit, bankers' acceptances and similar facilities or in respect of guarantees thereof:

     C. Landlord's right to assign this Lease Agreement is and shall remain unqualified upon any sale or transfer of the Building and providing the purchaser succeeds to the interests of Landlord under this Lease Agreement and assumes the Landlord's obligations hereunder, Landlord shall thereupon be entirely freed of all obligations of the Landlord accruing hereunder after such conveyance and shall not be subject to any liability, resulting from any act or omission or event occurring after such conveyance.

ARTICLE 16 - LOSS BY CASUALTY

     A. If the Building is damaged or destroyed by fire or other casualty, (the Landlord shall have the right to terminate this Lease Agreement, provided it gives written notice thereof to the Tenant within ninety (90) days after such damage or destniction. If a portion of the Premises of Building is damaged by fire or other casualty, and in the reasonable opinion of Landlord: i) the Premises cannot be restored to tenantable condition within a period of ninety
(90) days following the commencement of such restoration work, and/or ii) (the cost of performing such restoration work exceeds the proceeds of Landlord's casualty insurance by more than $100,000, then Landlord shall not be required to make any repairs and Landlord shall have the right to terminate the Lease Agreement upon written notice to Tenant within thirty (30) days of the date of such fire or other casualty, the which event, the Lease Agreement shall terminate as of the date of such notice and Landlord and Tenant shall be: released from any and all liability thereafter accrued hereunder. Landlord shall notify Tenant of its decision to rebuild or not within said thirty (30) day period. Anything herein to the contrary notwithstanding if the Premises are destroyed or so damaged that they cannot be repaired and made tenantable within ninety (90) days following commencement of such restoration work, or so damaged that Landlord shall decide not to repair or rebuild, or Landlord decides to repair or rebuild, or Landlord decides to repair or rebuild, but does not restore the Premises to a tenantable condition within ninety (90) days after commencement of such restoration work (subject to an extension of up to an additional sixty (60) days due to causes beyond Landlord's control), then, in any of such instances, Tenant may terminate this Lease Agreement by giving notice to Landlord within thirty (30) days after Tenant's receipt of Landlord's notice or the expiration of said ninety (90) day period (as extended due to causes beyond Landlord's control, as set forth above) as applicable, in which event this Lease Agreement shall terminate as of the date of such notice and Landlord and Tenant shall be released from any and all liability thereafter accruing hereunder. If this Lease Agreement has not been determinated by either Landlord or Tenant, then the rents due hereunder shall abate during such period of time as the Premises are untenantable, in the proportion that the untenantable portion of the Premises bears to entire Premises.

     B. If the Premises are to be repaired under this Article 16, Landlord shall repair any injury or damage to the Building itself and the Premises in substantially the condition the Premises were in at the execution of this Lease Agreement, specifically excluding any leasehold improvements constructed by Tenant, Tenant's Equipment or any Collateral, all of which shall be restored to the extent Tenant deems necessary, at Tenant's sole cost and expense. Tenant shall, at its own cost and expense, remove all of its furniture and other personal property from the Premises as Landlord shall reasonably require in connection with its repair and restoration of the Premises under this Article 16.

ARTICLE 17 - WAIVER OF SUBROGATION

     Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage or supplementary contract casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releasing party's policies shall contain a clause or endorsement to the effect that any such release would not adversely affect or impair said policies or prejudice the right of the releasing party to recover thereunder. Landlord and Tenant agree that they will request their insurance carriers to include in their policies such a clause or endorsement. If extra cost shall be charged therefore, each party shall advise the other of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.

ARTICLE 18 - EMINENT DOMAIN

     If the entire Building is taken by eminent domain, this Lease Agreement shall automatically terminate as of the date of taking. If a portion of the Building is taken by eminent domain, the Landlord shall have the right to terminate this Lease Agreement, provided it gives written notice thereof to the Tenant within ninety (90) days after the date of taking. If a portion of the Premises is taken by eminent domain and this Lease Agreement is not terminated by Landlord, Tenant shall have the right to terminate this Lease Agreement, provided it gives written notice thereof to Landlord within ninety
(90) days of the date of taking. If neither Landlord nor Tenant terminates, the Landlord shall, at its expense, restore the Premises to as near the condition which existed immediately prior to the date of taking as reasonably possible, and the rentals shall abate during such period of time us the Premises are untenantable, in the proportion that the untenantable portion of the Premises bears to the entire Premises. All damages awarded for such taking under the power of eminent domain shall belong to and be the sole property of Landlord, irrespective of the basis upon which they are awarded, provided, however, that nothing contained herein shall prevent Tenant from making a separate claim to the condemning authority for its moving expenses and trade fixtures. For purposes of this Article, a taking by eminent domain shall include Landlord's giving of a deed under threat of condemnation, and shall be deemed to occur on the earlier of the date fee simple title has vested or possession has been obtained by the taking authority.

ARTICLE 19 - SURRENDER
     On the last day of the Tenn of this Lease Agreement or on the sooner termination thereof in accordance with the terms hereof, Tenant shall peaceably surrender the Premises in good condition and repair consistent with Tenant's duty to make repairs as provided in Article 9 hereof. On or before said last day, Tenant shall at its expense removes all of its equipment from the Premises, repairing any damage caused thereby, and any property not removed shall he deemed abandoned, with the exception of any "Collateral" (as defined in Article 28 below) to the extent of any security interests by third parties. All alterations, additions and fixtures other than Tenant's trade fixtures, which have been made or installed by either Landlord or Tenant upon the Premises shall remain as Landlord's property and shall be surrendered with the Premises as a part thereof, or shall be removed by Tenant (unless such right to remove has been waived by Landlord pursuant to Article 4 above), which event Tenant shall at its expense repair any damage caused thereby. It is specifically agreed that any and all telephonic, coaxial, ethernet, or other computer, word-processing, facsimile, or electronic wiring installed by Tenant within the Premises (hereafter "Wiring") shall be removed at Tenant's cost at the expiration of the Term, unless Landlord has specifically requested in writing that said Wiring shall remain, whereupon said Wiring shall be surrendered with the Premises as Landlord's property. If the Premises are not surrendered at the end of the Term or the sooner termination thereof, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, claims made by any succeeding tenant founded on such delay. Tenant shall promptly surrender all keys for the Premises to Landlord at the place then fixed for payment of rental and shall inform Landlord of combinations on any locks and safes on the Premises.

ARTICLE 20 - NON-PAYMENT OF RENT, DEFAULTS
     If any one or more of the following occurs: (1) a rent payment or any other payment due from Tenant to Landlord shall be and remain unpaid in whole or in port for more than ten (10) days after same is due and payable; (2) Tenant shall violate or default on any of the other covenants, agreements, stipulations or conditions herein, or in any parking agreement(s) or other agreements between Landlord and Tenant relating to the Premises, and such violation or default shall continue for a period of thirty (30) days after written notice from Landlord of such violation or default or if such violation or default shall reasonably require longer than thirty (30) days to cure, if Tenant shall fail to commence the cure of such default or violation within thirty (30) days after receipt of notice thereof and/or fail to prosecute a cure to completion with due diligence; (3) if Tenant shall commence or have commenced against Tenant proceedings under a bankruptcy, receivership, insolvency or similar type of action; or (4) if Tenant shall abandon the Premises; then it shall be optional for Landlord, without further notice or demand, to cure such default or to declare this Lease Agreement forfeits and the said Term ended, or to terminate only Tenant's right to possession of the Premises, and to re-enter the Premises, with or without process of law, using such force as may be necessary to remove all persons or chattels therefrom, and Landlord shall not be liable for damages by reason of such re-entry or forfeiture; but notwithstanding re-entry by Landlord or termination only of Tenant's right to possession of the Premises, the liability of Tenant for the rent and all other sums provided herein shall not ha relinquished or extinguished for the balance of the Term of this be Lease Agreement and Landlord shall be entitled to periodically sue Tenant for a all sums due under this Lease Agreement or which become due prior to judgment, but such suit shall not bar subsequent suits for any further sums coming due thereafter. Tenant shall he responsible for, in addition to the rentals and other sums agreed to be paid hereunder, the cost of any necessary maintenance, repair, restoration, reletting (including related cost of removal or modification of tenant improvements) or cure us well as reasonable attorney's fees incurred or awarded in any suit or action instituted by Landlord to enforce the provisions of this Lease Agreement, regain possession of the Premises. or the collection of the rentals due Landlord hereunder, Tenant shall also be liable to Landlord for the payment of a late charge in the: amount of 5% of the rental installment or other sum due Landlord hereunder if said payment has not been receive) within ten (10) days from the date said payment becomes due and payable, or cleared by Landlord's bank within three (3) business days after deposit. Tenant agrees to pay interest at the highest permissible rate of interest allowed under the usury statutes of the State of Minnesota, or in case no such maximum rate of interest is provided, at the rate of 12% per annum, on all rentals and other sums due Landlord hereunder not paid within ten (10) days from the date same become due and payable. Each right or remedy of Landlord provided for in this Lease Agreement shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease Agreement now or hereafter existing at law or in equity or by statute or otherwise.

ARTICLE 21 - LANDLORD'S DEFAULT
     Landlord shall not be deemed to be in default under this Lease Agreement until Tenant has given Landlord written notice specifying the nature of the default and Landlord does not cure such default within thirty (30) days after receipt of such notice or within such reasonable time thereafter as may be necessary to cure such default where such default is of such a character us to reasonably require more than thirty (30) days to cure.

ARTICLE 22 - HOLDING OVER
     Tenant will, at the expiration of this Lease Agreement, whether by lapse of time or termination, give up immediate possession to Landlord. If Tenant fails to give up possession Landlord may, at its option, serve written notice upon Tenant that such holdover constitutes any one of (i) creation of a month to month tenancy, or (ii) creation of a tenancy at sufferance. If Landlord does not give said notice, Tenant's holdover shall create a tenancy at sufferance. In any such event the tenancy shall be upon the terms and conditions of this Lease Agreement, except that the Minimum Rental shall be 150% the Minimum Rental Tenant was obligated to pay Landlord under this Lease Agreement immediately prior to termination (in the case of tenancy the sufferance such Minimum Rental shall be prorated on the basis of a 365 day year for each day Tenant reamains in possession); excepting further that in the case of a tenancy at sufferance, no notices shall be required prior to commencement of any legal action to gain repossession of the Premises. In the case of a tenancy at sufferance, Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, provide) such damages shall not include consequential damages if such holdover is for five (5) business days or less. The provisions of this paragraph shall not constitute a waiver by Landlord of any right of re-entry as otherwise available to Landlord, nor shall receipt of any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease Agreement for a breach by Tenant hereof.

ARTICLE 23 - SUBORDINATION

     Tenant agrees that this Lease Agreement shall be subordinate to any mortgage(s) that may now or hereafter be placed upon the Building or any part thereof, and to any and all advances to he made thereunder, and to the interest thereon, and all renewals, replacements, and extensions thereof and to execute a specific subordination agreement (in a form reasonably requested by mortgagee) if so requested by Landlord, provide) the mortgagee named in such subordination shall agree to recognize this Lease Agreement or Tenant in the event of foreclosure provided the Tenant is not in default by including non-disturbance language, in recordable form. In the event of any mortgagee electing to have the Lease Agreement a prior encumbrance to its mortgage, then and in such event upon such mortgagee notifying Tenant to that effect, this Lease Agreement shall be deemed prior in encumbrance to the said mortgage, whether this Lease Agreement is dated prior to or subsequent to the date of said mortgage. Landlord shall use its best efforts to obtain a non-disturbance agreement from the existing mortgagee (the Federal Deposit Insurance Corporation) and any future mortgagees, in a form reasonably satisfactory to such mortgagee and Tenant.

ARTICLE 24 - INDEMNITY, INSURANCE AND SECURITY

            A. Tenant will keep in force at its own expense for so long as this Lease Agreement remains in effect public liability insurance with respect to the Premises in which Landlord shall be named as an additional insured, in companies and in form acceptable to Landlord with minimum combined limit of liability of Two Million Dollars ($2,000,000.00). This limit shall apply per location. Said insurance shall also provide [ILLEGIBLE] contractual liability coverage by endorsement. Tenant shall further provide business interruption insurance to cover a period of not less than six (6) months. Tenant will further deposit with Landlord the policy or policies of such insurance or certificates thereof, or other acceptable evidence that such insurance is in effect, which evidence shall provide that Landlord shall be notified in writing thirty (30) days prior to cancellation, material change, failure to renew the insurance. Tenant further covenants and agrees to indemnify and hold Landlord and Landlord's manager of the Building harmless for any claim, loss or damage, including reasonable attorney's fees, suffered by Landlord, Landlord's manager or Landlord's other tenants caused by: i) any act or omission by Tenant, Tenant's employees or anyone claiming through or by Tenant in, at, or around the Premises or the Building; ii) [ILLEGIBLE] conduct or management of any work or thing whatsoever done by Tenant in or about the Premises; or iii) Tenant's failure to comply with any and all governmental laws, rules, ordinances or regulations applicable to Tenant's particular use of the Premises. If Tenant shall not comply with its covenants made in this Article 24, Landlord may, at its option, cause insurance as aforesaid to be issued and in such event Tenant agrees to pay the premium of such insurance promptly upon Landlord's demand.

            B. Tenant shall be responsible for the security and safeguarding of the Premises and all property kept, stored or maintained on the Premises. Landlord will make available to Tenant at Tenant's request, the plans and specifications for construction of the Building and the Premises. Tenant represents that it is satisfied that the configuration of the Building and the Premises, including the location and dimensions of the floors, walls, windows, doors and means of access thereto are suitable for the particular needs of Tenant's business. The placement and sufficiency of all safes, vaults, cash or security drawers, cabinets or the like placed upon the Premises by Tenant shall be at the sole responsibility and risk of Tenant. Tenant shall maintain in force throughout the Term, insurance upon all contents of the Premises, including that owned by others and Tenant's equipment and all alterations, additions, fixtures, or improvements in the Premises acknowledged by Landlord to be the Tenant's.

            C. Landlord shall carry and cause to be in full force and effect a fire and extended coverage insurance policy on the Building, but [ILLEGIBLE] contents owned, leased or otherwise in possession of Tenant. Landlord will also keep in force during this Term public liability insurance with respect [ILLEGIBLE] the Building with a minimum combined limit of liability of $2,000,000. The cost of such insurance shall be an Operating Expense.

ARTICLE 25 - NOTICES

            All notices from Tenant to Landlord required or permitted by any provisions of this Lease Agreement shall be directed to Landlord postage prepaid, certified or registered mail or sent by U.S. express mail or any nationally recognized overnight carrier with a signed receipt obtained upon delivery, at the address provided for Landlord in the preamble to this Lease Agreement or at such other address as Tenant shall be advised to use by Landlord. All notices from Landlord to Tenant required or permitted by any provision of this Lease Agreement be directed to Tenant, postage prepaid, certified or registered mail or sent by U.S. express mail or any nationally recognized overnight carrier with a signed receipt obtained upon delivery, at:
730 2nd Avenue South, Suite 1200, Minneapolis, MN 55402. Landlord and Tenant shall each have the right at any time and from time to time to designate one (1) additional party to whom copies of any notice shall be sent.

ARTICLE 26 - APPLICABLE LAW

            This Lease Agreement shall be construed under the laws of the State of Minnesota.

ARTICLE 27 - MECHANICS' LIEN

            In the event any mechanic's lien shall at any time be filed against the Premises or any part of the Building by reason of work, [ILLEGIBLE] services or materials performed or furnished to Tenant or to anyone holding the Premises through or under Tenant, Tenant shall forthwith cause the same to be discharged of record. Tenant shall and hereby does indemnify Landlord from and against all costs, damages and expenses (including reasonable attorney's fees) incurred by Landlord as a result of any such mechanic's lien. If Tenant shall fail to cause such lien forthwith to be discharged within twenty (20) days after being notified of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due, or by bonding, and the amount so paid by Landlord and all costs and expenses, including reasonable attorney's fees incurred by Landlord in procuring the discharge of such lien, shall be due and payable in full Tenant to Landlord on demand. Landlord shall have the right to post on the Premises notices of nonresponsibility for payment of labor and materials supplied to the Premises pursuant to applicable law.

ARTICLE 28 - SECURITY DEPOSIT

            INTENTIONALLY DELETED.

ARTICLE 29- BROKERAGE

            Each of the parties represents and warrants that there are no claims for brokerage commissions or finder's fees in connection with this Lease Agreement and agrees to indemnify the other against, and hold it harmless from all liabilities arising from any other such claim, including without limitation, the cost of attorney's fees in connection therewith.

ARTICLE 30 - EXCULPATION

            Tenant agrees to look solely to Landlord's interest in the Building for the recovery of any judgment from Landlord, it being agreed that Landlord and Landlord's partners, whether general or limited (if Landlord is a partnership) or its directors, officers or shareholders (if Landlord is a corporation), shall never be personally liable for any such judgment.

ARTICLE 31 - ESTOPPEL CERTIFICATES

            Each party hereto agrees that at any time, and from time to time during the Term of this Lease Agreement (but not more often than twice each calendar year), within ten (10) days after request by the other party hereto, it will execute, acknowledge and deliver to such other party or any prospective purchaser, assignee or mortgagee designated by such other party, an estoppel certificate in a form acceptable to Landlord. Tenant agrees to provide Landlord (but not more than twice in any calendar year), within ten (10) days of request, the then most current financial statements of Tenant and any guarantors of this Lease Agreement, which shall be certified by Tenant, and if available, shall be audited and certified by a certified public accountant. Landlord shall keep such financial statements confidential, except Landlord shall, in confidence, be entitled to disclose such financial statements to existing or prospective mortgagees or purchasers of the Building.

ARTICLE 32 - GENERAL

            This Lease Agreement does not create the relationship of principal and agent or of partnership or of joint venture or of an association between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant. No waiver of any default of Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. The covenants of Tenant to pay the Minimum Rental and the Additional Rental are each independent of any other covenant, condition, or provision contained in this Lease Agreement. The marginal or topical headings of the several Articles, paragraphs and clauses are for convenience only and do not define, limit or construe the contents of such Articles, paragraphs or clauses. All preliminary negotiations are merged into and incorporated in this Lease Agreement. This Lease Agreement can only be modified or amended by an agreement in writing signed by the parties hereto. All provisions hereof shall be binding upon the heirs, successors and assigns of each party hereto. If any term or provision of this Lease Agreement shall to any extant be held invalid or unenforceable, the remainder shall not be affected thereby, and each other term and provision of this Lease Agreement shall be valid and be enforced to the fullest extent permitted by law. If Tenant is a corporation, each individual executing this Lease Agreement on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease. Agreement on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease Agreement is binding upon said corporation in accordance with its terms. No receipt or acceptance by Landlord from Tenant of less than the monthly rent herein stipulated shall be deemed to be other than a partial payment on account for any due and unpaid stipulated rent; no endorsement or statement of any check or any letter or other writing accompanying any check or payment of rent to Landlord shall be deemed an accord and satisfaction, and Landlord may accept and negotiate such check or payment without prejudice to Landlord's rights to (i) recover the remaining balance o such unpaid rent or (ii) pursue any other remedy provided in this Lease Agreement. Either party may record a memorandum of this Lease Agreement and the parties agree to execute a reasonable form memorandum as presented by the other party. Time is of the essence with respect to the due performance of the terms, covenants and conditions herein contained. Submission of this instrument for examination does not constitute reservation of or option for the Premises, and this Lease Agreement shall become effective only upon execution and delivery thereof by Landlord and Tenant.

ARTICLE 33 - QUIET ENJOYMENT

         Landlord covenants that Tenant, upon paying the rental and other charges due hereunder and performing all of Tenant's obligations under this Lease Agreement, shall peacefully and quietly hold, occupy and enjoy Premises throughout the Term hereof, without molestation or hindrance by any person holding, under or through Landlord, subject, however, to the provisions of this Lease Agreement and to any mortgages or ground or underlying leases referred to in Article 23 hereof. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease Agreement or impose any liability on Landlord.

ARTICLE 34 - LIMITED EXPANSION RIGHT

          A. Provided Tenant is not then in default under this Lease Agreement beyond the applicable grace period, Tenant shall have a right [ILLEGIBLE] leasing Suite 407, contiguous to the Premises (hereafter referred to as the "Option Space"), in the event such Option Space becomes "Available for Leasing" (as defined below) during the original Term, subject to and conditioned upon the provisions of this Article (the "Expansion Right").

          B. Landlord shall notify Tenant ("Landlord's Notice") in the event the Option Space becomes "Available for Leasing"; or in the event Landlord has a third party interested in leasing the Option Space which is then "Available for Leasing". Tenant shall notify Landlord ("Tenant's Leasing Notice") within five
(5) business days after its receipt of Landlord's Notice as to whether Tenant intends to exercise its Expansion Right with respect to said Option Space as so identified in Landlord's Notice, time being of the essence. If Tenant exercises its Expansion Right, it must do so with respect to [ILLEGIBLE] the Option Space as so identified in Landlord's Notice. In such event, Landlord and Tenant shall execute an amendment to the Lease Agreement incorporating the Option Space as so identified into the Premises at the Minimum Rent at the then applicable rates as set forth in the table of Paragraph 31 above. In the event Tenant fails to notify Landlord within the time period set forth above, Tenant's rights under this Article shall be null and void with respect to any lease entered into with respect to the original prospective Tenant for the Option Space as so identified in Landlord's Notice; provided such Expansion Right shall again be applicable in the event Landlord does not lease such Option Space to the original prospective Tenant within nine (9) months of the Landlord's Notice.

          C. Tenant's Expansion Right shall also include Tenant's providing Landlord a Tenant's Leasing Notice (in the first instance and not in response to a Landlord's Notice) with respect to the Option Space which is then "Available for Leasing" provided no Landlord's Notice has been given to Tenant with respect to any portion of such Option Space within the previous nine (9) months.

            D. The leasing of said Option Space shall commence as of the "Effective Date" (as set forth below) and shall be in said Option Space's, then "AS-IS" condition without any improvements, improvement allowances or other modifications to be made by Landlord. For purposes of this Article, the "Effective Date" shall mean the date on which Tenant shall begin paying rentals upon the Option Space after it has exercised its rights to said space; which shall be thirty (30) days after Tenant's Leasing Notice under this Article to Landlord exercising its rights hereunder (or such sooner date as Tenant takes possession and commences its business operations from within the Option Space). The provisions of this Lease Agreement governing alterations of the Premises shall apply with respect to the construction of any leasehold improvements Tenant desires to make to such Option Space.

            E. Notwithstanding anything to the contrary in the foregoing, if Tenant exercises its rights under this Article and there remains less than thirty-six (36) months from the Effective Date to the expiration of the Term, then the Tenant shall not be entitled to exercise its rights under this Article unless it exercises its Option to Renew the Term, or if no such Option to Renew can then be exercised, then Tenant shall no longer have any right under this Article with respect to the Option Space.

            F. For purposes of this Article, "Available for Leasing" shall mean the Option Space is not subject to any existing (as of the date of this Lease Agreement) lease or first rights of refusal, first rights of negotiation, first rights of leasing, expansion rights, renewal rights and/or similar rights of any other third party tenant or such rights have been waived in writing (provided if all such rights are to expire within six (6) months, Landlord may make such Option Space Available for Leasing contingent upon the expiration of such rights). In any event Landlord shall be entitled to renew or extend any lease of an "Occupying Third Party" (as defined below), without providing Tenant a Landlord's Notice and without it being subject to any rights of a third party under this Article. Tenants which are either presently occupying Option Space or may be so occupying in the future pursuant to a third party lease which was entered into after Tenant's rights were waived or deemed waived pursuant to Paragraph B of this Article shall be deemed to be an "Occupying Third Party".

            G. If the Lease Agreement or Tenant's right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise its rights under this Article, or if Tenant shall have subleased or assigned all or any portion of the Premises, then immediately upon such termination, sublease, or assignment, then this Article and Tenant's rights hereunder shall simultaneously terminate and become null and void. Such right is personal to Tenant. Under no circumstances whatsoever shall the assignee under a complete or partial assignment of the Lease, or a subtenant under a sublease of the Premises, have any right to exercise any rights under this Article or have any right to receive any Landlord's Notice.

ARTICLE 35 - CANCELLATION RIGHT

            A. Tenant shall have two separate rights to notify Landlord, that it elects to terminate this Lease as of the end of the sixtieth (60th) [ILLEGIBLE] the eighty-fourth (84) month of the Term, subject to and conditioned upon the following conditions:

                  i. Tenant shall give Landlord written notice of Tenant's
            intention to terminate this Lease not less than six (6) months prior to either the fifth (5th) or the seventh (7) anniversaries of the Term, in accordance with the notice provisions set forth above ("Termination Notice");

                  ii. The Termination Notice shall set forth the effective date for said termination ("Termination Date") which date shall be midnight of the day prior to: i) the fifth (5th) anniversary of the Term (if the Termination Notice is given prior to the fifty-fourth
            (54th) month of the Term), or ii) the seventh (7th) anniversary of the Term (if the Termination Notice is given after the fifty-fourth
            (54th) month but prior to the seventy-eighth (78th) month of the
            Term);

                  iii. Tenant must not be in default either at the time of the
            Termination Notice nor at the Termination Date and Tenant must comply with all of the terms and conditions of this Lease Agreement (including surrender of the Premises as required by this Lease Agreement) through the Termination Date;

                  iv. Tenant must accompany said Termination Notice with a
            "Termination Fee", which shall be equal to six (6) months rental which would otherwise have been due under this Lease Agreement immediately following the Termination Date.

                  v. In no event shall Tenant be entitled to terminate this
            Lease if it has exercised its rights to renew under Article 1 above.

            B. The rights provided to Tenant under this Article are personal to Tenant, which may assign them only in connection with an assignment of this Lease Agreement to a company controlled by or which controls (directly or indirectly) Advanced Telecommunications, Inc. ("Affiliate"), and such rights shall expire automatically if Tenant assigns this Lease Agreement to any other party or subleases all or any portion of the Premises to any other party.

            C. Tenant's rights under this Article may be exercise only once, but at either of the two (2) time periods set forth above.

            D. Notwithstanding anything contained in this Article to the contrary, if Tenant exercises its Expansion Right pursuant or in response to a "Landlord's Notice" (as defined in Paragraph 34B above), then Tenant's right to give a Termination Notice under this Article shall be suspended for a period commencing with Tenant's giving of its "Tenant's Leasing Notice" (as defined in Paragraph 34B above) and continuing through the 18th month subsequent to the "Effective Date" (as defined in Paragraph 34D above). Any Termination Notice given during such period shall be of no effect and shall not result in the termination of this Lease Agreement. The restrictions of this Paragraph, and specifically the suspension of Tenant's right to give a Termination Notice under this Article shall not become applicable if Tenant exercises its Expansion Right pursuant to Paragraph 35C above (i.e. Tenant shall continue to have the rights to terminate under this Article if Tenant's expansion was not in response to a "Landlord's Notice").

            IN WITNESS WHEREOF, this Lease Agreement has been duly executed by the parties hereto as of the day and year indicated above.

TENANT: ADVANCED TELECOMMUNICATIONS,     LANDLORD:  TIMESHARE SYSTEMS, INC.
INC.


By:  /s/ [Illegible]                     By:  /s/ [Illegible]
    ---------------------------------        --------------------------------
Its: Chief Financial Officer             Its: PRES.
    ---------------------------------        --------------------------------

By:                                      By:
    ---------------------------------        --------------------------------
Its:                                     Its:
    ---------------------------------        --------------------------------

Date: 3/30/99                            Date: 3/30/99
    ---------------------------------        --------------------------------

                              SCHEDULE OF EXHIBITS

          Exhibit A-1             Graphical depiction of Premises
          Exhibit A-2             Legal Description of Land and Building
          Exhibit B               License Agreement (Antenna)
          Exhibit C               License Agreement (Parking Lot Unassigned)
          Exhibit D               Rules and Regulations
          Exhibit E               Chiller License Agreement

                   [FLOOR PLANS FOR THE FOURTH FLOOR OMITTED]


                                  EXHIBIT A-1

                                   EXHIBIT A-2
                                LEGAL DESCRIPTION

All of Block 7, Atwaters Addition to the Town of Minneapolis; all of Block 8, Morrison, Smith and Hancocks Addition to Minneapolis; and that part of 12th Avenue South, Morrison, Smith and Hancocks Addition to Minneapolis; and Atwaters Addition to the Town of Minneapolis, lying Southwesterly of a line connecting the most Easterly corner of Block 7, Morrison, Smith and Hancocks Addition to Minneapolis; and the most Northerly corner of Block 8, Morrison, Smith and Hancocks Addition to Minneapolis and Northeasterly of a line connecting the most Southerly corner of Block 7, Atwaters Addition to the Town of Minneapolis and the most Westerly corner of Block 8, Atwaters Addition to the Town of Minneapolis; except that part of said Block 8 which lies Northeasterly of the following described line:

Beginning at a point on the Southeasterly line of Lot 7, Block 8, distant 116.50 feet Southwesterly of the most Easterly corner thereof; thence run Northwesterly to a point on the Northwesterly line of the Southeasterly half of Lot 9, said Block 8, distant 10 feet Southwesterly of the Northeasterly line of said Lot 9, and there terminating.

Also except that part of the Northwesterly 1/2 of Lot 9, Block 8, Atwater's Addition to the Town of Minneapolis which lies Northeasterly of the following described line. Beginning at a point on the Southeasterly line of the Northwesterly 1/2 of Lot 9, Block 8, said Addition, distant 5 feet Southwesterly of the most Easterly corner thereof, thence run Northwesterly to the most Northerly corner of Lot 9 and there terminating.

All of Block 7, Morrison, Smith and Hancocks Addition to Minneapolis, except that part of Lots 9, 10, 11 and 12 of said Block 7, described as follows:

Beginning at the most Northerly corner of said Lot 12; thence south 30 degrees 04 minutes 33 seconds West, on an assumed bearing, along the Northwesterly line to said Lot 12, a distance of 127.58 feet; thence Easterly, a distance of 259.94 feet along a non-tangential curve concave to the South having a radius of 240.00 feet, central angle of 62 degrees 03 minutes 21 seconds and the chord of said curve bears North 89 degrees 04 minutes 43 seconds East; thence North 30 degrees 06 minutes 24 seconds East along the prolongation of a radial line of said curve, a distance of 0.08 feet to the Northeasterly line of said Lot 9; thence North 59 degrees 54 minutes 07 seconds West along the Northeasterly line of said Block 7, a distance of 212.08 feet to the point of beginning.

All according to the plats thereof on file and of record in the Hennepin County Recorders Office and in the Office of the Registrar of Titles, and situate in Hennepin County, Minnesota.

Part of the above shown below as Parcels 1 through 4, is Registered Property as evidenced by Certificate No. 830754. Said Registered Property is described as follows:

Parcel 1: Lots 3, 6, 8 and 9, Block 7;
That part of Lot 7, Block 7 lying Northeasterly of a line drawn parallel with and distant 96 feet Southwesterly of the Southwesterly boundary line of 5th Street;
The Northeasterly 60 feet of the Southwesterly 105 feet of Lot 1, Block 8; Lots 2, 3, 4, 5, 6 and 10, Block 8;
That part of the Northwesterly 1/2 of vacated 12th Avenue South lying between the extensions across it of the Northeasterly and Southwesterly lines of said Lot 6, Block 7 and
That part of the Southeasterly 1/2 of vacated 12th Avenue South lying between the extensions across it of the Northeasterly and Southwesterly lines of said Northeasterly 60 feet of the Southwesterly 105 feet of Lot 1, Block 8, all in Atwaters Addition to the Town of Minneapolis.

Parcel 2: That part of the following described Tract:
The Northwesterly 27 feet of the Northeasterly 100 feet of Lot 7;
The Southwesterly 39 feet of the Northeasterly 1 39 feet of Lot 7;
The Northwesterly 1/2 of Lot 8 and
The Southeasterly 1/2 of Lot 9,
all in Block 8, Atwaters Addition to the Town of Minneapolis, which lies Southwesterly of a line drawn from a point on the Southeasterly line of said Lot 7, distant 116.50 feet Southwesterly of the most Easterly corner thereof to a point on the Northwesterly line of said Southeasterly 1/2 of Lot 9, distant 10 feet Southwesterly of the Northeasterly line thereof

Parcel 3: Lots 3 and 8, Block 7.
That part of Lot 7, Block 7 lying Northeasterly of a line drawn parallel with and distant 96 feet Southwesterly of the Southwesterly boundary line of 5th Street and Lot 9, Block 7 except that part thereof lying Northerly of the following described line: Beginning at the most Northerly corner of Lot 12, said Block 7; thence South 30 degrees 04 minutes 33 seconds West, on an assumed bearing, along the Northwesterly line of said Lot 12, a distance of 127.58 feet; thence Easterly a distance of 259.94 feet along a non-tangential curve concave to the South, having a radius of 240.00 feet, a central angle of 62 degrees, 03 minutes, 21 seconds and the chord of said curve bears North 89 degrees, 04 minutes, 43 seconds East, thence North 30 degrees, 06 minutes, 24 seconds East along the prolongation of a radial line of said curve, a distance of 0.08 feet to the Northeasterly line of said Lot 9 and said line there terminating, all in Morrison, Smith and Hancocks Addition to Minneapolis.

Parcel 4: That part of the Northwesterly 1/2 of vacated 12th Avenue south lying between the extensions across it of the Northeasterly line of Lot 7, Block 7, Morrison. Smith and Hancocks Addition to Minneapolis and a line drawn parallel to and distant 96 feet Southwesterly of the Northeasterly line of said lot 7

Subject to minerals and mineral rights reserved by the State of Minnesota; (As to all of above land except Lot 3, Block 7 in Parcel 1; Lot 3, Block 7 in Parcel 3 and the above portion of Lot 9, Block 8 in Parcel 2; and except that part of Lot 6, Block 7 and of that part of the Northwesterly 1/2 of vacated 12th Avenue South in Parcel 1 lying Northeasterly of extensions across it of the Southwesterly lien of said Lot 6 and its extension);

Subject to covenants, restrictions, reservations and conditions subsequent, including a right of re-entry and forfeiture of title upon default as contained in Deed Doc. No. 1488605; (See Inst)


                                     A-2-1

                                    EXHIBIT B
                           ANTENNAE LICENSE AGREEMENT

            This License Agreement (the "Agreement"), dated as of this 3rd day of March, 1999, is between TIMESHARE SYSTEMS, INC. (the "License") having an address at 511 Eleventh Avenue South, Minneapolis, MN. 55415 and ADVANCED TELECOMMUNICATIONS, INC. (the "Licensee"), having an address at 511 Eleventh Avenue South, Minneapolis, MN. 55415 (the "Premises").

            A. Licensor agrees to permit Licensee to utilize for purposes provided herein, the roof space (the exact location to be determined by Licensor [with] the reasonable consent of Licensee, but in no event shall such space exceed 100 contiguous square feet) on the building ("Building") in which the Premises are located (the "Roof Space"), from the date hereof and expiring April 30, 2099. Upon termination of Licensee's lease for the Premises for any reason (including the failure to renew the Term), this License Agreement and the license created hereby shall automatically expire with said termination. The termination, cancellation or expiration this License Agreement or the license created hereunder shall not be cause or grounds for the cancellation or termination of Licensee's lease for the Premises.

            H. Licensee may install, use and maintain on such Roof Space equipment (" Equipment") as described in Exhibit A attached hereto. If requested by Licensor, Licensee shall, at its sole expense, install a screening and protective fence ("Fence") around the perimeter of the Roof Space. The Fence style and installation shall be subject to Licensor's prior approval.

            I. Licensor agrees that Licensee may run cables (the "Cables") between the Roof Space and the Licensee's Premises. Any damages to Building or fixtures or equipment located upon or within the Building resulting therefrom shall be promptly repaired by Licensee.

            J. The Equipment and Fence shall remain the property of the Licensee or its contractor. Licensee shall at its cost remove such Equipment and Fence (and if so requested by Licensor, the Cables) at the expiration or sooner termination of the license granted hereunder or this License Agreement, and restore Roof Space and Building to the condition they were in prior to Licensee's installation of the Equipment, Fence and Cables. The obligations to remove the Equipment, Fence and Cables and to restore and repair the Roof Space and Building shall survive the expiration or sooner termination of the license and this License Agreement.

            K. Licensee and/or its contractor shall bear all expenses in connection with the installation, use and maintenance of such Equipment, Fence and Cables and removal of the same. Licensee shall indemnify and hold Licensor harmless from and against liability, damages, costs and expenses, including reasonable attorneys' fees incurred by Licensor, arising out of Licensee's installation, use, maintenance and removal of the Equipment, Fence and Cables. This obligation shall survive the expiration, cancellation or termination of this License Agreement and the license created hereunder.

            L. Licensee and/or its contractor shall maintain in force during the term of this License Agreement comprehensive liability insurance in amount and in such form as reasonably satisfactory to Licensor, protecting Licensor against any liability, damages, cost or expenses, in connection with the installation, use, maintenance and removal of the Equipment, Fence and Cables and shall supply the appropriate certificates of such insurance upon request.

            M. Licensee and its contractors shall comply with all applicable federal, state and local laws, regulations, and building codes in connection with the installation, use, maintenance and removal of the Equipment, Fence and Cables. In the event any such laws, regulations, or codes require physical improvements made to the Building or other expenditures by or on behalf of the Building and/or its owner, the costs of the same shall be borne by Licensee. Notwithstanding the foregoing, any physical improvements, whether required by law, regulation, code or otherwise, shall be subject to Licensor's approval, which approval may be given or denied in Licensor's sole discretion. If any law, regulation or code prohibits or disallows the Equipment, Fence and/or Cables or the effective use of the license granted hereby, whether now or in the future, Licensor shall be entitled to terminate the license granted hereby, without penalty, and Licensee shall take such action so as to allow the Building to again be in compliance with such law, regulation or code, including, if necessary, the removal of the Equipment, Fence and/or Cables.

            N. Licensor agrees to permit Licensee reasonable access to the Roof Space and other areas so as to facilitate the installation, use, maintenance and removal of the Equipment, Fence, and Cables. Licensee shall have access to the Roof Space on a 24 hour per day, 7 days per week basis, in order to facilitate maintenance and repairs. Licensee agrees to sign the Building's log book on each occasion Licensee enters the Roof Space, during normal business hours. At times other than normal business hours, or when the log book is not available for signing, Tenant shall page Landlord at 470-4500 or shall leave a message by calling 481-9999 or shall notify Landlord by such other reasonable means as Landlord shall inform Tenant in writing.

            O. Notwithstanding anything else contained herein to the contrary, the license granted herein is subject to the non-interference of Licensee's Equipment with the normal operation, functioning and use of any other equipment (whether owned by Licensor or by other licensees and/or tenants of Licensor currently existing upon the roof of the Building. In the event of any such interference, Licensor may terminate the License granted hereunder if such interference is not corrected within three (3) days notice from Licensor to Licensee. Notwithstanding anything else contained herein to the contrary, Licensor does not guaranty nor warrant the reception, noninterference or effective use of Licensee's antenna, or Equipment, either at initial installation nor thereafter.

            P. Licensee shall be required to get prior approval from Licensor pertaining to the Antenna size, color, Fence specifications, location on roof, method of mounting and the location of all Cables. In no instance shall this installation breach or penetrate the roof membrane.

            Q. Any notice required or desired under this License Agreement shall be deemed sufficiently given if given in compliance with the Licensee's lease agreement for the Premises.

            R. Licensee shall pay to Licensor, without set-off, or demand the sum of $0 per month for all Antennae (as listed on Exhibit A, or otherwise located on the Building pursuant to this License Agreement or the license created hereunder) for use of the roof space ("License Fee") during the Term of this License Agreement. Failure by Licensee to pay said License Fee shall entitle Licensor, upon 10 days written notice to Licensee, to terminate this License Agreement and the license created hereunder, and to such other relief as may be allowed by law or equity. No other Equipment or antennae shall be permitted by this license, without Licensor's prior written consent, which consent shall not be unreasonably withheld for a reasonable increase in equipment, provided the License Fee shall be increased to Licensor's then rate for each additional antennae.

            S. In the event of default by Licensee of any of the terms and conditions set forth in this License Agreement, whether suit be commenced or not Licensee agrees to pay the attorneys' fees, costs and expenses of Licensor incurred in enforcing or attempting to enforce this License Agreement.

            T. Licensee shall operate the Licensee facilities in a manner that will not cause interference to Licensor and other Licensees of the Property provided that their installations predate that of the Licensee's facilities. All operations by Licensee shall be in compliance with all Federal Communications Commission ("FCC") requirements.

            U. Licensor waives any lien rights it may have concerning the Equipment which are deemed Licensee's personal property and not fixtures, and Licensee has the right to remove the same at any time without Licensor's consent.

            V. This Agreement may be terminated without further liability on thirty (30) days prior written notice as follows: (i) by either party upon a default of any covenant or term hereof by the other party, which default is not cured within sixty (60) days of receipt of written notice or default provided that the grace period for any monetary default is ten (10) days from receipt of notice; or (ii) by Licensee for any reason or for no reason, provided License delivers written notice of early termination to Licensor with a thirty (30) day notice provision prior to termination; or (iii) by Licensee if it does not obtain or maintain any license, permit or other approval necessary for the construction and operation of the Equipment; or (iv) by Licensee if Licensee is unable to occupy and utilize the Premises under Licensee's lease due to an action of the FCC, including without limitation, a take back of channels or change in frequencies; or (v) by Licensee if Licensee determines that the Premises are not appropriate for its operations for technological reasons, including, without limitation, signal interference.

            W. If the Premises or Equipment are damaged, destroyed, condemned or transferred in lieu of condemnation, Licensee may elect to terminate this Agreement as of the date of the damage, destruction, condemnation or transfer in lieu of condemnation by giving notice to Licensor no more than forty-five (45) days following the date of such damage, destruction, condemnation or transfer in lieu of condemnation.

            X. Licensee may not assign, or otherwise transfer all or any part of its interest in this Agreement without the prior written consent of Licensor provided, however, that Licensee may assign its interest to any party to which it is assigning its interest in the Premises under its lease

            Y. Licensor shall be responsible for compliance with all marking and lighting requirements of the Federal Aviation Administration ("FAA") and the FCC. Should Licensee be cited because the Property is not in compliance and, should Licensor fail to cure the conditions of noncompliance, Licensee may either terminate this Agreement or proceed to cure the conditions of noncompliance at Licensor's expense, which accounts may be deducted from the rent under Licensee's lease.

            Z. In no event shall Licensee be entitled to erect any mono pole or other tower-type structure.

            U. In the event the Equipment, Fence and/or Cables should interfere with any roof maintenance, repair and/or replacement which Licensor deems necessary to perform, Licensor shall first notify Licensee and then Licensee shall cooperate with Licensor and its contractors to remove such interference, including if necessary, the relocation and/or temporary relocation of the Equipment, Fence and/or Cables. Such cooperation including such relocations and/or temporary relocations shall be at the cost and expense of Licensee.

                                    LICENSOR:
                                    TIMESHARE SYSTEMS, INC.

                                    By: /s/ [Illegible]
                                        ---------------------------------------
                                    Its:          PRES.
                                        ---------------------------------------
                                                  3/30/99


                                    LICENSEE:
                                    ADVANCED TELECOMMUNICATIONS, INC.

                                    By: /s/ [Illegible]      3/30/99
                                        ---------------------------------------
                                    Its: Chief Financial Officer
                                        ---------------------------------------

--------------------------------------------------------------------------------

                    EXHIBIT A TO ANTENNAE LICENSE AGREEMENT

Up to one (1) antenna as well as related base site cabinets and any other appropriate ancillary equipment so long as it is contained within 100 square feet of roof space and does not exceed 10 feet in height. No additional antennae may be installed without Landlord's written consent.

                                [CHECK OMITTED]

[Photocopy of endorsed check payed to order of TIMESHARE SYSTEMS, INC. in the amount of $10,000.00 as a deposit drawn on ADVANCED TELECOMMUNICATIONS, INC. account at NORWEST BANK MINNESOTA, N.A. dated 2/19/99]

                  [Business card of Basant Kharbanda omitted]

                                    EXHIBIT C
                                LICENSE AGREEMENT
                          MINNEAPOLIS TECHNOLOGY CENTER
                          WEST PARKING LOT (UNASSIGNED)

            This License Agreement is made as of the 3rd day of March, 1999, by and between TIMESHARE SYSTEMS, INC., a Minnesota corporate ("Licensor") and ADVANCED TELECOMMUNICATIONS, INC. ("Licensee"),

            In consideration of the covenants and agreements contained herein, and other good and valuable consideration, receipt and sufficiency of which acknowledged, Licensor and Licensee mutually agree as follows:

            A. GRANT: Licensor hereby grants to Licensee, for the sole purpose of parking the automobile(s) described in Licensee's application attach hereto, _________________________ (_____) unassigned parking space(s) in the restricted parking areas of the West parking lot ("Lot") located at Minneapolis Technology Center, 511 South Eleventh Avenue South, Minneapolis, Minnesota.

            2. TERM: The term of this License commences this date amid expires at Midnight April 30, 2099.

            3. LICENSE FEE: Licensee shall pay as its fee for this License the sum of $95 per admittance card on or before the first day of each month Timeshare Systems, Inc., 511 South Eleventh Avenue South, Minneapolis, Minnesota, 55415, or at such other address that Licensor may designate; together with all use, sales or other tax (excepting income tax) payable or which may become payable by Licensor as a result of said fee. In the event the term of this License commence on other than the first day of the month, the fee will be prorated for such month. The license fee shall commence on the date Licensor delivers a Lot gate operator(s) admittance card(s) to Licensee. The license fee shall terminate on the expiration date of the license or on the date the Licensee returns the Lot gate operator(s) and admittance card(s) whichever occurs last. The fee for this License may be adjusted from time to time beginning January 1, 2000 to whatever fee Licensor is then charging for Lot parking stalls; provided that Licensor shall give thirty (30) days prior written notice of any such increase and Licensee may, within thirty (30) days subsequent to any such increase, terminate this License by giving ten (10) days written notice to Licensor.

            4. NEGATIVE COVENANTS: Licensee shall not:

                  a) Park more than one (1) standard sized (or smaller) automobile per admittance card in the Lot, at any one time.

                  b) Allow any non-authorized automobile to be parked in the Lot through use of License's issued admittance card.

                  c)    Allow any automobile to be stored overnight in the Lot.

            Upon breach of any covenant set forth in this Paragraph 4 by Licensee, Licensor may, at its option, and in addition to Licensor's remedies provided in paragraph 5 hereof, charge Licensee the sum of $25.00 for each day of any such violation, and/or may tow or have towed any automobile which is parked in violation of any covenant set forth in this paragraph 4, and in such case Licensee agrees to pay Licensor as an additional license fee hereunder all towing and storage cost associated with said towing.

            5. RIGHT OF RE-ENTRY AND EXPIRATION: Licensee agrees that this License is made upon the condition that if the License shall fail to pay the license fee within ten (10) days of when due, fail to keep any term or condition of this license, or shall neglect or fail to keep, observe and perform any of the rules and regulations from time to time adopted and promulgated by Licensor for the operation of the Lot, then in any of said cases the Licensor may immediately or a any time thereafter and without notice or demand, retake possession of the parking stall(s), without such re-taking working a forfeiture of the license fee to be paid by Licensee for the full term of this License. In the event of such retaking or at the end of the Term, Licensee agrees to return to Licensor any and all Lot gate operator(s) and/or admittance cards, upon notice from Licensor. Licensee shall pay to Licensor, Licensor's replacement/lost fee for all such operator(s) and/or admittance cards not returned.

            6. PARKING LOT OPERATION: It is specifically understood and agreed that the Lot area is operated without constant staffing and that Licensor shall not be responsible for any loss, damage or casualty sustained by Licensee's automobile or for the loss of any articles, personal property or any such other items from Licensee's automobile.

            7. OFFICE LEASE: Licensee presently has (or is contemporaneously executing) a lease for office space within the Minneapolis Technology Center ("Office Lease").

                  a) A termination of the Office Lease, whether by expiration of the term or otherwise, shall automatically constitute a termination of this License Agreement.

            8. AUTHORIZED VEHICLES: Licensee agrees, upon request from Licensor, to furnish Licensor or its authorized agent, the state automobile license number(s) assigned to those automobile(s) of those persons employed on the premises and who are designated by Licensee to use the Lot. Any such designation shall not exceed the number of stalls licensed hereunder. If any automobile of Licensee or of Licensee's officers, agents or employees who is not designated to park in the Lot is parked therein, then Licensee shall pay to Licensor an amount equal to $25 per day for each such vehicle for each day, or a part thereof, such amount to be due and payable by Licensee within three (3) days after demand therefor.

            9. CANCELLATION: Licensor shall have the right, upon thirty (30) days prior written notice to Licensee, to cancel this License Agreement and allow the Parking Lot to be used on an unrestricted basis for all tenants and their invitees. Licensee from and after the cancellation date specified in such written notice, shall have no further obligation for the payment of the fee hereunder but the use of such Parking Lot shall be subject to the terms of paragraphs 4(c), 6 and 7 hereof.

            10. LICENSE HOURS: Notwithstanding anything else contained herein to the contrary, the license granted hereunder shall be limited to the following hours: Monday through Friday (legal holidays specifically excluded) from 7:00 a.m. to 6:00 p.m. Licensee specifically agrees that should Licensee violate the foregoing hours during a time period in which there is an event ("Event") at the Hubert H. Humphrey Metrodome (located across 11th Avenue from the Minneapolis Technology Center) Licensee shall pay to Licensor $25.00 for each such Event violation (or such higher rate which Licensor may then be charging for dome Event parking).

(LICENSEE)                                  (LICENSOR)
ADVANCED TELECOMMUNICATIONS , INC.              TIMESHARE SYSTEMS, INC.


By /s/ [Illegible]                            By /s/ [Illegible]
  -----------------------------------           --------------------------------
  Its   Chief Financial Officer                 Its PRES.
     --------------------------------              -----------------------------
Date: 3/30/99                                 Date: 3/30/99
     --------------------------------              -----------------------------

                                    EXHIBIT D

                              RULES AND REGULATIONS

            1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person or vendor chosen by Landlord. In addition, Landlord reserves the right to change from time to time the format of the signs or lettering and to require previously approved signs [ILLEGIBLE] lettering to be appropriately altered.

            2. If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or doors of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.

            3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Building. The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access to the Building of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants provided that nothing contained in this rule shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee or any tenant shall go upon the roof of the Building.

            4. The directory of the Building will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

            5. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant's property by the janitor or any other employee or any other person.

            6. Landlord will furnish Tenant free of charge with two keys to each door in the Premises. Landlord may make a reasonable charge for any additional keys, and Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new or additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

            7. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

            8. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord.

            9. Tenant shall obtain Landlord's consent prior to placing a load upon any floor which may exceed the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribed the weight, size and a position to all equipment, materials, furniture or other property brought into the Building. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building to such a degree as to be objectionable to Landlord or to any tenant shall be placed and maintained by Tenant, as Tenant's expense on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

            10. Tenant shall waste electricity, water or air conditioning. Tenant shall keep corridor doors closed.

            11. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays any person unless that person is known to the person or employee in charge of the Building as being an employee of Tenant and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.

            12. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

            13. The toilet rooms, toilets, urinals wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown into any of them, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

            14. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building except by virtue of a separate license negotiated with Landlord. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

            15. Except as approved by Landlord, Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

            16. No animals are allowed in the Building with the exception of seeing-eye or hearing animals. In the event any injuries are caused to Tenant's employees or invitees, the owner of said animal agrees to indemnify and hold the Landlord and its managing agent and all other tenants harmless from all costs (including reasonable attorney's fees) with respect to the presence of any animals in the Building.

            17. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

            18. No cooking shall be done or permitted by any Tenant on the Premises, except by the Tenant of Underwriters' Laboratory approved microwave oven or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

            19. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with the rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

            20. Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant address.

            21. The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instruction from Landlord, and no employee [ILLEGIBLE] Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

            22. Parking is allowed between the hours of 7:00 a.m. to 6:00 p.m., Monday through Friday, holidays excepted, in the east parking lot [ILLEGIBLE] subject to availability and at such rates as Landlord is then charging. Notwithstanding the foregoing, no parking is allowed during professional sporting events and other events occurring at the Hubert H. Humphrey Metrodome located at across 11th Avenue South from the Building. All visitors to the Building parking in such parking lot shall pay the then prevailing parking charges. Any visitor drop-offs are allowed only on the east side of the Building. Notwithstanding the foregoing, parking by Tenant pursuant to a specific license agreement shall be 24 hours per day, 7 days a week.

            23. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver [ILLEGIBLE] Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building. The foregoing shall not be construed to allow Landlord to discriminatorily enforce these Rules and Regulations as against Tenant and not other tenants of the Building.

            24. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

            25. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order in and about the Building. Tenant agrees to abide by all such rules and regulations which are adopted.

            26. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

                                    EXHIBIT E

                    LICENSE AGREEMENT TO USE BUILDING CHILLER

            This License Agreement (the "Agreement"), entered into as of the 3rd day of March, 1999, is between TIMESHARE SYSTEMS, INC., a Minnesota corporation (the "Licensor"), having an address at 511 Eleventh Avenue South, Minneapolis, Minnesota 55415 and Advanced Telecommunications Inc. (the "Licensee"), having an address at Suite 409, 511 Eleventh Avenue South, Minneapolis, Minnesota 55415 (the "Premises"), with a notice address at 730 2nd Avenue South, Suite 1200, Minneapolis, MN. 55402.

            1. Licensor agrees to permit Licensee to utilize for purposes provided herein one of the chiller systems (as designated by Licensor) together with associated plumbing and electrical and mechanical controls (the "Chiller"), which are located on and at the building ("Building") in which the Premises are located. This license shall be subject to automatic termination in the event Licensee's lease for the Premises dated March 3rd, 1999 ("Lease") is terminated or canceled, but otherwise the term of this Agreement shall be the same as the Lease. Upon termination of Licensee's Lease for any reason, this License Agreement and the license created hereby shall automatically expire with said termination. The termination, cancellation or expiration of this License Agreement shall not be cause or grounds for the cancellation or termination of Licensee's Lease.

            2. Licensee may use the Chiller for purposes of cooling Licensee's telecommunication and other related equipment ("Equipment"). Licensee acknowledges that the license to utilize the Chiller is non-exclusive. This Agreement and the license granted hereby is specifically limited to Licensee's utilization of not more than 50 tons of the Chiller's capacity. Licensor, from time to time may provide such 50 tons of cooling capacity by any one of the Building's chillers, but the fees and other obligations hereunder shall continue to be applicable nonetheless.

            3. Licensor agrees that Licensee may run utility lines (the "Cables") between the Chiller and the Premises. Any damages to the Building or fixtures or equipment located upon or within the Building resulting therefrom shall be promptly repaired by Licensee.

            4. The Chiller shall remain the property of Licensor and any improvements made to the Chiller shall likewise become the property of Licensor. Licensee acknowledges that Licensor makes no representations or warranties as to the condition, fitness or purpose for which Licensee intends to use the Chiller. Licensee acknowledges and agrees that its use of the Chiller shall be in its current "AS-IS" condition. This License shall extend to any maintenance or improvements Licensee may desire and need to make to the Chiller, providing however, Licensee shall use a contractor authorized and approved by Licensor ("Authorized Contractor") and Licensee obtains Licensor's prior written consent. No work or maintenance shall be performed on the Chiller except by an Authorized Contractor, nor without the express written consent of Licensor.

            5. For purposes of this License Agreement Licensee's "Pro Rata Share" shall be equal to 20.8% and assumes the Chiller to which Licensee shall be connected shall have an approximately 240 rated capacity. If the Chiller to which Licensee has a different rated capacity, then Licensee's Pro Rata Share shall be adjusted accordingly.

            6. Licensee shall bear all expenses in connection with its use and maintenance of the Chiller, including: i) Licensee's Pro Rata Share of periodic maintenance costs (no less frequently than quarterly plus an annual preventative maintenance inspection by an Authorized Contractor) for the Chiller, including any repairs, whether or not such repairs involve what may be typically considered capital items, but not including capital improvements or similar capital additions; ii) the "User Fee" (as defined in paragraph 7 below); and iv) the "Utility Fee" (as defined in paragraph 8 below). The foregoing maintenance costs shall specifically include any up-grades and/or capital costs required or mandated by any governmental authority, law, rule or regulation.

            7. Licensee shall pay to Licensor a monthly "User Fee" to compensate Licensor for a share of the supervision costs for approximately one (1) hour daily by the Building's facility maintenance person for daily logging, adjusting, switching and for maintaining the cooling tower water and other costs associated with the use, capital investment and operation of the Chiller. The User Fee shall be Licensee's Pro Rata Share of such costs (said costs initially being $5,400 and Licensee's initial Pro Rata Share shall initially be $1123 per month), but said User Fee shall be adjusted upward in the amount of 3% annually, on each anniversary date of this Agreement. Licensee acknowledges the costs to connect the Premises to the Chiller shall be borne by Licensee and are not part of any of the fees referred to elsewhere in this License Agreement. The User Fee shall not commence until the Premises are actually connected to the Chiller and being utilized (the "Effective Date").

            8. Commencing with the Effective Date, Licensee agrees to pay to Licensor at the rate of $1950 per month ("Utility Fee"), which represents Licensee's Pro Rata Share of Licensor's electrical utility usage of approximately $9375 per month for electrical consumption by the Chiller, cooling tower, cooling tower pumps, etc., such Utility Fee to be prorated for any partial calendar month, and to be adjusted after each calendar year (up or down) at the same average rate as Landlord's average electrical rates change from year to year. In the event, whether through more efficient equipment upgrades, changes in electrical rates or otherwise, it can be shown that the overall utility costs to operate the Chiller differs from the estimated $9375 per month ("Adjusted Utility Costs"), then Tenant's Utility Fee shall be adjusted to its Pro Rata Share of the Adjusted Utility Costs. Landlord shall provide to Tenant all reports and other back-up supporting any adjustments to the Utility Fee.

            9. Prior to the Effective Date Licensee agrees to pay to Licensor a one time "Start-Up Fee" of $10,000, representing a portion of the "upgrade/start-up" and accessory costs which were necessary to put the Chiller into operational condition ("Start Up Costs").

            10. Licensee's contractor shall maintain in force during the term of this License Agreement comprehensive liability insurance in amounts and in such form as reasonably satisfactory to Licensor, protecting Licensor against any liability, damages, cost or expenses, in connection with the maintenance and alteration of the Chiller and Cables and shall supply the appropriate certificates of such insurance upon request.

            11. Licensee and its contractors shall comply with all applicable federal, state and local laws, regulations, and building codes in connection with the use, maintenance and alteration of the Chiller and Cables. In the event any such laws, regulations, or codes requires physical improvements be made to the Building or other expenditures by or on behalf of the Building and/or its owner, the costs of the same shall be borne by Licensee. Notwithstanding the foregoing, any physical improvements, whether required by law, regulation, code or otherwise, shall be subject to Licensor's approval, which approval may be given or denied in Licensor's sole discretion. If any law, regulation or code prohibits or disallows the Chiller and/or Cables or the effective use of the license granted hereby, whether now or in the future, Licensor shall be entitled to terminate the license granted hereby, without penalty; and Licensee shall take such action so as to allow the Building to again be in compliance with such law, regulation or code, including, if necessary, the removal of Cables; provided however, Licensor agrees to cooperate, without cost to Licensor, with Licensee's efforts to comply with such laws, regulation or codes, including any legal challenges thereto. Licensee shall have the right to challenge, at Licensee's sole cost, any governmental requirement imposed or sought to be imposed with respect to the Chiller during the term of this Agreement and in connection therewith, to delay compliance with such requirements until resolution of the contest or challenge; provide that neither Licensor nor the Building is subject to the risk of any fine, penalty, cost, lien or forfeiture during such contest.

            12. Licensor agrees to permit Licensee reasonable access to the Chiller and other areas so as to facilitate the use, maintenance and alterations of the Chiller and Cables. Licensee shall indemnify and hold Licensor harmless from and against liability, damages, costs and expenses, including reasonable attorneys' fees incurred by Licensor, arising out of Licensee's use, maintenance and alterations of the Chiller and Cables, except if due to the negligence or willful misconduct of Licensor. This obligation shall survive the expiration, cancellation or termination of this License Agreement and the license created hereunder.

            13. Any notice required or desired under this License Agreement shall be deemed sufficiently given if given in compliance with the Licensee's Lease.

            14. In the event of default by either Licensor or Licensee of any of the terms and conditions set forth in this License Agreement, whether suit be commenced or not, the defaulting party agrees to pay the reasonable attorneys fees, costs and expenses of the non-defaulting party incurred in enforcing or attempting enforce this License Agreement.

            15. If the Licensor is in default of any of its obligation to provide services or maintain the Chiller as specified in this Agreement, Licensee shall notify Licensor that Licensee is dissatisfied with the services and/or maintenance so to be provided and, if following such notice, the same shall not have been cured to Licensee's reasonable satisfaction within thirty
(30) days of such notice, then Licensee shall have the right to assume on the expiration of such 30 day period the obligation to so provide the services and/or maintenance. During the period that Licensee is performing Licensor's obligations, Licensee shall be entitled to a credit against the User Fee otherwise due hereunder equal to the actual cost of such service and/or maintenance.

            16. Licensor's right to assign this License Agreement is and shall remain unqualified upon any sale or transfer of the Building and provided the purchaser succeeds to the interests of Licensor and assumes all obligations of Licensor hereunder, Licensor shall thereupon be entirely free of all obligations of the Licensor hereunder and shall not be subject to any liability resulting from any act or omission or event occurring after such conveyance.


(LICENSEE)                                  (LICENSOR)
ADVANCED TELECOMMUNICATIONS , INC.              TIMESHARE SYSTEMS, INC.


By /s/ [Illegible]                            By /s/ [Illegible]
  -----------------------------------           --------------------------------
  Its   Chief Financial Officer                 Its PRES.
     --------------------------------              -----------------------------
Date: 3/30/99                                 Date: 3/30/99
     --------------------------------              -----------------------------

                     STANDARD OFFICE LEASE AGREEMENT (GROSS)

THIS LEASE AGREEMENT (hereinafter called the "Lease Agreement") made as of the 24th day of July, 1997, by and between TIMESHARE SYSTEMS, INC., a Minnesota corporation, having offices at 511 Eleventh Avenue South, Minneapolis, Minnesota, 55415 (hereafter called the "Landlord"), and Frontier Local Services, Inc., a ______________ corporation (hereafter called the "Tenant").

                                   WITNESSETH

      FOR AND IN CONSIDERATION of the sum of One Dollar ($1.00) in hand paid by each of the parties to the other, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, Landlord does hereby lease and let unto Tenant, and Tenant does hereby hire, lease and take from Landlord, that area outlined in red on Exhibit A-1 attached hereto, and by this reference incorporated herein, and described as Suite ____, containing approximately _____ rentable square feet, (hereafter called the "Premises") at 511 11th Avenue South (hereafter called the "Building") in the City of Minneapolis, County of Hennepin, State of Minnesota. The term Building as it is used herein shall consist of the land and building(s) set forth in Exhibit A-2 hereto. The Premises area shall be measured from the outside of exterior or corridor walls and from the center of demising walls to obtain the useable area of the Premises, which shall be multiplied by a factor of 1.15 to arrive at the rentable area of the Premises. The parties may measure the Premises at any time, but unless the rentable area differs by more or less than 10% the rental amounts set forth below shall not be adjusted.

ARTICLE I - TERM

      A. To have and to hold said Premises for a term of ten (10) years, commencing upon the earlier of: i) October 1, 1997; or ii) the date on which Tenant occupies any portion of the Premises for the conduct of its business; and terminating on the last day of the month during which the tenth (10th) anniversary of the commencement date occurs (hereafter called the "Term") upon the rentals and subject to the conditions set forth in this Lease Agreement, and the Exhibits attached hereto. The commencement and termination dates are specifically subject to the provisions of Article 5 hereof.

      B. Tenant shall have the right to renew the Term of the Lease Agreement for two (2) periods of five (5) years each ("Renewal Term(s)"), subject to the following terms, covenants and conditions: i) Tenant shall not be in default beyond any applicable grace period in the performance of any of the terms, covenants or conditions of this Lease Agreement, either at the time of the exercise of the right to renew or at the commencement of the applicable Renewal Term; ii) the Renewal Term(s) shall be on the same terms, covenants and conditions as provided in this Lease Agreement, except the Minimum Rental during the Renewal Term shall be at the rates as set forth in the table in Paragraph 3B and there shall be no further renewal right after the commencement of the second Renewal Term; and iii) Tenant shall exercise its right to renew by giving written notice thereof to Landlord at least nine (9) calendar months prior to the expiration of the initial Term or first Renewal Term, as the case may be, time being of the essence. If Tenant fails to notify Landlord in the manner and within the time as provided in this paragraph, Tenant's right to renew this Lease Agreement shall expire and become null and void. If Tenant fails to exercise the first Renewal Term, then the following Renewal Term shall also terminate.

ARTICLE 2 - USE

      A. The Premises shall be used by the Tenant solely for the following purposes: General office purposes, including executive corporate and general offices; in addition Tenant shall be entitled, subject to obtaining such approvals as may be required from any governmental authorities which may have jurisdiction thereof, to install, operate and maintain telecommunications equipment, including telecommunications switching operations and related facilities utilized in connection with Tenant's telecommunication business. No other use of the Premises shall be permitted or allowed.

      B. Landlord acknowledges that in connection with Tenant's use of the Premises, it shall be installing specialized telecommunication equipment, and various electrical equipment and facilities associated therewith ("Telecommunications Equipment"). Tenant shall be solely responsible for ensuring that the Telecommunications Equipment can be operated consistent with Landlord's current facilities and utilities and Tenant shall be solely responsible for any special utility requirements created by the Telecommunications Equipment (such as, but not limited to: all electrical power utilized thereby, additional cooling requirements, uninterrupted power sources, etc.) the installation of which shall be governed by Article 4 below. Tenant shall also be solely responsible to ensure that any electrical/magnetic field ("EMF") is not emitted beyond the Premises at levels exceeding those acceptable by the Food and Drug Administration for persons with pacemakers or other electronic prosthetics (5 goss or 5,000 milligoss). In all events, Tenant shall indemnify, defend with counsel of Landlord's selection, and save Landlord harmless from any claim for injury to a person or damage to property asserted by any person against Landlord, its agents or employees by reason of any EMF emitted from or created by the Telecommunications Equipment. In addition, Tenant hereby assumes all risk in connection with the presence of all EMF within the Premises and hereby releases Landlord from any and all liability or responsibility to Tenant, its agents, employees, contractors or anyone claiming through or under Tenant by way of subrogation or otherwise for the loss or damage to property or injury to persons arising out of or relating to EMF.

        C. Tenant and its "Affiliates" (as defined in Article 15 below) shall have the right to provide telecommunication services to other tenants in the Building on a non-exclusive basis with other providers of such services; provided all such tenants shall be able to freely choose their telecommunications provider, and Tenant shall not solicit such tenants (in person) except with Landlord's prior approval.

ARTICLE 3 - RENTALS

      A. Tenant agrees to pay to Landlord as minimum rental (hereinafter called "Minimum Rental") for the Premises, without notice set-off or demand, monthly installments during the Term, and if properly exercised, each of the four Renewal Terms, all as set forth in the table in Paragraph 3B below; said monthly installments to be due and payable by Tenant in advance on the first day of each calendar month during the Term of this Lease Agreement, or any extension or renewal thereof, at the office of Landlord set forth in the preamble to this Lease Agreement or at such other place us Landlord may designate. In the event of any fractional calendar month, Tenant shall pay for each day in such partial month a rental equal to 1/30 of the Minimum Rental. Tenant agrees to pay, as Additional Rent, which shall be collectible to the same extent as Minimum Rental, all amounts which may become due to Landlord hereunder and any tax, charge or fee that may be levied, assessed or imposed upon or measured by the rents reserved hereunder by any governmental authority acting under any present or future law before any fine, penalty, interest or costs may be added thereto for non-payment. Notwithstanding anything contained herein to the contrary, upon the execution by Tenant of this Lease Agreement, Tenant shall pay to Landlord $_______ which sum shall be held as a security deposit pursuant to Article 28, below.

      B. The scheduled Minimum Rentals to be paid by Tenant are as follows:

     =========================================================================================
                                                     Per Annum Minimum
                                                        Rental Rate
                      Time Period                   per Rentable Square   Monthly Minimum Rent
                                                       Foot of Area
                                                   Contained within the
                                                         Premises
     -----------------------------------------------------------------------------------------
     Commencement  Date until  second  anniversary         $___                  $___
     thereof
     -----------------------------------------------------------------------------------------
     second  anniversary  of Term until the fourth         $___                  $___
     anniversary
     -----------------------------------------------------------------------------------------
     fourth  anniversary  of Term  until the sixth         $___                  $___
     anniversary
     -----------------------------------------------------------------------------------------
     sixth  anniversary  of Term  until the eighth         $___                  $___
     anniversary
     -----------------------------------------------------------------------------------------
     eighth  anniversary  of Term  until the tenth         $___                  $___
     anniversary
     -----------------------------------------------------------------------------------------
     First Renewal Term, if applicable,  until the         $___                  $___
     twelfth anniversary
     -----------------------------------------------------------------------------------------
     twelfth   anniversary   of  Term   until  the         $___                  $___
     fourteenth anniversary
     -----------------------------------------------------------------------------------------
     fourteenth  anniversary  of  Term  until  the         $___                  $___
     fifteenth anniversary
     -----------------------------------------------------------------------------------------
     Second  Renewal  Term, if  applicable,  until         $___                  $___
     the sixteenth anniversary
     -----------------------------------------------------------------------------------------
     sixteenth   anniversary  of  Term  until  the         $___                  $___
     eighteenth anniversary
     -----------------------------------------------------------------------------------------
     eighteenth  anniversary of Term until the end         $___                  $___
     of the Second Renewal Term
     =========================================================================================

ARTICLE 4 - CONSTRUCTION

      A. Tenant has provided or shall provide Landlord with plans and/or a description for permanent improvements to modify the Premises to accommodate Tenant's intended use (hereafter called the "Preliminary Plans"), which Preliminary Plans are subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed. Subject to the further written approval of Landlord, which approval also shall not be unreasonably withheld or delayed, Tenant shall make such modifications to the Preliminary Plans as it shall require (hereafter called the "Final Plans"). The Final Plans shall be deemed approved by Landlord if Landlord fails to make objections thereto within the later of five (5) days of receipt of such Final Plans from Tenant or the date of execution of this Lease Agreement. Tenant agrees to make its architect and engineers available to Landlord for purposes of responding to questions of Landlord regarding the Preliminary and Final Plans and their impact upon the Building. Upon receipt of the Final Plans, Tenant shall obtain bids from the various contractors and subcontractors needed to perform the work contemplated by the Final Plans ("Work"). The general contractor or construction manager and major subcontractors contemplated by Tenant shall be first approved by Landlord, which approval shall not be unreasonably withheld or delayed, Tenant shall furnish to the Landlord a written statement certified by Tenant and the general contractor who shall perform the Work listing all subcontractors and suppliers regarding the Work. Upon submission of such certification, Tenant shall have the right and license to enter the Premises to do the Work, subject to all the provisions of this Lease Agreement, except that the Term and the commencement of rentals shall not commence except pursuant to Paragraph 1A above. Tenant shall be responsible for constructing the improvements as shown on the Final Plans (hereafter called "Tenant's Improvements") at Tenant's sole cost and expense.
Article 27 below, and Tenant's obligations thereunder shall specifically be applicable to the Tenant's Improvements and all Work performed or to be performed by Tenant. Tenant acknowledges that the Work shall begin with the Premises in its current "as is" condition with the exception of the following ("Landlord's Work"): the Premises shall be in broom-clean condition. After completion of, the Tenant's Improvements, Tenant shall supply to Landlord lien waivers from all suppliers, subcontractors and other entities listed on the sworn construction statements together with a blanket lien waiver from Tenant's contractor for the full amount of the Work. Within ninety (90) days subsequent to the commencement of the Term, Tenant, shall submit in writing to Landlord a list ("Tenant's Equipment") of any equipment and/or fixtures it deems to be "trade fixtures" and which Tenant shall be removing at the end of the Term (or last Renewal Term, if applicable). In no event shall any Tenant Improvement which [ILLEGIBLE] any existing Building system or any Building equipment servicing more than just the Premises be included as Tenant's Equipment. If no list is so submitted to Landlord then none of the equipment and improvements installed by Tenant shall be deemed trade equipment nor removable by Tenant at the end of the Term, unless it is covered by a separate license agreement between Landlord and Tenant. If Tenant desires to add equipment not shown on the Final [ILLEGIBLE] (whether during the performance of Tenant's Work or subsequently during the Term or any Renewal Term) then it shall supplement Tenant's Equipment List prior to the installation of such equipment. Landlord, in connection with its approval of the Final Plans, shall provide Tenant with a list of the improvements which Landlord will require Tenant to remove at the end of the Term (or last Renewal Term, if applicable) pursuant to Article 19 [ILLEGIBLE] Any Tenant Improvements not on such list, or if Landlord fails to supply such list to Tenant prior to the completion of the Tenant Improvements, Landlord shall be deemed to have waived its rights under Article 19 to required Tenant to so remove such Tenant Improvements.

      B. The parties acknowledge that the Tenant's Work shall include the following matters (whether or not included within the Final [ILLEGIBLE]

            1 . the following electrical systems requirements:

                  (i) reconfiguring the power distribution system in connection with the power to be distributed to the "Electrical [ILLEGIBLE] (as defined below) including installation of electrical grounding facilities connected to the Building's water main, provided the same [ILLEGIBLE] violate any city ordinance and any necessary consents from the City of Minneapolis are obtained by Tenant, at its sole cost and expense.

                  (ii) providing of A/C electric capacity delivered to a pull box within the Premises at a capacity for Tenant's need [ILLEGIBLE] electrical capacity may exist, but Tenant is responsible for verifying same, as well as confirming that such is sufficient for its needs, [ILLEGIBLE] the "Tenant Generator", as defined below). If Tenant determines that its electrical requirements exceed the existing service to the [ILLEGIBLE] Tenant shall be entitled to, at its sole cost and expense, increase such capacity, provided it obtains the necessary governmental approvals [ILLEGIBLE] additional costs for service fees are incurred by Landlord. Landlord agrees to cooperate with any applications Tenant may be required [ILLEGIBLE] to any appropriate governmental agencies and/or public utility providers in connection therewith, provided the same shall be without [ILLEGIBLE] Landlord;

                  (iii) Tenant shall be entitled to install an UPS electrical system and/or batteries all in a segregated area of the [ILLEGIBLE] along with the Telecommunications Equipment ("Electrical Room") which Electrical Room shall have an electric submeter for all electric [ILLEGIBLE] of the equipment contained therein;

      2. installation of the following:

            (i) Tenant shall cause to be removed all modular interior walls from within the Premises and store the same inside the Premises (or at such other storage location as designated by Landlord) until the completion of Tenant's Work, at which time said removed modular interior walls (together with any additional modular interior walls Landlord may have in storage) shall be made available by Landlord to Tenant for installation of offices and rooms (including the Electrical Room) utilizing Landlord's modular walls, to the extent Tenant so desires;

            (ii) installation of floor covering and wall coverings pursuant to Final Plans;

            (iii) installation of cabling and conduit from the Premises to Tenant's telecommunication antennae and related equipment on the roof of the Building (which placement, location and maintenance of such equipment shall be governed by a separate license agreement in the form of Exhibit B attached hereto and incorporated herein by reference). Tenant agrees that at no time during the Term shall it use, license or otherwise agree to utilize any space upon the Building or land upon which it is located for antennae space, except pursuant to Exhibit B, and in no event shall it use, license, utilize or rent space from other tenants or licensees of the Building without the consent of Landlord, which consent may be conditioned upon payment of reasonable fees to Landlord;

            (iv) use of the Building's existing conduit and riser space and in the event existing conduit is not available, the installation of conduit and cabling from the Electric Room to Tenant's network outside of the Building. In connection therewith Landlord shall cooperate with Tenant to locate and utilize an appropriate riser space from the Premises to other necessary levels of the Building, such cooperation may include core drilling (subject to Paragraph 4C below). Tenant shall also have the right to construct dual telecommunication conduit entrances to the Building (as reasonably approved by Landlord), which may include the removal and replacement of curbing and/or sidewalks, and trenching and repairing portions of the parking lot and/or other common areas, all subject to Paragraph 4C below. Tenant agrees to cooperate and coordinate with other tenants of the Building desiring or constructing such dual telecommunication conduit entrances. Notwithstanding anything contained in this Lease Agreement to the contrary, all cabling and conduit, located on the exterior of the Premises shall become the property of Landlord upon the expiration of the Term and shall be surrendered with the Premises.

      3. installation of the following heating, ventilation, air conditioning systems, equipment or facilities ("HVAC"):

            (i) installation of such plumbing, cables, controls and accessory equipment to connect the Electrical Room to cooling equipment to be installed by Tenant.

            (ii) such equipment to provide Tenant' necessary HVAC capacity to the Premises, including but not limited to condensers on the exterior of the Building, or on the roof of the Building, at such location as approved by Landlord ("Cooling Equipment").

            (iii) in connection with the Cooling Equipment or other forms of cooling, such drains as Tenant deems necessary, subject to Paragraph 4C below.

            (iv) Tenant shall have the right to modify the Building's heating system servicing the Premises, subject to Paragraph 4C below.

            (v) Tenant shall modify the duct work and other modifications necessary to the Building's HVAC so as to service the office portions of the Premises.

      4. subject to the prior approval of Landlord, which approval shall not be unreasonably withheld or delayed, Tenant shall be entitled to reinforce the floor load capacity of the Premises. Tenant shall be responsible for assuring that its equipment and any of the Work performed within the Premises does not exceed the floor capacities of the Building and/or Premises and Tenant shall indemnify and hold Landlord harmless from all damage, liability and costs (including reasonable attorneys' fees) in the event it over-loads the floor capacity of the Premises, but only to the extent it exceeds 80 ppf live weight and 20 ppf dead weight.

      5. Tenant shall have the right to modify the Building's sprinkler system serving the Premises (including installation of a fire suppression system which may be independent of the Building's system or have the system servicing the Premises modified to a dry pipe system), pursuant to Final Plans to be approved by Landlord.

      6. Tenant shall have the right to install an emergency generator (the "Tenant Generator") either (at Landlord's election) in an enclosed pad on the roof of the Building or at the exterior of the Building in a location approved by Landlord, subject to the following:

      a. Tenant shall first obtain such governmental approvals, authorizations and permits as are required to install and operate the Tenant Generator.

      b. All plans and specifications for the installation of the Tenant Generator and its connection to the Premises must be approved, in advance, by Landlord. The installation of the Tenant Generator shall be performed in a manner approved by Landlord. The Tenant Generator may consist of up to 350 KW diesel generator and up to a related 1000 gallon fuel tank.

      c. Tenant shall pay the entire cost of installing the Tenant Generator, including any modifications to the generator area required to accommodate and screen the Tenant Generator.

      d. Tenant shall maintain the Tenant Generator and any related equipment, at its sole cost and expense, in good order and condition and will repair any damage to the Building and/or any other equipment caused by the Tenant Generator and/or its installation and/or removal. Landlord shall not be liable to Tenant or to any other person for any loss or damage to the Tenant Generator regardless of cause, other than the negligence or acts of Landlord, its agents or employees.

      e. Tenant shall have the right to install gas generator(s) in lieu of diesel. In either event: (i) any fuel tank shall be located above ground and within the frame of the generator, (ii) Tenant shall install such spill protection and other tank monitoring devices as shall be required by governmental codes and regulations, (iii) Tenant shall provide Landlord with copies of all warranties and evidence of any testing required by law, and (iv) Tenant shall indemnify Landlord from and against any and all costs and liability arising from a leak from such fuel tank, including, without Limitation, any clean-up costs.

      f. Upon the termination of the Lease Agreement, Tenant will have the right to remove the Tenant Generator, provided, (i) the Tenant Generator is removed within five (5) days following the termination of the Lease Agreement, and (ii) Tenant shall repair all damage to the Building and/or any other equipment caused by the removal of the Tenant Generator.

      C. All of Tenant's Work shall be performed in a good and workmanlike manner using first grade and new materials and to the extent any of such Work involves alteration or replacement of any existing equipment or facilities of the Building, Tenant shall use a standard and grade equal to or better than such existing equipment and facilities. To the extent any of Tenant's Work involves areas outside the Premises ("Exterior Work"), Tenant and its contractors shall coordinate all such Work with Landlord and Landlord's Building Manager, on a daily basis. All such Work, including the Exterior Work, shall be performed in a manner so as to not unreasonably disturb or interfere with the operations of the Building or other tenants of the Building; specifically, but not exclusively including, the performance of all such Work which may involve loud and/or irritating noises, vibrations, dust and/or odors after normal business hours (as defined in Paragraph 7D below). In all events, whenever the Tenant's Work involves the alteration and/or interference with any of the Building's systems, including, but not limited to, electrical, water, HVAC, sprinkler, plumbing and life/health/safety systems, Tenant shall indemnify and hold Landlord harmless with respect to any interruption of such systems to other portions of the Building and/or other tenants and the continued operational integrity of such systems as a result of the Work. In all events, Tenant, at is sole cost and expense, shall obtain all applicable governmental approvals with respect to the installation or doing of all Work including the Exterior Work. Tenant shall cause its contractors and subcontractors to utilize only those parking areas designated by Landlord, and to the extent such use utilizes parking spaces, Tenant shall utilize its parking licenses (as set forth in Paragraph 14D and Exhibit C below) for such purposes and Tenant shall be responsible for the license fees due thereunder during such parking use by Tenant's contractors and subcontractors. Landlord agrees to cooperate, at no cost to it, with respect to the obtaining of any such governmental approvals, such cooperation, however, shall not extend to providing any concessions to the governmental authority with respect to zoning, parking or other restrictions relating to the Building.

      D. Landlord agrees to make such alterations to the common area restroom facilities on the first floor as necessary so as to put them in compliance with Title III of the Americans with Disabilities Act of 1990 ("ADA"). Tenant shall perform its Work so as to be in compliance with the ADA.

ARTICLE 5 - POSSESSION

      A. Tenant shall have access and possession to the Premises pursuant to
Article 4 above. Construction delays affecting Tenant's Work due to material shortages, strikes, or acts of God, or otherwise shall in no event postpone the date of commencement of the Term of this Lease Agreement nor of the payment of rentals. By occupying the Premises as a Tenant, or to install fixtures, facilities or equipment, or to perform the Work, Tenant shall be conclusively deemed to have accepted the same, except for any latent defects affecting the Building. Immediately after Tenant's completion of its Work, Landlord and Tenant shall execute a ratification agreement which shall set forth the final commencement and termination dates for the Term and shall acknowledge the Minimum Rental, the square footage of the Premises, and delivery of the Premises in the condition required by this Lease Agreement.

      ARTICLE 6 - TENANT'S PRO RATA SHARE OF REAL ESTATE TAXES AND OPERATING EXPENSES ABOVE BASE

      A . Commencing with the first full calendar year subsequent to the commencement of the Term, during each full or partial calendar year during the Term of this Lease Agreement, Tenant shall pay to Landlord, as Additional Rental, the amounts by which actual Real Estate Taxes and Operating Expenses (both as hereafter defined) per square foot of rentable area in the Building multiplied by the number of square feet of rentable area in the Premises exceed the Real Estate Tax Base and the Operating Expense Base, respectively (both as hereafter defined) prorated for the period that Tenant occupied the Premises. In the event that during all or any portion of any calendar year, the Building is not fully rented and occupied Landlord may make any appropriate adjustment in occupancy-related Operating Expenses for such year for the purpose of avoiding distortion of the amount of such Operating Expenses to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing sound accounting and management principles to determine Operating Expenses that would have been paid or incurred by Landlord had the Building been 100% rented and occupied, and the amount so determined shall be deemed to have been Operating Expenses for such year. As used herein, the "Real Estate Tax Base" shall be $0.91 per rentable square foot times the rentable square feet contained within the Premises, and the "Operating Expense Base" shall be $3.34 per rentable square foot times the rentable square feet contained within the Premises. If the actual Real Estate Taxes or Operating Expenses per square foot times the rentable square feet contained within the Premises are less than the Real Estate Tax Base or Operating Expense Base, respectively, Tenant shall not be entitled to any refund or credit.

      B. Commencing with the first full calendar year subsequent to the commencement of the Term, Landlord shall, each year during the Term of this Lease Agreement, give Tenant an estimate of Operating Expenses and an estimate of Real Estate Taxes payable per square foot of rentable area for the coming calendar year. If either such estimate exceeds the respective Real Estate Tax Base or Operating Expense Base (as defined above), Tenant shall pay, as Additional Rental, along with its monthly Minimum Rental payments required hereunder, one-twelfth (1/12) of such excess estimated Operating Expenses and/or Real Estate Taxes and such Additional Rental shall be payable until subsequently adjusted for the following year pursuant to this Article.

      C. As soon as possible after the expiration of each calendar year beginning with the first full calendar year subsequent to the commencement of the Term, but in any event no later than ninety (90) days following the close of the calendar year, Landlord shall determine and certify to Tenant the actual Operating Expenses and Real Estate Taxes for the previous year per square foot of rentable area in the Building and the amounts applicable to the Premises. If such statement shows that Tenant's share of increases in Operating Expenses and Real Estate Taxes over the Operating Expense Base and the Real Estate Tax Base, respectively exceeds Tenant's estimated monthly payments for the previous calendar year, then Tenant shall, within twenty (20) days after receiving Landlord's certification, pay such deficiency to Landlord. In the event of an overpayment by Tenant, such overpayment (not to exceed the amount of the estimated payments) shall be refunded to Tenant, at the time of certification, in the form of an adjustment in the Additional Rental next coming due, or if at the end of the Term by a refund. By written notice given to Landlord no later than six (6) months following delivery of the written certification of Landlord, Tenant shall have the right to audit, or have audited the written certification and the books and records from which such certification is derived. Tenant shall pay the costs of any such audit, unless it is determined that Tenant's overpayment was more than five percent (5%) of the actual amount in which case Landlord shall reimburse Tenant for the reasonable cost of the audit.

      D. For purposes of this Article, the term "Real Estate Taxes" means the total of all taxes, fees, charges and assessments, general and special, ordinary and extraordinary, foreseen or unforeseen, which become due and payable upon the Building. All reasonable costs and expenses incurred by Landlord during negotiations for or contests of the amount of Real Estate Taxes shall be included within the term "Real Estate Taxes". For purposes of this Article, the term "Operating Expenses" shall be deemed to mean all costs and expenses directly related to the Building incurred by Landlord in the repair, operation, management and maintenance of the Building including interior and exterior and common area maintenance, management fees, cleaning expenses, energy expenses, insurance premiums, and the amortization of capital investments made to reduce operating costs or that are necessary due to governmental requirements, all in accordance with generally accepted accounting principles. Notwithstanding the foregoing, the parties acknowledge and agree that the janitorial services and electricity to the Electrical Room shall be supplied by Tenant at its costs and/or submetered and paid for by Tenant ("Tenant Supplied Utilities") and Tenant acknowledges that it shall be given no credit against Operating Expenses for those portions of the Premises being serviced by Tenant Supplied Utilities. The following shall not be included in Operating Expenses:

            (1) real estate brokerage and leasing commissions;

            (2) cost of alterations of any tenant's premises;

            (3) allowances or concessions provided to any tenant or occupant of the Building;

            (4) costs incurred to make major repairs or replacements of any defective initial construction of the Building and related appurtenances regardless of how such costs are characterized under generally accepted accounting principles;

            (5) legal expenses incurred in connection with the preparation or negotiation of leases, subleases, assignments or other lease-related documents with current, prior or prospective tenants or occupants of the Building;

            (6) marketing or advertising costs to solicit new tenants;

            (7) wages, salaries, fees, and fringe benefits paid to executive personnel or officers or partners of Landlord not having direct day to day responsibility for operating or providing services to the Building;

            (8) the cost, above any applicable deductible, of repairs or other work occasioned by fire, windstorm or other casualty of an insurable nature or by the exercise of eminent domain;

            (9) costs incurred for alterations, replacements or improvements that would be considered capital improvements under sound accounting and management principles consistently applied, except current amortization (together with interest of ten percent (10%) per annum on the unamortized amount) of the capital improvement cost over the reasonable useful life of the improvement where such capital improvement is reasonably necessary to improve the operation or maintenance efficiency of the Building or as otherwise expressly permitted above, provided that the amortization costs charged to direct costs for capital improvements to improve the operation or maintenance efficiency of the Building shall be limited to the estimated reduction in direct costs for the relevant years resulting from such capital improvements;

            (10) expenses in connection with services or other benefits of a type which are not provided or available to Tenant but which are provided to another tenant of the Building or to some other third party;

            (11) costs incurred due to violation by Landlord or any tenant of the Building of the terms or conditions of any lease;

            (12) Landlord's general overhead except as it directly relates to the management and operation of the Building;

            (13) all items and services for which any tenant reimburses Landlord or pays third persons;

            (14) ground lease rentals, principal or interest payments, refinancing charges or points, or penalties resulting from late payments by the Landlord, or depreciation;

            (15) costs incurred in connection with the cure or correction of latent defects at the Building and cost incurred in connection with the clean-up of Hazardous Substances from the Project or Building;

            (16) Landlord's cost of services sold separately to tenants for which Landlord is entitled to be reimbursed by such tenants as an additional charge;

            (17) costs incurred in connection with negotiations or disputes with tenants of the Building;

            (18) costs incurred in connection with renovating or otherwise improving or decorating leased space for other tenants or other occupants or vacant tenant space, other than common areas;

            (19) any particular item or service for which Tenant otherwise reimburses Landlord by direct payment;

            (20) any expense for which Landlord is compensated through proceeds of insurance or agreements of indemnity or surety bonds or guaranties;

            (21) any fines or penalties incurred due to actual or alleged violations by Landlord of any governmental rule or authority;

            (22) cost of legal, accounting and other professional services incurred by Landlord in connection with leasing activities or other activities which are not Operating Expenses, and costs of audits of any kind performed by tenants;

            (23) any bad debt loss, rent loss, or reserves for bad debt or rent loss;

            (24) Landlord's general corporate overhead and general administrative expenses; and

            25) Costs arising from Landlord's charitable or political contributions.

      E. Landlord may at any time designate a fiscal year in lieu of a calendar year and in such event, at the time of such a change, there may be a billing for the fiscal year which is less than 12 calendar months.

      F. Landlord reserves, and Tenant hereby assigns to Landlord, the sole and exclusive right to contest, protest, petition for review, or otherwise seek a reduction in the Real Estate Taxes. In the event of any reductions in the Real Estate Taxes due to Landlord's contesting the same which relate to taxes due and payable for a year during the Term, such tax reduction, after payment of Landlord's costs and expenses incurred in connection with effectuating such reduction, shall be retroactively given effect, and Tenant shall be refunded its Proportionate Share of said reduction (but not below the Real Estate Tax Base).

      G. Landlord shall keep and maintain records of all Operating Expenses, Real Estate Taxes for a period of not less than two (2) years. which records shall be made available to Tenant at reasonable times at Landlord's offices for inspection and copying by Tenant or its representatives, at Tenant's cost. If Tenant in good faith disputes the accuracy of the total amount of Operating Expenses or Real Estate Taxes, Tenant may audit Landlord's books and records by Tenant's representative. If such audit establishes that any of the actual Operating Expenses or Real Estate Taxes are less than Landlord's final determination thereof by four percent (4%) or more, then Landlord shall pay the cost of such audit. Any over-charged or under-paid amounts shall be reimbursed by the responsible party with thirty (30) days following delivery of such audit to Landlord, provided Landlord does not contest the same. Any amounts payable pursuant to this Lease Agreement shall continue to be paid during the pendency of any audit or dispute, but upon final determination or resolution of such dispute, any amounts payable by one party to the other hereunder shall bear interest at the rate of eight percent (8%) per annum.

ARTICLE 7 - UTILITIES AND SERVICE

      A. Landlord agrees to provided water and sanitary sewer services to the common area restrooms of the Building, together with janitorial supplies and cleaning services to such restroom facilities.

      B. Landlord agrees to furnish heat during the usual heating season and air conditioning during the usual air conditioning season, as well as electricity and janitorial services to the office areas of the Premises (all specifically excluded from the Electrical Room), on a 24-hour basis. Electricity to the Electrical Room shall be by separate submeter.

      C. No temporary interruption or failure of such services incidental to the making of repairs, alterations or improvements, or due to accidents or strike or conditions or events not under Landlord's control, shall be deemed as an eviction of the Tenant or relieve the Tenant from any of the Tenant's obligations hereunder. Notwithstanding the foregoing, if for any reason whatsoever, except due to force majeure or by any negligent act or omission or intentional misconduct of Tenant and as a result: (i) all or any portion of the Premises shall become untenantable (the "Untenantahle Premises") for the normal conduct of Tenant's business for a period of three (3) consecutive days, (ii) Tenant shall vacate the Untenantable Premises and cease doing business therein (provided, however, that the continued presence of Tenant's security personnel therein for the purposes of preservation of Tenant's property shall not constitute a failure by Tenant to vacate the Untenantable Premises) and (iii) Tenant shall give notice to Landlord of the facts set forth in clauses (i) and (ii) above, then in such event, the portion of the Rents allocable to the Untenantable Premises shall be fully abated for the period commencing on the day that all the conditions set forth in (i), (ii) and (iii) above shall first be satisfied and ending on the date that the Untenantable Premises shall be rendered usable for the normal conduct of Tenant's business and Landlord shall have given notice thereof (or the date Tenant shall re-occupy the Untenantable Premises for the normal conduct of its business, if earlier).

      D. For the purposes of this Article 7, normal business hours shall be deemed to mean the period of time between 8:00 a.m. and 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. Saturdays, and specifically excluding Sundays and legal holidays. Landlord agrees that Tenant shall have access to the Premises 24 hours per day, 7 days per week, however, after normal business hours such access may be subject to the use of security cards and other rules and regulations which Landlord may adopt from time to time with respect to the Building, provided the same are reasonable and are equally applicable to all tenants of the Building.

      E. Tenant shall have the right to place telecommunications equipment of its customers within the Premises ("Co-Location") and such Co-Location shall not be deemed an assignment or sublease under the terms of this Lease Agreement regardless whether a written agreement exists between Tenant and its customers.

      F. Tenant agrees prior to such time as it installs its own Tenant Generator (and during such time after Tenant has so installed its own Tenant Generator that it elects to continue to have available to it access to the Landlord's back-up emergency and UPS generator(s)) that it shall: i) pay to Landlord and additional $.50 per square foot of rentable area within the Premises, per annum, in monthly installments, as additional rent for each of Landlord's back-up emergency generator and its UPS generator (i.e. a total of $1.00 per square foot); and ii) pay to Landlord its proportionate costs of all maintenance of the Building's back-up emergency generator and UPS generator. Such proportionate use shall be based on electrical connected load hooked up to said generators as compared to electrical connected load of other tenants within the Building hooked up to said generators.

      G. If the Tenant installs its own Tenant Generator, Tenant shall cooperate with the Landlord in load shedding and/or peak moving program when requested by the electric utility supplier (Northern States Power Company). Tenant acknowledges that compliance with Northern States Power Company's load shedding program has resulted in lower electrical charges to Landlord and is expected to result in lower electrical charges to Tenant.

ARTICLE 8 - NON-LIABILITY OF LANDLORD

      Except in the event of negligence of Landlord, its agents, employees or contractors, or as specifically provided herein, Landlord shall not be liable for any loss or damage for failure to furnish heat, air conditioning, electricity, elevator service, water, sprinkler system or janitorial service. Landlord shall not be liable for personal injury, death or any damage from any cause about the Premises or the Building except if caused by Landlord's negligence or willful misconduct.

ARTICLE 9 - CARE OF PREMISES

        A.   Tenant agrees:

            1. To keep the Premises in as good condition and repair as they were in at the time Tenant took possession of same, reasonable wear and tear and damage from fire and other casualty for which insurance is normally procured excepted;

            2. To keep the Premises in a clean and sanitary condition;

            3. Not to commit any nuisance or waste on the Premises, overload the Premises or the electrical, water and/or plumbing facilities in the Premises or Building, throw foreign substances in plumbing facilities, or wastefully use any of the utilities furnished by Landlord;

            4. To abide by such rules and regulations as may from time to time be reasonably promulgated by Landlord;

            5. To obtain Landlord's prior approval (not to be unreasonably withheld) of the interior design of any portion of the Premises visible from the common areas or from the outside of the Building. "Interior design" as used in the preceding sentence shall include but not be limited to floor and wall coverings, furniture, office design, artwork and color scheme; and

              6. Tenant shall maintain, repair and replace, if necessary any and all equipment and/or facilities and/or trade fixtures which services, or is dedicated, solely or exclusively to the Premises and/or Tenant, whether initially installed by Landlord or Tenant, all at Tenant's sole cost and expense.

      B. If Tenant shall fail to keep and preserve the Premises in the state of condition required by the provisions of this Article 9, the Landlord may at its option put or cause the same to be put into the condition and state of repair agreed upon, and in such case the Tenant, on demand, shall pay the cost thereof.

      C. Landlord agrees to keep and maintain the common areas of the Building consistent with other Class B buildings in the Minneapolis central business district.

ARTICLE 10 - NON-PERMITTED USE

      A. Tenant agrees to use the Premises only for the purposes set forth in
Article 2 hereof. Tenant further agrees not to commit or permit any act to be performed on the Premises or any omission to occur which shall be in violation of any statute, regulation or ordinance of any governmental body or which will increase the insurance rates on the Building or which will be in violation of any insurance policy carried on the Building by the Landlord. Tenant, at its expense, shall comply with all governmental laws, ordinances, rules and regulations applicable to Tenant's particular use of the Premises and shall promptly comply with all governmental orders, rulings and directives for the correction, prevention and abatement of any violation upon, or in connection with Tenant's particular use of the Premises, including the making of any alterations or improvements to the Premises, all at Tenant's sole cost and expense. The Tenant shall not duster other occupants of the Building by making any undue or unseemly noise and shall not do or permit to be done in or about the Premises anything which will be dangerous to life or limb. In connection with the foregoing provision, Tenant covenants and agrees that it shall not store, process, produce or dispose of any flammables, explosives, radioactive materials, ACM's, polychlorinated biphenyls (PCB's), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous waste, toxic substances, petroleum and petroleum products, [ILLEGIBLE] carbons (CPC's) and substances declared to be hazardous or toxic (collectively "Hazardous Substances") in violation of any present or future Federal, state or local environmental law, ordinance or regulation ("Environmental Laws") upon the Premises or any part thereof without first obtaining Landlord's written consent, which consent may be withheld or denied in Landlord's sole discretion, provided that Landlord hereby consents to Hazardous substances in small quantities as are typically used in an office building (such as, toner, cleaning fluids, etc.). Tenant agrees to indemnify and defend and hold Landlord harmless from and against all fines, suits, claims, actions, damages, liabilities, costs and expenses (including reasonable attorney's fees) entered against Landlord arising out of and in any way connected with Tenant's failure to comply with its obligations of this Paragraph or arising from [ILLEGIBLE] (specifically including any diesel fuel), which indemnification shall survive the expiration of the termination of this Lease Agreement.

      B. Landlord represents that it was not the owner of the Building during construction, but to Landlord's actual knowledge [which is not based upon any outside investigation other than that certain Phase I Environmental Report prepared on behalf of the FDIC/RTC ("Environmental Report"), a copy of which has been provided to Tenant] that the Building was constructed using no asbestos or asbestos containing materials ("ACM"). Landlord hereby covenants that if, at any time during the Term of the Lease Agreement, as the same may be extended, "Hazardous Substances" are required to be removed, encapsulated or otherwise remediated by any legal governmental authority having jurisdiction over the Building, the presence for which Landlord is the "responsible party" and Tenant is not a "responsible party" (as defined by Environmental Laws) then Landlord shall so remediate the same as of required, at Landlord's sole cost and expense and not as a part of Operating Expenses. Landlord agrees to indemnify and defend and hold Tenant harmless from and against all fines, suits, claims, actions, damages, liabilities, costs and expenses (including attorneys' fees) asserted by such governmental authorities against Tenant arising out of or in any way connected with Landlord's failure to comply with its obligations in the preceding sentence, which indemnification shall survive the expiration or the termination of this Lease Agreement.

ARTICLE 11 - INSPECTION

      The Landlord or its employees or agents shall have the right without any diminution of rent or other charges payable hereunder by Tenant to enter the Premises at all reasonable times for the purpose of exhibiting the Premises to prospective tenants or purchasers, inspection, cleaning, repairing, testing, altering or improving the same or said Building, but nothing contained in this Article shall be construed so as to impose any obligation on the Landlord to make any repairs, alterations or improvements. Landlord's rights under this section shall be exercised in such a manner as to create the least practicable interference with Tenant's use and occupancy of the Premises. Except in the case of an emergency which makes notice to Tenant impractical, any entry on the Premises by Landlord shall be made at reasonable times after reasonable notice to Tenant. In exercising Landlord's rights of entry, Landlord shall comply with Tenant's reasonable security regulations of which Landlord has been advised of in writing. Landlord hereby recognizes that Tenant is engaged in a business that involves access to privileged and confidential matters and information and agrees to take reasonable precautions as to not compromise such confidentiality. Therefore Landlord agrees that Landlord may enter and pass through the Premises only when accompanied by a representative of Tenant, provided that Tenant agrees to make such representative available. Landlord agrees that it shall not enter the Premises for the purpose of exhibiting the Premises to prospective tenants, except during the last nine (9) months of any Term, or at any time when Tenant is in default.

ARTICLE 12 - ALTERATIONS

      Tenant will not make any alterations, additions or improvements in or to the Premises or add, disturb or in any way change any plumbing, wiring, life/safety or mechanical systems, locks, or structural portions of the Building without the prior written consent of the Landlord as to the character of the alterations, additions or improvements to be made, the manner of doing the work, and the contractor doing the work. Such consent shall not be unreasonably 6 6 0 withheld or delayed, if such alterations, repairs additions or improvements are required of Tenant or are the obligation of Tenant pursuant to this Lease Agreement. All such work shall comply with all applicable governmental laws, ordinances, rules and regulations. Tenant agrees to indemnify and hold Landlord free and harmless from any liability, loss, cost, damage or expense (including attorney's fees) by reasons of any said alteration, repairs, additions or improvements.

ARTICLE 13 - SIGNS

      Tenant agrees that no signs or other advertising materials shall be erected, attached or affixed to any portion of the interior or exterior of the Premises or the Building without the express prior written consent of Landlord. Landlord, at its sole cost and expense, shall install Building standard tenant graphics at the main entry to the Premises and an identification strip for Tenant on the Building's lobby directory.

ARTICLE 14 - COMMON AREAS

      A. Tenant agrees that the use of all corridors, passageways, elevators, toilet rooms, parking areas and landscaped area in and around said Building, by the Tenant or Tenant's employees, visitors or invitees, shall be subject to such reasonable rules and regulations as may from time to time be made by Landlord for the safety, comfort and convenience of the owners, occupants, tenants and invitees of said Building. Tenant agrees that no awnings, curtains, drapes or shades shall be used upon the Premises except as may be approved by Landlord, such approval not to be unreasonably withheld, delayed or conditioned,

      B. In addition to the Premises, Tenant shall have the right of non-exclusive use, in common with others, of (a) all unrestricted automobile parking areas, driveways and walkways, and (b) loading facilities, freight elevators and other facilities as may be constructed in the Building, all to be subject to the terms and conditions of this Lease Agreement and to reasonable rules and regulations for the use thereof as prescribed from time to time by Landlord.

      C. Landlord shall have the right to make changes or revisions in the site plan and in the Building so as to provide additional leasing area. Landlord shall also have the right to construct additional buildings on the land described on Exhibit A-2 for such purposes as Landlord may deem appropriate. Subject to Tenant's rights in respect of the Tenant Improvements, Landlord also reserves all airspace rights above, below and to all sides of the Premises, including the right to make changes, alterations or provide additional leasing areas, provided the same do not interfere with Tenant's operations on or from the Premises.

      D . Landlord and Tenant agree that Landlord will not be responsible for any loss, theft or damage to vehicles, or the contents thereof, parked or left in the parking areas of the Building and Tenant agrees to so advise its employees, visitors or invitees who may use such parking areas. The parking areas shall include those areas designated by Landlord, in its sole discretion, as either restricted or unrestricted parking areas. Any restricted parking areas shall be leased only by separate license agreement with Landlord. Landlord agrees to provide Tenant ___unassigned parking spaces and ____ assigned parking spaces pursuant to license agreements in the form of Exhibit C and Exhibit C-1 , respectively. The parking spaces being made available to Tenant pursuant to this Paragraph shall be made available at the commencement of the Term and continuing thereafter during the balance of the Term and Renewal Terms, but only to the extent Tenant continues the initial said number of parking spaces continuously. If Tenant should cease one or more such parking spaces, then Landlord shall not and does not guaranty that Tenant shall be entitled to subsequently have such parking spaces available to it.

ARTICLE 15 - ASSIGNMENT AND SUBLETTING

      A. Tenant agrees not to assign, sublet, license, or encumber this Lease Agreement, the Premises, or any part thereof, whether by voluntary act, operation of law, or otherwise without the specific prior written consent of Landlord; provided however, Landlord agrees not to unreasonably withhold, delay or deny such consent if: i) such assignment or sublease is in writing and the assignee or sublessee assumes all the obligations of Tenant under this Lease Agreement; ii) the proposed subtenant or assignee has a net worth of One Million Dollars ($1,000,000) or more at the time of such assignment or subletting iii) the remaining provisions of this Lease Agreement continue to be applicable; and
iv) Tenant shall remain liable hereunder. Landlord further hereby gives its consent (subject however to Tenant's providing ten (10) days prior written notice and clauses i), iii) and iv) above being applicable) in an [ILLEGIBLE] of this Lease Agreement or sublease of the Premises to an "Affiliate" of Tenant or to any entity into or with which Tenant is [ILLEGIBLE] substantially all the ownership interests or assets of Tenant; provided the survivor or transferee continues to operate the business of Tenant [ILLEGIBLE] hereof an Affiliate shall mean any party that is "related to" Tenant as that term is defined by Sec. 267(b) of the Internal Revenue Code of 1986. Consent by Landlord in one such instance shall not be a waiver of Landlord's rights under this Article as to requiring consent for any subsequent instance. In the event Tenant desires to sublet a part or all of the Premises, or assign this Lease Agreement, Tenant shall give written notice to Landlord at least thirty (30) days prior to the proposed subletting or assignment, which notice shall state the name of the proposed subtenant or assignee, the terms of any sublease or assignment documents and copies of financial reports or other relevant financial information of the proposed subtenant or assignee. At Landlord's option, any and all payments by the proposed assignee or sublessee with respect to the assignment of sublease shall be paid directly to Landlord. In any event no subletting or assignment shall release Tenant of its obligation to pay the rent and to perform all other obligations to be performed by Tenant hereunder for the Term of this Lease Agreement. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof.

      B. Notwithstanding anything to the contrary contained in this Article, Tenant may collaterally assign, mortgage, pledge, or hypothecate, without Landlord's consent, its interest in this Lease Agreement to any financing entity, or agent on behalf of any financing entity to whom Tenant: i) has obligations for borrowed money or in respect of guarantees thereof, ii) has obligations evidenced by bonds, debentures, notes, or similar instruments, or
iii) has obligations under or with respect to letters of credit, bankers' acceptances and similar facilities or in respect of guarantees thereof.

      C. Landlord's right to assign this Lease Agreement is and shall remain unqualified upon any sale or transfer of the Building and, providing the purchaser succeeds to the interests of Landlord under this Lease Agreement and assumes the Landlord's obligations hereunder, Landlord shall thereupon be entirely freed of all obligations of the Landlord accruing hereunder after such conveyance and shall not be subject to any liability resulting from any act or omission or event occurring after such conveyance.

ARTICLE 16 - LOSS BY CASUALTY

      If the Building is damaged or destroyed by fire or other casualty, the Landlord shall have the right to terminate this Lease Agreement, provided it gives written notice thereof to the Tenant within ninety (90) days after such damage or destruction. If a portion of the Premises or Building is damaged by fire or other casualty, and in the reasonable opinion of Landlord: i) the Premises cannot be restored to tenantable condition within a period of ninety
(90) days following the commencement of such restoration work, and/or ii) the cost of performing such restoration work exceeds the proceeds of Landlord's casualty insurance by more than $100,000, then Landlord shall not be required to make any repairs and Landlord shall have the right to terminate this Lease Agreement upon written notice to Tenant within thirty (30) days of the date of such fire or other casualty, in which event, this Lease Agreement shall terminate as of the date of such notice and Landlord and Tenant shall be released from any and all liability thereafter accruing hereunder. Landlord shall notify Tenant of its decision to rebuild or not within said thirty (30) day period. Anything herein to the contrary notwithstanding, if the Premises are destroyed or so damaged that they cannot be repaired and made tenantable within ninety (90) days following commencement of such restoration work, or so damaged that Landlord shall decide not to repair or rebuild, or Landlord decides to repair or rebuild, or Landlord decides to repair or rebuild, but does not restore the Premises to a tenantable condition within ninety (90) days after commencement of such restoration work (subject to an extension of up to an additional sixty (60) days due to causes beyond Landlord's control), then, in any of such instances, Tenant may terminate this Lease Agreement by giving notice to Landlord within thirty (30) days after Tenant's receipt of Landlord's notice or the expiration of said ninety (90) day period (as extended due to causes beyond Landlord's control, as set forth above as applicable, in which event this Lease Agreement shall terminate as of the date of such notice and Landlord and Tenant shall be released from any and all liability thereafter accruing hereunder. If this Lease Agreement has not been terminated by either Landlord or Tenant, then the rents due hereunder shall abate during such period of time as the Premises are untenantable, in the proportion that the untenantable portion of the Premises bears to entire Premises.

      16.1 If the Premises are to be repaired under this Article 16, Landlord shall repair any injury or damage to the Building itself and the Premises in substantially the condition the Premises were in at the execution of this Lease Agreement, specifically excluding any leasehold improvements constructed by Tenant, Tenant's Equipment or any Collateral, all of which shall be restored to the extent Tenant deems necessary, at Tenant's sole cost and expense. Tenant shall, at its own cost and expense, remove all of its furniture and other personal property from the Premises as Landlord shall reasonably require in connection with its repair and restoration of the Premises under this Article 16.

ARTICLE 17 - WAIVER OF SUBROGATION

      Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage or supplementary contract casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releasing party's policies shall contain a clause or endorsement to the effect that any such release would not adversely affect or impair said policies or prejudice the right of the releasing party to recover thereunder. Landlord and Tenant agree that they will request their insurance carriers to include in their policies such a clause or endorsement. If extra cost shall be charged therefore, each party shall advise the other of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.

ARTICLE 18 - EMINENT DOMAIN

      If the entire Building is taken by eminent domain, this Lease Agreement shall automatically terminate as of the date of taking. If a portion of the Building is taken by eminent domain, the Landlord shall have the right to terminate this Lease Agreement, provided it gives written notice thereof to the Tenant within ninety (90) days after the date of taking. If a portion of the Premises is taken by eminent domain and this Lease Agreement is not terminated by Landlord, Tenant shall have the right to terminate this Lease Agreement, provided it gives written notice thereof to Landlord within ninety (90) days of the date of taking. If neither Landlord nor Tenant terminates, then the Landlord shall, at its expense, restore the Premises to as near the condition which existed immediately prior to the date of taking as reasonably possible, and the rentals shall abate during such period of time as the Premises are untenantable, in the proportion that the untenantable portion of the Premises hears to the entire Premises. All damages awarded for such taking under the power of eminent domain shall belong to and be the sole property of Landlord, irrespective of the basis upon which they are awarded, provided, however, that nothing contained herein shall prevent Tenant from making a separate claim to the condemning authority for its moving expenses and trade fixtures. For purposes of this Article, a taking by eminent domain shall include Landlord's giving of a deed under threat of condemnation, and shall be deemed to occur on the earlier of the date fee simple title has vested or possession has been obtained by the taking authority.

ARTICLE 19 - SURRENDER

      On the last day of the Term of this Lease Agreement or on the sooner termination thereof in accordance with the terms hereof, Tenant shall peaceably surrender the Premises in good condition and repair consistent with Tenant's duty to make repairs as provided in Article 9 hereof. On or before said last day, Tenant shall at its expense remove all of its equipment from the Premises, repairing any damage caused thereby, and any property not removed shall be deemed abandoned, with the exception of any "Collateral" (as defined in Article 28 below) to the extent of any security interests by third parties. All alterations, additions and fixtures other than Tenant's trade fixtures, which have been made or installed by either Landlord or Tenant upon the Premises shall remain as Landlord's property and shall be surrendered with the Premises as a part thereof, or shall be removed by Tenant (unless such right to remove has been waived by Landlord pursuant to Article 4 above), in which event Tenant shall at its expense repair any damage caused thereby. It is specifically agreed that any and all telephonic, coaxial, ethernet, or other computer, word processing, facsimile, or electronic wiring installed by Tenant within the Premises (hereafter "Wiring") shall be removed at Tenant's cost at the expiration of the Term, unless Landlord has specifically requested in writing that said Wiring shall remain, whereupon said Wiring shall be surrendered with the Premises as Landlord's property. If the Premises are not surrendered at the end of the Term or the sooner termination thereof, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, claims made by any succeeding tenant founded on such delay. Tenant shall promptly surrender all keys for the Premises to Landlord at the place then fixed for payment of rental and shall inform Landlord of combinations on any locks and safes on the Premises.

ARTICLE 20- NON-PAYMENT OF RENT, DEFAULTS

      If any one or more of the following occurs: (1) a rent payment or any other payment due from Tenant to Landlord shall be and remain unpaid in whole or in part for more than ten (10) days after same is due and payable; (2) Tenant shall violate or default on any of the other covenants, agreements, stipulations or conditions herein, or in any parking agreement(s) or other agreements between Landlord and Tenant relating to the Premises, and such violation or default shall continue for a period of thirty (30) days after written notice from Landlord of such violation or default or if such violation or default shall reasonably require longer than thirty (30) days to cure, if Tenant shall fail to commence the cure of such default or violation within thirty (30) days after receipt of notice thereof and/or fail to prosecute a cure to completion with due diligence; (3) if Tenant shall commence or have commenced against Tenant proceedings under a bankruptcy, receivership, insolvency or similar type of action; or (4) if Tenant shall abandon the Premises; then it shall be optional for Landlord, without further notice or demand, to cure such default or to declare this Lease Agreement forfeited and the said Term ended, or to terminate only Tenant's right to possession of the Premises, and to re-enter the Premises, with or without process of law, using such force as may be necessary to remove all persons or chattels therefrom, and Landlord shall not be liable for damages by reason of such re-entry or forfeiture; but notwithstanding re-entry by Landlord or termination only of Tenant's right to possession of the Premises, the liability of Tenant for the rent and all other sums provided herein shall not be relinquished or extinguished for the balance of the Term of this Lease Agreement and Landlord shall be entitled to periodically sue Tenant for all sums due under this Lease Agreement or which become due prior to judgment, but such suit shall not bar subsequent suits for any further sums coming due thereafter. Tenant shall be responsible for, in addition to the rentals and other sums agreed to be paid hereunder, The cost of any necessary maintenance, repair, restoration, reletting (including related cost of removal or modification of tenant improvements) or cure as well as reasonable attorney's fees incurred or awarded in any suit or action instituted by Landlord to enforce the provisions of this Lease Agreement, regain possession of the Premises, or the collection of the rentals due Landlord hereunder. Tenant shall also be liable to Landlord for the payment of a late charge in the amount of 5% of the rental installment or other sum due Landlord hereunder if said payment has not been received within ten (10) days from the date said payment becomes due and payable, or cleared by Landlord's bank within three (3) business days after deposit. Tenant agrees to pay interest at the highest permissible rate of interest allowed under the usury statutes of the State of Minnesota, or in case no such maximum rate of interest is provided, at the rate of 12% per annum, on all rentals and other sums due Landlord hereunder not paid within ten (10) days from the date same become due and payable. Each right or remedy of Landlord provided for in this Lease Agreement shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease Agreement now or hereafter existing at law or in equity or by statute or otherwise.

ARTICLE 21 - LANDLORD'S DEFAULT

      Landlord shall not be deemed to be in default under this Lease Agreement until Tenant has given Landlord written notice specifying the nature of the default and Landlord does not cure such default within thirty (30) days after receipt of such notice or within such reasonable time thereafter as may be necessary to cure such default where such default is of such a character as to reasonably require more than thirty (30) days to cure.

ARTICLE 22 - HOLDING OVER

      Tenant will, at the expiration of this Lease Agreement, whether by lapse of time or termination, give up immediate possession to Landlord. If Tenant fails to give up possession Landlord may, at its option, serve written notice upon Tenant that such holdover constitutes any one of (i) creation of, a month to month tenancy, or (ii) creation of a tenancy at sufferance. If Landlord does not give said notice, Tenant's holdover shall create a tenancy at sufferance. In any such event the tenancy shall be upon the terms and conditions of this Lease Agreement, except that the Minimum Rental shall be 150% the Minimum Rental Tenant was obligated to pay Landlord under this Lease Agreement immediately prior to termination (in the case of tenancy at sufferance such Minimum Rental shall be prorated on the basis of a 365 day year for each day Tenant remains in possession); excepting further that in the case of a tenancy at sufferance, no notices shall be required prior to commencement of any legal action to gain repossession of the Premises. In the case of a tenancy at sufferance, Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, provided such damages shall not include consequential damages if such holdover is for five (5) business days or less. The provisions of this paragraph shall not constitute a waiver by Landlord of any right of re-entry as otherwise available to Landlord; nor shall receipt of any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease Agreement for a breach by Tenant hereof.

ARTICLE 23 - SUBORDINATION

      Tenant agrees that this Lease Agreement shall be subordinate to any mortgage(s) that may now or hereafter be placed upon the Building or any part thereof, and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements, and extensions thereof and to execute a specific subordination agreement (in a form reasonably requested by mortgagee) if so requested by Landlord, provided the mortgagee named in such subordination shall agree to recognize this Lease Agreement or Tenant in the event of foreclosure provided the Tenant is not in default by including non-disturbance language, in recordable form. In the event of any mortgagee electing to have the Lease Agreement a prior incumbrance to its mortgage, then and in such event upon such mortgagee notifying Tenant to that effect, this Lease Agreement shall be deemed prior in incumbrance to the said mortgage, whether this Lease Agreement is dated prior to or subsequent to the date of said mortgage. Landlord shall use its best efforts to obtain a non-disturbance agreement from the existing mortgagee (the Federal Deposit Insurance Corporation) and any future mortgagees, in a form reasonably satisfactory to such mortgagee and Tenant.

ARTICLE 24 - INDEMNITY, INSURANCE AND SECURITY

      A. Tenant will keep in force at its own expense for so long as this Lease Agreement remains in effect public liability insurance with respect to the Premises in which Landlord shall be named as an additional insured, in companies and in form acceptable to Landlord with a minimum combined limit of liability of Two Million Dollars (2,000,000.00). This limit shall apply per location. Said insurance shall also provide for contractual liability coverage by endorsement. Tenant shall further provide for business interruption insurance to cover a period of not less than six (6) months. Tenant will further deposit with Landlord the policy or policies of such insurance or certificates thereof, or other acceptable evidence that such insurance is in effect, which evidence shall provide that Landlord shall be notified in writing thirty (30) days prior to cancellation, material change, or failure to renew the insurance. Tenant further covenants and agrees to indemnify and hold Landlord and Landlord's manager of the Building harmless for any claim, loss or damage, including reasonable attorney's fees, suffered by Landlord, Landlord's manager or Landlord's other tenants caused by: i) any act or omission by Tenant, Tenant's employees or anyone claiming through or by Tenant in, at, or around the Premises or the Building; ii) the conduct or management of any work or thing whatsoever done by Tenant in or about the Premises; or iii) Tenant's failure to comply with any and all governmental laws, rules, ordinances or regulations applicable to Tenant's particular use of the Premises. If Tenant shall not comply with its covenants made in this Article 24, Landlord may, at its option, cause insurance as aforesaid to be issued and in such event Tenant agrees to pay the premium for such insurance promptly upon Landlord's demand.

      B. Tenant shall be responsible for the security and safeguarding of the Premises and all property kept, stored or maintained in the Premises. Landlord will make available to Tenant, at Tenant's request, the plans and specifications for construction of the Building and the Premises. Tenant represents that it is satisfied that the configuration of the Building and the Premises, including the location and dimensions of the floors, walls, windows, doors and means of access thereto are suitable for the particular needs of Tenant's business. The placement and sufficiency of all safes, vaults, cash or security drawers, cabinets or the like placed upon the Premises by Tenant shall be at the sole responsibility and risk of Tenant. Tenant shall maintain in force throughout the Term, insurance upon all contents of the Premises, including that owned by others and Tenant's equipment and any alterations, additions, fixtures, or improvements in the Premises acknowledged by Landlord to be the Tenant's.

      C. Landlord shall carry and cause to be in full force and effect a fire and extended coverage insurance policy on the Building, but not contents owned, leased or otherwise in possession of Tenant. Landlord will also keep in force during this Term public liability insurance with respect to the Building with a minimum combined limit of liability of $2,000,000. The cost of such insurance shall be an Operating Expense.

ARTICLE 25 - NOTICES

      All notices from Tenant to Landlord required or permitted by any provisions of this Lease Agreement shall be directed to Landlord postage prepaid, certified or registered mail or sent by U.S. express mail or any nationally recognized overnight carrier with a signed receipt obtained upon delivery, at the address provided for Landlord in the preamble to this Lease Agreement or at such other address as Tenant shall be advised to use by Landlord. All notices from Landlord to Tenant required or permitted by any provision of this Lease Agreement shall be directed to Tenant, postage prepaid, certified or registered mail or sent by U.S. express mail or any nationally recognized overnight carrier with a signed receipt obtained upon delivery, at:____________________________________________________________________________
_______________________________________________________________________________
Landlord and Tenant shall each have the right at any time and from time to time to designate one (1) additional party to whom copies of any notice shall be sent.

ARTICLE 26 - APPLICABLE LAW

      This Lease Agreement shall be construed under the laws of the State of Minnesota.

      fifty-fourth (54th) month of the Term), or ii) the seventh (7th) anniversary of the Term (if the Termination Notice is given after the fifty-fourth (54th) month but prior to the seventy-eighth (78th) month of the Term);

            iii. Tenant must not be in default either at the time of the Termination Notice nor at the Termination Date and Tenant must comply with all of the terms and conditions of this Lease Agreement (including surrender of the Premises as required by this Lease Agreement) through the Termination Date;

            iv. Tenant must accompany said Termination Notice with a "Termination Fee", which shall be equal to the unamortized "Transaction Costs" incurred by Landlord in entering into this Lease Agreement. Said unamortized Transaction Costs shall be equivalent to the remaining principal balance of a hypothetical loan as of the Termination Date, which originally had been made as of the commencement date of the Term, in the original principal amount equal to the Transaction Costs and amortized over the same number of months Tenant is to pay rent under the original Term of this Lease at 10.5 % per annum. For purposes of the foregoing, "Transaction Costs" shall mean any legal fees and brokerage fees paid in connection with this Lease, plus the amount of "free rent" provided to Tenant (which shall mean the period from the time Tenant is given access to the Premises, until Tenant commences paying Minimum Renal at the rate Tenant is required to pay rent at the commencement of the Term) in connection with the entering into of this Lease Agreement.

            v. In no event shall Tenant be entitled to terminate this Lease if it has exercised its rights to renew under Article I above.

      B. The rights provided to Tenant under this Article are personal to Tenant and shall expire automatically if Tenant assigns this Lease or subleases all or any portion of the Premises.

      C. Tenant's rights under this Article may be exercise only once, but at either of the two (2) time periods set forth above.

      D. Notwithstanding anything contained in this Article to the contrary, Tenant's rights under this Article shall become null, void and of no further force or effect if Tenant exercises its Expansion Right (as set forth in the following Article) at any time after the second (2nd) anniversary of the Term; provided that if Tenant exercises its Expansion Right at any time prior to the second (2nd) anniversary of the Term, then Tenant's rights under this Article shall be limited to Tenant's Termination Notice providing a Termination Date of midnight prior to the seventh (7th) anniversary of the Term.

ARTICLE 35 - LIMITED EXPANSION RIGHT

      A. Provided Tenant is not then in default under this Lease Agreement beyond the applicable grace period, Tenant shall have a first right of leasing on the space(s) on the contiguous first and second floors of the Building (hereafter referred to as the "Option Space"), in the event such Option Space becomes "Available for Leasing" (as defined below) during the original Term, subject to and conditioned upon the provisions of this Article (the "Expansion Right").

      B. Landlord shall notify Tenant ("Landlord's Notice") in the event any portion of the Option Space becomes "Available for Leasing"; or in the event Landlord has a third party interested in leasing any portion of the Option Space which is then "Available for Leasing". Tenant shall notify Landlord ("Tenant's Leasing Notice") within five (5) business days after its receipt of Landlord's Notice as to whether Tenant intends to exercise its Expansion Right with respect to said Option Space as so identified in Landlord's Notice, time being of the essence. If Tenant exercises its Expansion Right, it must do so with respect to all the Option Space as so identified in Landlord's Notice. In such event, Landlord and Tenant shall execute an amendment to the Lease Agreement incorporating the Option Space as so identified into the Premises at the Minimum Rent at the then applicable rates as set forth in the table of Paragraph 3B above. In the event Tenant fails to notify Landlord within the time period set forth above, Tenant's rights under this Article shall be null and void with respect to any lease entered into with respect to the original prospective Tenant for the Option Space as so identified in Landlord's Notice; provided such Expansion Right shall again be applicable in the event Landlord does not lease such Option Space to the original prospective Tenant within nine (9) months of the Landlord's Notice.

      C. Tenant's Expansion Right shall also include Tenant's providing Landlord a Tenant's Leasing Notice (in the first instance and not response to a Landlord's Notice) with respect to any Option Space contiguous to the Premises which is then "Available for Leasing" provided no Landlord's Notice has been given to Tenant with respect to any portion of such Option Space within the previous nine (9) months.

      D. The leasing of said Option Space shall commence as of the "Effective Date" (as set forth below) and shall be in said Option Space's, then "AS-IS" condition without any improvements, improvement allowances or other modifications to be made by Landlord. For purposes of this Article, the "Effective Date" shall mean the date on which Tenant shall begin paying rentals upon the Option Space after it has exercised its rights to said space; which shall be thirty (30) days after Tenant's Leasing Notice under this Article to Landlord exercising its rights hereunder (or such sooner date as Tenant takes possession of such Option Space). The provisions of this Lease Agreement governing alterations of the Premises shall apply with respect to the construction of any leasehold improvements Tenant desires to make to such Option Space.

      E. Notwithstanding anything to the contrary in the foregoing, if Tenant exercises its rights under this Article and there remains less than thirty-six
(36) months from the Effective Date to the expiration of the Term, then the Tenant shall not be entitled to exercise its rights under this Article unless it exercises its Option to Renew the Term.

      F. For purposes of this Article, "Available for Leasing" shall mean the Option Space is contiguous to the Premises (either to the sides of the Premises on the first floor of the Building, or immediately above the Premises on the second floor of the Building) and not subject to any existing (as of the date of this Lease Agreement) lease or first rights of refusal, first rights of negotiation, first rights of leasing, expansion rights, renewal rights and/or similar rights of any other third party tenant or such rights have been waived in writing (provided if all such rights are to expire within six (6) months, Landlord may make such Option Space Available for Leasing contingent upon the expiration of such rights). In any event Landlord shall be entitled to renew or extend any lease of an "Occupying Third Party" (as defined below), without providing Tenant a Landlord's Notice and without it being subject to any rights of Tenant under this Article. Tenants which are either presently occupying Option Space or may be so occupying in the future pursuant to a third party lease which was entered into after Tenant's rights were waived pursuant to Paragraph B of this Article shall be deemed to be an "Occupying Third Party".

      G. If the Lease Agreement or Tenant's right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise its rights under this Article, or if Tenant shall have subleased or assigned all or any portion of the Premises, then immediately upon such termination, sublease, or assignment, then this Article and Tenant's rights hereunder shall simultaneously terminate and become null and void. Such right is personal to Tenant. Under no circumstances whatsoever shall the assignee under a complete or partial assignment of the Lease, or a subtenant under a sublease of the Premises, have any right to exercise any rights under this Article or have any right to receive any Landlord's Notice.

          IN WITNESS WHEREOF, this Lease Agreement has been duly executed by the parties hereto as of the day and year indicated above.

TENANT: FRONTIER LOCAL SERVICES, INC.   LANDLORD: TIMESHARE SYSTEMS, INC.

By:__________________________________   By:___________________________________

Its:_________________________________   Its:__________________________________

By:__________________________________   By:___________________________________

Its:_________________________________   Its:__________________________________

DATE:________________________________   DATE:_________________________________


                              SCHEDULE OF EXHIBITS

               Exhibit A-1    Graphical depiction of Premises

               Exhibit A-2    Legal Description

               Exhibit B      License Agreement (Antenna)

               Exhibit C      License Agreement (Parking Lot Unassigned)

               Exhibit C-1    License Agreement (Parking Lot Assigned)

               Exhibit D      Rules and Regulations

                                   EXHIBIT A-1

                                (To be provided)

                                    EXHIBIT A-2

                                LEGAL DESCRIPTION

All of Block 7, Atwaters Addition to the Town of Minneapolis; all of Block 8, Morrison, Smith and Hancocks Addition to Minneapolis; and that part of 12th Avenue South, Morrison, Smith and Hancocks Addition to Minneapolis; and Atwaters Addition to the Town of Minneapolis, lying Southwesterly of a line connecting the most Easterly corner of Block 7, Morrison, Smith and Hancocks Addition to Minneapolis; and the most Northerly corner of Block 8, Morrison, Smith and Hancocks Addition to Minneapolis and Northeasterly of a line connecting the most Southerly corner of Block 7, Atwaters Addition to the Town of Minneapolis and the most Westerly corner of Block 8, Atwaters Addition to the Town of Minneapolis and that part of Block 8, Atwaters Addition to the Town of Minneapolis; except that part of said Block 8 which lies Northeasterly of the following described line:

Beginning at a point on the Southeasterly line of Lot 7, Block 8, distant 116.50 feet Southwesterly of the most Easterly corner thereof; thence run Northwesterly to a point on the Northwesterly line of the Southeasterly half of Lot 9, said Block 8, distant 10 feet Southwesterly of the Northeasterly line of said Lot 9, and there terminating.

Also except that part of the Northwesterly 1/2 of Lot 9, Block 8, Atwater's Addition to the Town of Minneapolis which lies Northeasterly of the following described line: Beginning at a point on the Southeasterly line of the Northwesterly 1/2 of Lot 9, Block 8, said Addition, distant 5 feet Southwesterly of the most Easterly corner thereof; thence run Northwesterly to the most Northerly corner of Lot 9 and there terminating.

All of Block 7, Morrison, Smith and Hancocks Addition to Minneapolis, except that part of Lots 9, 10, I I and 12 of said Block 7, described as follows:

Beginning at the most Northerly corner of said Lot 12; thence south 30 degrees 04 minutes 33 seconds West, on an assumed bearing, along the Northwesterly line of said Lot 12, a distance of 127.58 feet; thence Easterly, a distance of 259.94 feet along a non-tangential curve concave to the South having a radius at 240.00 feet, a central angle of 62 degrees 03 minutes 21 seconds and the chord of said curve bears North 89 degrees 04 minutes 43 seconds East; thence North 30 degrees 06 minutes 24 seconds East along the prolongation of a radial line of said curve, a distance of 0.08 feet to the Northeasterly line of said Lot 9; thence North 59 degrees 54 minutes 07 seconds West along the Northeasterly line of said Block 7, a distance of 212.08 feet to the point of beginning.

All according to the plats thereof on file and of record in the Hennepin County Recorders Office and in the Office of the Registrar of Titles, and situate in Hennepin County, Minnesota.

Part of the above shown below as Parcels 1 through 4, is Registered Property as evidenced by Certificate No. 830754. Said Registered Property is described as follows:

Parcel 1: Lots 3, 6, 8 and 9, Block 7;

That part of Lot 7, Block 7 lying Northeasterly of a line drawn parallel with and distant 96 feet Southwesterly of the Southwesterly boundary line of 5th Street;

The Northeasterly 60 feet of the Southwesterly 105 feet of Lot 1, Block 8;

Lots 2, 3, 4, 5, 6 and l0, Block 8;

That part of the Northwesterly 1/2 of vacated 12th Avenue south lying between the extensions across it of the Northeasterly and Southwesterly lines of said Lot 6, Block 7 and

That part of the Southeasterly 1/2 of vacated 12th Avenue South lying between the extensions across it of the Northeasterly and Southwesterly lines of said Northeasterly 60 feet of the Southwesterly 105 feet of Lot 1, Block 8, all in Atwaters Addition to the Town of Minneapolis.

Parcel 2: That part of the following described Tract:

The Northwesterly 27 feet of the Northeasterly 100 feet of Lot 7;

The Southwesterly 39 feet of the Northeasterly 139 feet of Lot 7;

The Northwesterly 1/2 of Lot 8 and

The Southeasterly 1/2 of Lot 9,

all in Block 8, Atwaters Addition to the Town of Minneapolis, which lies Southwesterly of a line drawn from a point on the Southeasterly line of said Lot 7, distant 116.50 feet Southwesterly of the most Easterly corner thereof to a point on the Northwesterly line of said Southeasterly 1/2 of Lot 9, distant 10 feet Southwesterly of the Northeasterly line thereof.

Parcel 3: Lots 3 and 8, Block 7,

That part of Lot 7, Block 7 lying Northeasterly of a line drawn parallel with and distant 96 feet Southwesterly of the Southwesterly boundary line of 5th Street

and

Lot 9, Block 7 except that part thereof lying Northerly of the following described line: Beginning at the most Northerly corner of Lot 12, said Block 7; thence South 30 degrees 04 minutes 33 seconds West, on an assumed bearing, along the Northwesterly line of said Lot 12, a distance of 127.58 feet; thence Easterly, distance of 259.94 feet along a non-tangential curve concave to the South, having a radius, of 240.00 feet, a central angle of 62 degrees, 03 minutes, 21 seconds and the chord of said curve bears North 89 degrees, 04 minutes, 43 seconds East, thence North 30 degrees, 06 minutes, 24 seconds East along the prolongation of a radial line of said curve, a distance of 0.08 feet to the Northeasterly line of said Lot 9 and said line there terminating, all in Morrison, Smith and Hancocks Addition to Minneapolis.

Parcel 4: That part of the Northwesterly 1/2 of vacated 12th Avenue south lying between the extensions across it of the Northeasterly line of Lot 7, Block 7, Morrison, Smith and Hancock's Addition to Minneapolis and a line drawn parallel to and distant 96 feet Southwesterly of the Northeasterly line of said Lot 7

Subject to minerals and mineral rights reserved by the State of Minnesota; (As to all of above land except Lot 3, Block 7 in Parcel 1; Lot 3, Block 7 in Parcel 3 and the above portion of Lot 9, Block 8 in Parcel 2; and except that part of Lot 6, Block 7 and of that part of the Northwesterly 1/2 of vacated 12th Avenue South in Parcel 1 lying Northeasterly of extensions across it of the Southwesterly lien of said Lot 6 and its extension);

Subject to covenants, restrictions, reservations and conditions subsequent, including a right of re-entry and forfeiture of title upon default as contained in Deed Doc. No. 1488605; (See lnst)

                                    EXHIBIT B

                           ANTENNAE LICENSE AGREEMENT

      This License Agreement (the "Agreement"), dated as of this 14th day of March, 1997, is between TIMESHARE SYSTEMS, INC. (the "Licensor"), having an address at 511 Eleventh Avenue South, Minneapolis, MN. 55415 and FRONTIER LOCAL SERVICES, INC. (the "Licensee"), having an address at 511 Eleventh Avenue South, Minneapolis, MN, 55415 (the "Premises").

      A. Licensor agrees to permit Licensee to utilize for purposes provided herein, the roof space (the exact location to be determined by Licensor with the reasonable consent of Licensee, but in no event shall such space exceed 500 contiguous square feet) on the building ("Building") In which the Premises are located (the "Roof Space"), from the date hereof and expiring August 31, 2017. Upon termination of Licensee's lease for the Premises for any reason (including the failure to renew the Term), this License Agreement arid the license created hereby shall automatically expire with said termination. The termination, cancellation or expiration of this License Agreement or the license created hereunder shall not be cause or grounds for the cancellation or termination of Licensee's lease for the Premises.

      B. Licensee may install, use and maintain on such Roof Space equipment ("Equipment") as described in Exhibit A attached hereto. If so requested by Licensor, Licensee shall, at its sole expense, install a screening and protective fence ("Fence") around the perimeter of the Roof Space. The Fence style and installation shall be subject to Licensor's prior approval.

      C. Licensor agrees that Licensee may run cables (the "Cables") between the Roof Space and the Licensee's Premises. Any damages to the Building or fixtures or equipment located upon or within the Building resulting therefrom shall be promptly repaired by Licensee.

      D. The Equipment and Fence shall remain the property of the Licensee or its contractor. Licensee shall at its cost remove such Equipment and Fence (and if so requested by Licensor, the Cables) at the expiration or sooner termination of the license granted hereunder or this License Agreement, and restore the Roof Space and Building to the condition they were in prior to Licensee's installation of the Equipment, Fence and Cables. The obligations to remove the Equipment, Fence and Cables and to restore and repair the Roof Space and Building shall survive the expiration or sooner termination of the license and this License Agreement.

      E. Licensee and/or its contractor shall bear all expenses in connection with the installation, use and maintenance of such Equipment, Fence and Cables and removal of the same. Licensee shall indemnify and hold Licensor harmless from and against liability, damages, costs and expenses, including reasonable attorneys' fees incurred by Licensor, arising out of Licensee's installation, use, maintenance and removal of the Equipment, Fence and Cables. This obligation shall survive the expiration, cancellation or termination of this License Agreement and the license created hereunder.

      F. Licensee and/or its contractor shall maintain in force during the term of this License Agreement comprehensive Liability insurance in amounts and in such form as reasonably satisfactory to Licensor, protecting Licensor against any liability, damages, cost or expenses, in connection with the installation, use, maintenance and removal of the Equipment, Fence and Cables and shall supply the appropriate certificates of such insurance upon request.

      G. Licensee and its contractors shall comply with all applicable federal, state and local laws, regulations, and building codes in connection with the installation, use, maintenance and removal of the Equipment, Fence and Cables. In the event any such laws, regulations, or codes requires physical improvements be made to the Building or other expenditures by or on behalf of the Building and/or its owner, the costs of the same shall be borne by Licensee. Notwithstanding the foregoing, any physical improvements, whether required by law, regulation, code or otherwise, shall be subject to Licensor's approval, which approval may be given or denied in Licensor's sole discretion. If any law, regulation or code prohibits or disallows the Equipment, Fence and/or Cables or the effective use of the license granted hereby, whether now or in the future, Licensor shall be entitled to terminate the license granted hereby, without penalty; and Licensee shall take such action so as to allow the Building to again be in compliance with such law, regulation or code, including, if necessary, the removal of the Equipment, Fence and/or Cables.

      H. Licensor agrees to permit Licensee reasonable access to the Roof Space and other areas so as to facilitate the installation, use, maintenance and removal of the Equipment, Fence, and Cables. Licensee shall have access to the Roof Space on a 24 hour per day, 7 days per week basis, in order to facilitate maintenance and repairs. Licensee agrees to sign the Building's log book on each occasion Licensee enters the Roof Space, during normal business hours. At times other than normal business hours, or when the Log book is not available for signing, Tenant shall page Landlord at 470-4500 or shall leave a message by calling 481-9999 or shall notify Landlord by such other reasonable means as Landlord shall inform Tenant in writing.

      I. Notwithstanding anything else contained herein to the contrary, the license granted herein is subject to the non' interference of Licensee's Equipment with the normal operation, functioning and use of any other equipment (whether owned by Licensor or by other licensees and/or tenants of Licensor) currently existing upon the roof of the Building. In the event of any such interference, Licensor may terminate the License granted hereunder if such interference is not corrected within three (3) days notice from Licensor to Licensee. Notwithstanding anything else contained herein to the contrary, Licensor does not guaranty nor warrant the reception, noninterference or effective use of Licensee's antenna, or Equipment, either at initial installation nor thereafter.

      J. Licensee shall be required to get prior approval from Licensor pertaining to the Antenna size, color, Fence specifications, location on roof, method of mounting and the location of all Cables. In no instance shall this installation breach or penetrate the roof membrane.

      K. Any notice required or desired under this License Agreement shall be deemed sufficiently given if given in compliance with the Licensee's lease agreement for the Premises.

      L. Licensee shall pay to Licensor, without set-off, or demand the sun of $0 per month for all Antennae (as listed on Exhibit A, or otherwise located on the Building pursuant to this License Agreement or the license created hereunder) for use of the roof space ("License Fee") during the Term of this License Agreement. Failure by Licensee to pay said License Fee shall entitle Licensor, upon 10 days written notice to Licensee, to terminate this License Agreement and the license created hereunder, and to such other relief as may be allowed by law or equity. No other Equipment or antennae shall be permitted by this license, without Licensor's prior written consent, which consent shall not be unreasonably withheld for a reasonable increase in equipment, provided the License Fee shall be increased to Licensor's then rate for each additional antennae.

      M. In the event of default by Licensee of any of the terms and conditions set forth in this License Agreement, whether suit be commenced or not, Licensee agrees to pay the attorneys' fees, costs and expenses of Licensor incurred in enforcing or attempting to enforce this License Agreement.

      N. Licensee shall operate the Licensee facilities in a manner that will not cause interference to Licensor and other Licensees of the Property provided that their installations predate that of the Licensee's facilities. All operations by Licensee shall be in compliance with all Federal Communications Commission ("FCC") requirements.

      O. Licensor waives any lien rights it may have concerning the Equipment which are deemed Licensee's personal property and not fixtures, and Licensee has the right to remove the same at any time without Licensor's consent.

      P. This Agreement may be terminated without further liability on thirty
(30) days prior written notice as follows: (i) by either party upon a default of any covenant or term hereof by the other party, which default is not cured within sixty (60) days of receipt of written notice or default provided that the grace period for any monetary default is ten (10) days from receipt of notice; or (ii) by Licensee for any reason or for no reason, provided Licensee delivers written notice of early termination to Licensor with a thirty (30) day notice provision prior to termination; or (iii) by Licensee if it does not obtain or maintain any license, permit or other approval necessary for the construction and operation of the Equipment; or (iv) by Licensee if Licensee is unable to occupy and utilize the Premises under Licensee's lease due to an action of the FCC, including without limitation, a take back of channels or change in frequencies; or (v) by Licensee if Licensee determines that the Premises are not appropriate for its operations for technological reasons, including, without limitation, signal interference.


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

                                    Equipment

Up to 100 antennae as well as related base site cabinets and any other appropriate ancillary equipment so long as it is contained within the 500 square foot roof space and does not exceed 10 feet in height. No additional antennae may be installed without Landlord's written consent.

                                    EXHIBIT C
                                LICENSE AGREEMENT
                          MINNEAPOLIS TECHNOLOGY CENTER
                            PARKING LOT (UNASSIGNED)

      This License Agreement Is made as of this 14th day of March, 1997, by and between TIMESHARE SYSTEMS, INC., a Minnesota corporation ("Licensor") and FRONTIER LOCAL SERVICES, INC. ("Licensee"),

      In consideration of the covenants and agreements contained herein, and other good and valuable consideration, receipt and sufficiency of which is acknowledged, Licensor and Licensee mutually agree as follows:

      1. GRANT: Licensor hereby grants to Licensee, for the sole purpose of parking the automobile(s) described in Licensee's application attached hereto, _____________________ (___) unassigned parking space(s) in the restricted parking areas of the West parking lot ("Lot") located at Minneapolis Technology Center, 511 South Eleventh Avenue South, Minneapolis, Minnesota.

      2. TERM: The term of this License commences this date and expires at midnight August 31, 2017.

      3. LICENSE FEE: Licensee shall pay as its fee for this License the sum of $95 per admittance card on or before the first day of each month to Timeshare Systems, Inc., 511 South Eleventh Avenue South, Minneapolis, Minnesota, 55415, or at such other address that Licensor may designate; together with any use, sales or other tax (excepting income tax) payable or which may become payable by Licensor as a result of said fee. In the event the term of this License commences on other than the first day of a month, the fee will be prorated for such month. The license fee shall commence on the date Licensor delivers a Lot gate operator(s) or admittance card(s) to Licensee. The license fee shall terminate on the expiration date of the license or on the date the Licensee returns the Lot gate operator(s) and/or admittance card(s) whichever occurs last. The fee for this License may be adjusted from time to time beginning September 1, 1998 to whatever fee Licensor is then charging for Lot parking stalls; provided that Licensor shall give thirty (30) days prior written notice of any such increase and Licensee may, within thirty (30) days subsequent to any such increase, terminate this License by giving ten (10) days written notice to Licensor.

      4. NEGATIVE COVENANTS: Licensee shall not:

            a) Park more than one (1) standard sized (or smaller) automobile per admittance card in the Lot, at any one time.

            b) Allow any non-authorized automobile to be parked in the Lot through use of Licensee's issued admittance card.

            c) Allow any automobile to be stored overnight in the Lot.

      Upon breach of any covenant set forth in this Paragraph 4 by Licensee, Licensor may, at its option, and in addition to Licensor's remedies provided in paragraph 5 hereof, charge Licensee the sum of $25.00 for each day of any such violation, and/or may tow or have towed any automobile which is parked in violation of any covenant set forth in this paragraph 4, and in such case Licensee agrees to pay Licensor as an additional license fee hereunder all towing and storage costs associated with said towing.

      5. RIGHT OF RE-ENTRY AND EXPIRATION: Licensee agrees that this License is made upon the condition that if the Licensee shall fail to pay the license fee within ten (10) days of when due, fail to keep any term or condition of this license, or shall neglect or fail to keep, observe and perform any of the rules and regulations from time to time adopted and promulgated by Licensor for the operation of the Lot, then in any of said cases the Licensor may immediately or at any time thereafter and without notice or demand, retake possession of the parking stall(s), without such re-taking working a forfeiture of the license fee to be paid by Licensee for the full term of this License. In the event of such retaking or at the end of the Term, Licensee agrees to return to Licensor any and all Lot gate operator(s) and/or admittance cards, upon notice from Licensor. Licensee shall pay to Licensor, Licensor's replacement/lost fee for all such operator(s) and/or admittance cards not returned.

      6. PARKING LOT OPERATION: It is specifically understood and agreed that the Lot area is operated without constant staffing and that Licensor shall not be responsible for any Loss, damage or casualty sustained by Licensee's automobile or for the loss of any articles, personal property or any such other items from Licensee's automobile.

      7. OFFICE LEASE: Licensee presently has (or is contemporaneously executing) a lease for office space within the Minneapolis Technology Center ("Office Lease").

            a) A termination of the Office Lease, whether by expiration of the term or otherwise, shall automatically constitute a termination of this License Agreement.

      8. AUTHORIZED VEHICLES: Licensee agrees, upon request from Licensor, to furnish Licensor or its authorized agent, the state automobile license number(s) assigned to those automobile(s) of those persons employed on the premises and who are designated by Licensee to use the Lot. Any such designation shall not exceed the number of stalls licensed hereunder. If any automobile of Licensee or of Licensee's officers, agents or employees who is not designated to park in the Lot is parked therein, then Licensee shall pay to Licensor an amount equal to $25 per day for each such vehicle for each day, or a part thereof, such amount to be due and payable by Licensee within three (3) days after demand therefor.

      9. CANCELLATION: Licensor shall have the right, upon thirty (30) days prior written notice to Licensee, to cancel this License Agreement and allow the Parking Lot to be used on an unrestricted basis for all tenants and their invitees. Licensee from and after the cancellation date specified in such written notice, shall have no further obligation for the payment of the fee hereunder but the use of such Parking Lot shall be subject to the terms of paragraphs 4(c), 6 and 7 hereof.

      10. LICENSE HOURS: Notwithstanding anything else contained herein to the contrary, the license granted hereunder shall be limited to the following hours:
Monday through Friday (legal holidays specifically excluded) from 7:00 a.m. to 6:00 p.m. Licensee specifically agrees that should Licensee violate the foregoing hours during a time period in which there is an event ("Event") at the Hubert H. Humphrey Metrodome (located across 11th Avenue from the Minneapolis Technology Center) Licensee shall pay to Licensor $25.00 for each such Event violation (or such higher rate which Licensor may then be charging for dome Event parking).

(LICENSEE)                       (LICENSOR)

FRONTIER LOCAL SERVICES, INC.    TIMESHARE SYSTEMS, INC.

By____________________________   By___________________________________

Its___________________________   Its__________________________________

Date:_________________________   Date:________________________________


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

                                    EXHIBIT D

                              RULES AND REGULATIONS

      1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person or vendor chosen by Landlord. In addition, Landlord reserves the right to change from time to time the format of the signs or lettering and to require previously approved signs or lettering to be appropriately altered.

      2. If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.

      3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Building. The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access to the Building of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants provided that nothing contained in this rule shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building,

      4. The directory of the Building will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

      5. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant's property by the janitor or any other employee or any other person.

      6. Landlord will furnish Tenant free of charge with two keys to each door in the Premises. Landlord may make a reasonable charge for any additional keys, and Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new or additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

      7. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

      8. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord.

      9. Tenant shall obtain Landlord's consent prior to placing a load upon any floor which may exceed the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position to all equipment, materials, furniture or other property brought into the Building, Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that my be transmitted to the structure of the Building or to any space in the Building to such a degree as to be objectionable to Landlord or to any tenant shall be placed and maintained by Tenant, at Tenant's expense on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

      10. Tenant shall not waste electricity, water or air conditioning. Tenant shall keep corridor doors closed.

      11. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays any person unless that person is known to the person or employee in charge of the Building as being an employee of Tenant and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.

      12. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

      13. The toilet rooms, toilets, urinals wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown into any of them, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

      14. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building except by virtue of a separate license negotiated with Landlord. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

      15. Except as approved by Landlord, Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

      16. No animals are allowed in the Building with the exception of seeing-eye or hearing animals. In the event any injuries are caused to Tenant's employees or invitees, the owner of said animal agrees to indemnify and hold the Landlord and its managing agent and all other tenants harmless from all costs (including reasonable attorneys' fees) with respect to the presence of any animals in the Building.

      17. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

      18. No cooking shall be done or permitted by any Tenant on the Premises, except by the Tenant of Underwriters' Laboratory approved microwave oven or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

      19. Tenant shall not use in any space or in the public hails of the Building any hand trucks except those equipped with the rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

      20. Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.


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

      21. The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instruction from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

      22. Parking is allowed between the hours of 7:00 a.m. to 6:00 p.m., Monday through Friday, holidays excepted, in the east parking lot only, subject to availability and at such rates as Landlord is then charging. Notwithstanding the foregoing, no parking is allowed during professional sporting events and/or other events occurring at the Hubert H. Humphrey Metrodome located at across 11th Avenue South from the Building. All visitors to the Building parking in such parking lot shall pay the then prevailing parking charges. Any visitor drop-offs are allowed only on the east side of the Building. Notwithstanding the foregoing, parking by Tenant pursuant to a specific license agreement shall be 24 hours per day, 7 days a week.

      23. Landlord may waive any one or more of these Rules arid Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building. The foregoing shall not be construed to allow Landlord to discriminatorily enforce these Rules and Regulations as against Tenant and not other tenants of the Building.

      24. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

      25. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order in and about the Building. Tenant agrees to abide by all such rules and regulations in this Exhibit stated and any additional rules and regulations which are adopted.

      26. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

  8/04/97, LBG, 718651M


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